UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K

ANNUAL REPORT PURSUANT TO REGULATION A

For the fiscal year ended:

December 31, 2025

ARRIVED HOMES 4, LLC
(Exact name of issuer as specified in its charter)

Delaware	92-1716073
State of other jurisdiction of incorporation or Organization	(I.R.S. Employer Identification No.)

1700 Westlake Ave North, Suite 200

Seattle, WA 98109

(Full mailing address of principal executive offices)

(814) 277-4833

(Issuer’s telephone number, including area code)

www.arrived.com
(Issuer’s website)

Arrived Series Breckenridge; Arrived Series Tyner; Arrived Series Cordelia; Arrived Series Allen; Arrived Series Sanford; Arrived Series Dan; Arrived Series Resolana; Arrived Series Westgate; Arrived Series Monterey; Arrived Series Gerald; Arrived Series Mystic; Arrived Series Nicole; Arrived Series Harold; Arrived Series Sandridge; Arrived Series Sullivan; Arrived Series Wendell; Arrived Series Wizard; Arrived Series Arnold; Arrived Series Cole; Arrived Series Annadale; Arrived Series Flintwood; Arrived Series Commodore; Arrived Series Cher; Arrived Series Sachi; Arrived Series Satjanon; Arrived Series Bristol; Arrived Series Westbury; Arrived Series Sonny; Arrived Series Arcola; Arrived Series Holly; Arrived Series Gentry; Arrived Series Cranberry; Arrived Series Troxler; Arrived Series Shawnee; Arrived Series Olivia; Arrived Series Prakash; Arrived Series Lendrum; Arrived Series Funderburk; Arrived Series Kern; Arrived Series Humphreys; Arrived Series Jasmine; Arrived Series Rose; Arrived Series Skitt; Arrived Series 500; Arrived Series Chesterfield; Arrived Series Brownster; Arrived Series Jennie; Arrived Series Rattler; Arrived Series Savannah; Arrived Series Travis; Arrived Series Hutchins; Arrived Series Kimble; Arrived Series Hawthorn; Arrived Series Garnet; Arrived Series Moraine; Arrived Series Ruby; Arrived Series Zube

(Title of each class of securities issued pursuant to Regulation A)

i

CAUTIONARY STATEMENT REGARDING Forward-Looking StatementS

The information contained in this Annual Report on Form 1-K (this “Form 1-K”) includes some statements that are not historical and that are considered “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of Arrived Homes 4, LLC (the “Company”), Arrived Fund Manager, LLC (the “manager”), each series of our Company and the Arrived platform (defined below); and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express the manager’s expectations, hopes, beliefs, and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Form 1-K are based on current expectations and beliefs concerning future developments that are difficult to predict. Neither our Company nor the manager can guarantee future performance, or that future developments affecting our Company, the manager or the Arrived platform will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are detailed under the headings “Summary – Summary Risk Factors” and “Risk Factors” in Post-Qualification Amendment No. 16 to our Offering Statement on Form 1-A filed by the Company with the Securities and Exchange Commission (the “Commission”), as may be amended, and in our subsequent reports and offering statements filed from time to time with the Commission. Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

ii

MARKET AND OTHER INDUSTRY DATA

This Form 1-K includes market and other industry data and estimates that are based on our management’s knowledge and experience in the markets in which we operate. The sources of such data generally state that the information they provide has been obtained from sources they believe to be reliable, but we have not investigated or verified the accuracy and completeness of such information. Our own estimates are based on information obtained from our and our affiliates’ experience in the markets in which we operate and from other contacts in these markets. We are responsible for all of the disclosure in this Form 1-K, and we believe our estimates to be accurate as of the date of this Form 1-K or such other date stated herein. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market and other industry data included in this Form 1-K, and estimates and beliefs based on that data, may not be reliable.

iii

Item 1. Description of Business

Company Overview – Our Mission

Arrived Homes 4, LLC, a Delaware series limited liability company, was formed in July 2023 to permit public investment in specific single-family rental homes. We believe people should have the freedom to move to pursue new opportunities in their lives while still having access to the wealth creation that long-term home ownership and real estate investment can provide. To support this idea, we are building what we believe to be a new model for home ownership and real estate investment that doesn’t lock people into a single home or city. We believe in passive income, conservative debt, freedom to move, diversification, and aligned incentives.

Arrived is a marketplace for investing in homes. We buy single family homes, lease them, divide them into multiple interests, and offer them as investments on a per interest basis through our web-based platform. Investors can manage their risk by spreading their investments across a portfolio of homes, they can invest in real estate without needing to apply for mortgages or take on personal debt, and they can move to new homes or cities and continue holding their Arrived investments without having to worry about selling homes they’re invested in.

Arrived does all of the work of sourcing, analyzing, maintaining, and managing all of the homes that we acquire. We analyze every home investment across several financial, market, and demographic characteristics to support our acquisition decision-making. Every investment we make is an investment in the communities in which Arrived operates, alongside other like-minded individuals. As our community network grows, so does our access to investment and housing opportunities.

Arrived rents the homes we acquire to tenants who can also invest through the same process as any other member of the Arrived platform, becoming part owners of the homes they’re living in at that time. By investing together, we align incentives towards creating value for everyone.

Our Series LLC Structure

Each single family rental home that we acquire will be owned by a separate series of our Company that we will establish to acquire that home. Each series may hold the specific property that it acquires in a wholly-owned subsidiary, which would be a limited liability company organized under the laws of the state in which the series property is located.

As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are segregated and enforceable only against the assets of such series, as provided under Delaware law. We intend for each series to elect and qualify to be taxed as a separate real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ending after the completion of the initial public offering of interests of such series.

Our Company’s core business is the identification, acquisition, marketing and management of individual single family rental homes for the benefit of our investors. Each series is intended to own a single property.

Investment Objectives

Our investment objectives are:

●	Consistent cash flow;

●	Long term capital appreciation with moderate leverage;

●	Favorable tax treatment of REIT income and long term capital gains; and

●	Capital preservation.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease.

Our Investment Criteria

Our home acquisition investments are evaluated against the following primary characteristics:

●	Capitalization rates greater than 5%. For this purpose, the capitalization rate reflects a series property’s annual rental income minus property management fees, local real estate taxes, property insurance, maintenance expenses, and marketing incentives, divided by the purchase price of the property;

●	Homes with a minimum of three (3) bedrooms and two (2) bathrooms;

●	Homes less than 30 years old;

●	Homes with a price range of $200,000 - $400,000 and a repair/improvement budget requirement of less than 20% of the home purchase price; and

●	Neighborhoods with median incomes that exceed the metropolitan statistical area, or MSA, median.

Our Investment Process

Our investment process leverages our network of renter demand, experienced team members, and data analysis to make our investment decisions:

●	Sourcing: Arrived will use an in-house acquisition team (using industry leading analysis and screening tools) in collaboration with local real estate professionals to find and source investment opportunities. The opportunities may include individual homes listed on the MLS, bulk rental home portfolios, BFR (“built-for-rent”) communities, and off-market deals sourced by our staff and from leads generated from our member network.

●	Due Diligence: Arrived evaluates potential investments against our stated investment criteria. Once a geographic market is selected, our due diligence will focus on the sub-market and the property itself. Value analysis will include projected rental rates and home values, relying on a combination of first-party data, automated valuation models, or AVMs, and third party independent appraisals. Property level analysis will look at standard risk factors including condition of title, structural defects in the home, environmental issues, and other hazards such as floods and earthquakes.

●	Investment Committee: Once our acquisition team recommends a home purchase, the investment committee will convene to review due diligence materials and issue a go/no-go decision.

●	Home Purchase: A home will be purchased either by the manager or an affiliate of the manager and then resold to a particular series or purchased directly by a series from a third-party seller, in accordance with the acquisition mechanics set forth below. Following acquisition of a property by a series, the property will be renovated, to the extent necessary, and then leased to a quality tenant on a 12-24 month lease. If a series property is renovated prior to the closing of the relevant series offering, the funds required for renovations will be forwarded to the series by the manager and repaid out of offering proceeds.

●	Ongoing Management: Arrived will partner with one or more third party independent property management firms in each of our markets. Arrived will place an initial tenant in a home from our member network and will assist with future tenant placements. The property management firm will maintain books and records, inspect each home and ensure that it is properly maintained, handle maintenance requests, and be responsible for landlord/tenant compliance. We intend that our preferred property management firms will utilize modern tech-enabled property management platforms with digital payment and communication features.

Our Manager

Our Company is managed by Arrived Fund Manager, LLC, a Delaware limited liability company and managing member of our Company, which we refer to herein as the “manager.” Pursuant to the terms of our operating agreement, the manager will provide certain management and advisory services to us and to each of our series and their subsidiaries, if any, as well as a management team and appropriate support personnel. The manager is a wholly owned subsidiary of our sponsor, Arrived Holdings, Inc., a Delaware corporation, which is an asset management company that operates a web-based investment platform, which we refer to as the Arrived platform, used by our Company for the offer and sale of interests in the series of our Company.

The nature of business to be conducted or promoted by us must at all times be to engage in any lawful act or activity for which LLCs may be organized under the Delaware Limited Liability Company Act.

Investment Strategy – Our Market Opportunity

Our investment strategy is to acquire, invest in, manage, operate, selectively leverage and sell single-family homes located in vibrant, growing cities across America. We believe that these markets offer investors a blend of attractive capitalization rates and a strong prospect for long-term property value appreciation.

Market Selection

We intend to focus our business efforts on the top 100 metropolitan statistical areas (“MSA”) with populations greater than 500,000, which exhibit the following characteristics:

●	Sufficient inventory to make it feasible to achieve scale in the local market (100 – 500 homes);

●	Job and income growth forecasts of 3% or greater;

●	Affordability with gross rent multiplier below 12. For this purpose, a gross rent multiplier (“GRM”) is the ratio of the price of the single-family home purchased to its annual rental income before accounting for expenses such as property taxes, insurance, and utilities; GRM is the number of years the property would take to pay for itself in gross received rent;

●	Large university and skilled workforce;

●	Popular with millennials; and

●	Favorable competitive landscape with respect to other institutional single-family residence buyers.

We focus on acquiring properties we believe (1) are likely to generate stable cash flows in the long term and (2) have significant possibilities for long-term capital appreciation, such as those located in neighborhoods with what we see as high growth potential and those available from sellers who are distressed or face time-sensitive deadlines.

We may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates of the manager, including present and future real estate investment offerings sponsored by affiliates of the manager.

Investments in Real Property

Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate. We will acquire such interests either directly or indirectly through limited liability companies or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with third parties, including developers of the properties, or with affiliates of the manager. In addition, we may purchase properties and lease them back to the sellers of such properties. Although we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, the Internal Revenue Service could challenge such characterization. If any such sale-leaseback transaction is recharacterized as a financing transaction for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed.

Our obligation to purchase any property generally will be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

●	plans and specifications;

●	evidence of marketable title subject to such liens and encumbrances as are acceptable to the manager;

●	auditable financial statements covering recent operations of properties having operating histories; and

●	title and liability insurance policies.

We may seek to enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that, if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations. In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased. The terms and conditions of any apartment lease that we enter into with our residents may vary substantially; however, we expect that a majority of our leases will be standardized leases customarily used between landlords and residents for residential properties. Such standardized leases generally have terms of one year or less. All prospective residents for our residential properties will be required to submit a credit application.

In purchasing, leasing and developing properties, we will be subject to risks generally incident to the ownership of real estate. For example, certain losses are not insurable and may only be insured subject to limitations. Insurance coverage may also vary based on the specific property, geography and market covered. Our insurance coverage generally varies based on replacement cost (estimated with a cost to square foot analysis based on the market and finish level). Although we also maintain an “all-perils policy” (with some standard exclusions) for each series property which seeks to provide insurance coverage for the properties at their full value, there is no guarantee that such coverage will actually be sufficient or cover all costs and damages in the case of any loss.

Leverage Policy

We may employ leverage to enhance total returns to our investors through a combination of senior financing on our real estate acquisitions, secured facilities, and capital markets financing transactions. We will seek to secure conservatively structured leverage that is long-term, non-recourse, non-mark-to-market financing to the extent obtainable on a cost effective basis. To the extent leverage is employed, it may come either in the form of government-sponsored programs or other long-term, non-recourse, non-mark-to-market financing. The manager may from time to time modify our leverage policy in its discretion. However, it is our policy not to borrow more than 69% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by the manager. To the extent a series does not employ leverage to fund the initial purchase of an asset, the series may subsequently determine to obtain financing for the asset in accordance with this leverage policy. In such a case, unless the financing (or any other refinancing) proceeds are needed, in the manager’s discretion, to fund the operations of an asset or reserves, the manager may determine to distribute all or a portion of such proceeds to investors.

Acquisition Mechanics

Typically, each series will acquire its series property prior to the commencement or closing of that series’ offering. Each series property will be fully described in the offering circular as it may be amended to include new series offerings. In each such offering circular, information relating to the series property being offered, such as the description and specifications of the series property, the purchase price of the series property and the relevant terms of purchase, will be disclosed.

It is not anticipated that a series will own any assets other than its series property, plus cash reserves for maintenance, insurance and other expenses pertaining to the series property and amounts earned by the series from the monetization of the series property, if any. Each series may hold the specific property that it acquires in a wholly-owned subsidiary, which would be a limited liability company organized under the laws of the state in which the series property is located.

A series may acquire its property either from an unaffiliated third party or from an affiliate of the manager. For a detailed description of our acquisition methods, please refer to Post-Qualification Amendment No. 16 to our Offering Statement on Form 1-A, filed with the Securities and Exchange Commission on January 22, 2026.

Operating Policies

Credit Risk Management. We may be exposed to various levels of credit and special hazard risk depending on the nature of our assets. The manager and its executive officers will review and monitor credit risk and other risks of loss associated with each investment. The manager will monitor the overall credit risk and levels of provision for loss.

Interest Rate Risk Management. We will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. We intend to minimize our interest rate risk from borrowings by attempting to “match-fund,” which means the manager will seek to structure the key terms of our borrowings to generally correspond with the expected holding period of our assets.

Equity Capital Policies. Under the operating agreement, we have the authority to issue an unlimited number of additional interests or other securities. After your purchase in any series offering, the manager may elect to: (i) sell additional securities in future private offerings, or (ii) issue additional securities in public offerings. To the extent we issue additional equity interests after your purchase in an offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your interests.

Additional Borrowings. We expect each series may seek, as applicable, to finance or refinance any outstanding indebtedness with an additional mortgage or other debt financing, including with either an affiliate or a third party. We expect that any third-party mortgage and/or other debt instruments that a series, or the Company on behalf of a series, enters into in connection with a financing or refinancing of a property will be secured by a security interest in the title of such property and any other assets of the series.

Disposition Policies

We intend to hold and manage the properties we acquire for a period of five to seven years. As each of our properties reaches what we believe to be its optimum value, we will consider disposing of the property. The determination of when a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing leases on a property may impact the potential sales price. The manager may determine that it is in the best interests of shareholders to sell a property earlier than five years or to hold a property for more than seven years. Additionally, any sale of a property will be subject to lessee rights and we would attempt to time property sales with lessee rights in mind, either by timing sales with anticipated lease terminations or by assigning an existing lease to the property buyer where allowed under applicable laws.

When we determine to sell a particular property, we will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions. We cannot assure you that this objective will be realized.

Following the sale of a property, the manager will distribute the proceeds of such sale, net of the property disposition fee as described below, to the interest holders of the applicable series (after payment of any accrued liabilities or debt on the property or of the series at that time).

Property Disposition Fee

Upon the disposition and sale of a series property, each series will be charged a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, title, escrow and closing costs. It is expected that this disposition fee charged to a series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the series, the manager will receive the difference as income.

Scaled Acquisition Fee

As a result of the manager’s relationships and transaction volume with certain sellers, the manager may be able to negotiate purchase price incentives, discounts or other reductions to or rebates on the purchase price of a series property that are not generally available to other purchasers. For each such series, the manager may charge a scaled acquisition fee equal to the lesser of (i) 20% of any such incentive or discount and (ii) $10,000. This fee will be paid from, and increase the total amount of, funds allocated to the acquisition of the series property at the closing of the offering.

Description of the Property Management Agreement

The Company will appoint an affiliate of the manager or a third-party property management company to serve as property manager to manage the underlying property of each series pursuant to a series specific property management agreement.

The services provided by the property manager will include:

●	Collecting rent and maintaining books and records;

●	Ensuring compliance with local landlord/tenant and other applicable laws;

●	Routine property maintenance and responding to tenant maintenance requests;

●	Handling tenant on-boarding (move-in) and move-out; and

●	Investigating, selecting, and, on behalf of the applicable series, engaging and conducting business with such persons as the property manager deems necessary to ensure the proper performance of its obligations under the property management agreement, including but not limited to consultants, insurers, insurance agents, maintenance providers, bookkeepers and accountants and any and all persons acting in any other capacity deemed by the property manager necessary or desirable for the performance of any of the services under the property management agreement.

Each property management agreement will terminate on the earlier of: (i) the manager’s discretion to terminate a property management agreement at pre-determined renewal periods or by paying a termination fee, (ii) after the date on which the relevant series property has been liquidated and the obligations connected to the series property (including contingent obligations) have been terminated, (iii) the removal of the manager as managing member of our Company and thus of all series (if the property manager is the manager), (iv) upon notice by one party to the other party of a party’s material breach of a property management agreement or (v) such other date as agreed between the parties to the property management agreement.

Each series will indemnify the property manager out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which it becomes subject by virtue of serving as property manager under the respective property management agreements with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Currently, we intend to enter into a property management agreement on behalf of each series with an affiliate of the manager or a third-party property management company. We reserve the right to change property managers at any time.

Property Management Fee

The Company will appoint an affiliate of the manager or a third-party property management company to serve as property manager to manage the property of each series pursuant to a property management agreement. The fee arrangement for the property management company is set forth below:

Marketplace Homes

As compensation for the services provided by the property manager, each series will be charged a property management fee of $70 on a monthly basis and paid to the property manager pursuant to the property management agreement.

The property manager for each series is specified in the latest Offering Circular under “The Series Properties Being Offered.”

Liquidity Platform

Overview of PPEX ATS Platform

The Company and its affiliates intend to enter into an arrangement with NCPS and its affiliates to facilitate secondary transactions in interests issued by the Company on the PPEX ATS. The PPEX ATS is owned and operated by NCPS. The arrangement with NCPS will be established to provide a venue for secondary trading of series interests and is designed to provide investors with an efficient means to buy and sell series interests in secondary transactions. The manager will enter into a brokerage agreement and a license agreement with the Executing Broker pursuant to which, subject to restrictions under state and federal securities laws and the transfer restrictions listed in the operating agreement, the Executing Broker is engaged to execute all resale transactions in interests based on the matching of orders on the PPEX ATS. The Executing Broker is a registered broker-dealer member of the PPEX ATS. NCPS is a broker-dealer registered with the Commission and a member of FINRA and SIPC. Neither the Company nor the manager matches any orders or executes or settles any transfer of interests with respect to secondary trading on the PPEX ATS. The manager may elect not to transmit to the Executing Broker or the PPEX ATS any order information submitted by users who have not previously purchased securities issued by the Company or its affiliates pursuant to Regulation A.

Secondary trades of series interests matched on the PPEX ATS are intended to comply with Blue Sky laws either through a manual exemption in states where available, through a direct filing with the state securities regulators where required, or as isolated non-issuer transactions.

Process for Secondary Transactions

During specific trading windows, which we expect to occur quarterly and announce at least a week in advance of such trading window, isolated non-issuer transactions in interests of one or more series may be effected during trading hours established by NCPS as operator of the PPEX ATS (“Market Hours”) in accordance with the following process. Investors can submit bid and ask quotes through the user interface provided by the Arrived platform during a trading window. The Arrived platform immediately and automatically routes the quotes (i) to the Executing Broker, and (ii) by virtue of the Executing Broker’s status as a member of the PPEX ATS, to the PPEX ATS, which is owned and operated by NCPS, a registered broker-dealer. The PPEX ATS then matches orders in accordance with the rules established by the PPEX ATS, but no matching of buyers and sellers will occur other than during Market Hours in a trading window. Bid and ask quotes submitted during a trading window and Market Hours may be immediately matched by the PPEX ATS, while bid and ask quotes submitted during a trading window, but outside of Market Hours are eligible to match only upon the next commencement of Market Hours. To the extent that any bid or ask quote that does not result in a match still exists at the end of a trading window, such quote will be cancelled at the end of the relevant trading window.

Once matched by the PPEX ATS, orders are executed by the Executing Broker. When a trade is executed, the Executing Broker transmits the applicable information (including the number of interests and price at which they are being sold or purchased) to the Arrived platform, where it is displayed to the relevant investor. During Market Hours in a particular trading window, the Arrived platform periodically sends instructions regarding the transfer of funds for executed trades via the Executing Broker to Modern Treasury, Inc., the third-party holder of investor funds (“Modern Treasury”), which then effectuates the funds transfer between the buyer and seller. After Market Hours end, the Executing Broker provides instructions regarding any transfers of interests between investor accounts to the transfer agent, which transfers the interests accordingly. The clearing process, which includes the transfer of funds and interests, will be completed within one to two days following the conclusion of the relevant trading window. Neither the Arrived Platform nor the Executing Broker clears or settles trades.

User Interface and Role of the Platform

The Arrived platform serves merely as the user interface for the purpose of enabling secondary market trading in interests. On the Arrived Platform, investors input the details of any orders to buy or sell interests in secondary transactions (including the number of interests subject to the offer to buy or sell, as the case may be, and the price, if any, at which such offer is being made), and the orders then are routed (i) to the Executing Broker, and (ii) by virtue of the Executing Broker’s status as a member of the PPEX ATS, to the PPEX ATS. The manager may elect not to transmit to the Executing Broker or the PPEX ATS any order information submitted by users who have not previously purchased securities issued by the Company or its affiliates pursuant to Regulation A. For clarity, because the Executing Broker is (i) a registered broker-dealer and a member of the PPEX ATS and (ii) licensed to use the Arrived Platform to access and transmit order information entered onto the Arrived platform by Investors, such order information is automatically routed from the Arrived platform to both the Executing Broker and the PPEX ATS simultaneously. After the Executing Broker has executed a trade, information about the matched orders and executed trade is then communicated by the Executing Broker to the buyer and seller using the Arrived platform’s user interface. The PPEX ATS accepts orders transmitted from the Arrived platform only because the Executing Broker (which is a member of the PPEX ATS) is licensed to use the Arrived platform’s technology to transmit order information.

For the avoidance of doubt, the decision whether to engage in secondary market trading is left solely to the individual investors. Neither the Company nor any of its affiliates acts as a broker or dealer, and none of them provide investors any direction or recommendation as to the purchase or sale of any interests in secondary market transactions. In addition, neither the Executing Broker nor NCPS makes any direction or recommendation as to the purchase or sale of any interests.

The Arrived platform acts as a user interface to receive information from, and deliver and display information to, investors and the registered broker-dealers. None of the Company, the manager, or Arrived Holdings, Inc. will receive any compensation for its role in the trading procedure unless and until it, or one of its affiliates, registers as a broker-dealer. The manager or one of its affiliates in the future may register as a broker-dealer under state and federal securities laws, at which time it may charge fees in respect of trading of interests.

Agreements Relating to Secondary Trading on the PPEX ATS

The Company intends to enter into an agreement (the “PPEX ATS Company Agreement”) with NCPS, pursuant to which NCPS will review the Company’s and series’ governing documents, offering materials and regulatory filings so that the PPEX ATS may serve as an available venue for the potential resale transactions in interests to be conducted in accordance with the process described above. The PPEX ATS provides a matching platform for the Executing Broker as a broker-dealer member of the PPEX ATS to submit bid and ask quotes to purchase or sell interests on behalf of, and as directed by, investors.

The manager intends to enter into a Software and Services License Agreement with NCIT, the parent company of NCPS. Under this agreement, the Arrived platform’s technology is connected via an application programming interface to the PPEX ATS to facilitate the routing of information from the Arrived platform as a user interface to the PPEX ATS as described above.

The Company also intends to enter into an agreement with the Executing Broker (the “Secondary Brokerage Agreement”), separate and apart from the Broker Dealer Agreement. Pursuant to the Secondary Brokerage Agreement, the Executing Broker will perform certain services in support of the secondary trading of interests on the PPEX ATS and will ultimately be responsible for the execution of secondary trades of interests. As compensation, the Executing Broker will receive up to 5% of the gross proceeds received related to each transaction (2.5% from the buyer and 2.5% from the seller involved in such transaction). The manager may, from time to time and at its sole discretion, opt to pay the compensation earned by the Executing Broker in connection with its services related to the PPEX ATS.

Asset Management Fee

Each series will pay the manager an annual asset management fee equal to six tenths of a percent (0.6%) of the purchase price of the series property for that series. This fee will be paid out of the net operating rental income of a series on a quarterly basis.

Operating Expenses

Each series of our Company will be responsible for the following costs and expenses attributable to the activities of our Company related to such series (we refer to these as Operating Expenses):

●	any and all fees, costs and expenses incurred in connection with the management of a series property, including Home Ownership Association (“HOA”) fees, income taxes, marketing, security and maintenance;

●	any fees, costs and expenses incurred in connection with preparing any reports and accounts of each series, including any blue sky filings required in order for interest in a series to be made available to investors in certain states and any annual audit of the accounts of such series (if applicable) and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

●	any and all insurance premiums or expenses, including directors and officers insurance of the directors and officers of the manager or a property manager, in connection with the series property;

●	any withholding or transfer taxes imposed on our Company or a series or any of the members as a result of its or their earnings, investments or withdrawals;

●	any governmental fees imposed on the capital of our Company or a series or incurred in connection with compliance with applicable regulatory requirements;

●	any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against our Company, a series or a property manager in connection with the affairs of our Company or a series;

●	the fees and expenses of any administrator, if any, engaged to provide administrative services to our Company or a series;

●	any fees, costs and expenses of a third-party registrar and transfer agent appointed by the manager in connection with a series;

●	the cost of the audit of our Company’s annual financial statements and the preparation of its tax returns and circulation of reports to investors;

●	the cost of any audit of a series annual financial statements and the fees, costs and expenses incurred in connection with making of any tax filings on behalf of a series and circulation of reports to investors;

●	any indemnification payments to be made pursuant to the requirements of the operating agreement;

●	the fees and expenses of our Company’s or a series’ counsel in connection with advice directly relating to our Company’s or a series’ legal affairs;

●	the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by the manager in connection with the operations of our Company or a series; and

●	any similar expenses that may be determined to be Operating Expenses, as determined by the manager in its reasonable discretion.

The manager will bear its own expenses of an ordinary nature, including all costs and expenses on account of rent, supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures.

If the Operating Expenses exceed the amount of revenues generated from a series property and cannot be covered by any Operating Expense reserves on the balance sheet of such series property, the manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the applicable series, on which the manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such series property (which we refer to as Operating Expenses Reimbursement Obligation(s)), and/or (c) cause additional interests to be issued in such series in order to cover such additional amounts.

Allocations of Expenses

To the extent relevant, Offering Expenses, Acquisition Expenses, Operating Expenses, revenue generated from series properties and any indemnification payments made by the manager will be allocated among the various series interests in accordance with the manager’s allocation policy set forth below. The allocation policy requires the manager to allocate items that are allocable to a specific series to be borne by, or distributed to (as applicable), the applicable series. If, however, an item is not allocable to a specific series but to our Company in general, it will be allocated pro rata based on the value of the series properties or the number of properties, as reasonably determined by the manager or as otherwise set forth in the allocation policy. By way of example, as of the date hereof, it is anticipated that revenues and expenses will be allocated as follows:

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific series property)
Revenue	Each of the series will have monthly rental income from the series property.	Allocable directly to the applicable series property

Acquisition Expenses	Appraisal and valuation fees (if incurred pre-closing)	Allocable directly to the applicable series property

	Appraisal and valuation fees (if incurred post-closing)	Allocable directly to the applicable series property

	Pre-purchase inspection	Allocable directly to the applicable series property

	Closing Costs	Allocable directly to the applicable series property

	Interest expense, if any, when an underlying series property is purchased by a series through a loan prior to the closing of a series offering	Allocable directly to the applicable series property

Offering Expenses	Legal expenses related to the preparation of regulatory paperwork (offering materials) for a series	Not allocable; to be borne by the manager

	Audit and accounting work related to the regulatory paperwork or a series	Allocable directly to the applicable series property

	Compliance work including diligence related to the preparation of a series	Not allocable; to be borne by the manager

	Insurance of a series property as at time of acquisition	Allocable directly to the applicable series property

	Broker fees other than cash commissions (e.g., expense reimbursement)	Not allocable; to be borne by the manager

	Brokerage fee payable per filing of a Form 1-A Post-Qualification Amendment ($1,000 per 1-A POS)	Allocable directly to the applicable series

	Preparation of marketing materials	Not allocable; to be borne by the manager

Operating Expense	Property management fees	Allocable directly to the applicable series property

	Asset management fees	Allocable directly to the applicable series property

	Audit and accounting work related to the regulatory paperwork of a series	Allocable pro rata to the number of series properties

	Security (e.g., surveillance and patrols)	Allocable pro rata to the value of each series property

	Insurance	Allocable directly to the applicable series property

	Maintenance	Allocable directly to the applicable series property

	Property marketing or lease concessions, including special offers and terms	Allocable directly to the applicable series property

	Property disposition fee	Allocable directly to the applicable series property

	Interest expense, if any, when a series property holds any type of term loan or line of credit	Allocable directly to the applicable series property

	Audit, accounting and bookkeeping related to the reporting requirements of a series	Allocable pro rata to the number of series properties

Indemnification Payments	Indemnification payments under the operating agreement	Allocable pro rata to the value of each series property

Notwithstanding the foregoing, the manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to the investors.

The Arrived Platform

Arrived Holdings, Inc., the sole member of Arrived Fund Manager, LLC, our manager, owns and operates a web-based and mobile accessible investment platform, the Arrived platform. Through the use of the Arrived platform, investors can browse and screen the investments offered by each of our series, now existing or to be formed by our Company in the future, and electronically sign legal documents to purchase series interests.

Competition

There are a number of established and emerging competitors in the real estate investment platform market. The market is fragmented, rapidly evolving, competitive, and with relatively low barriers to entry. We consider our competitive differentiators in our market to be:

●	our focus on the single-family residential rental market;

●	the ability for users to select which rental properties they would like to invest in;

●	consistent rental income with use of moderate amounts of leverage;

●	our unique investment strategy and approach to market selection;

●	lower minimum investment amounts; and

●	favorable tax treatment associated with REIT elections.

We face competition primarily from other real estate investment platform companies such as Roofstock, Inc., Fundrise LLC, and Compound Projects, LLC, as well as a range of emerging new entrants. In order to compete, we work tirelessly to innovate and improve our products, while at the same time preserving our unique culture and approach.

Conflicts of Interest

Conflicts of interest may exist or could arise in the future with the manager and its affiliates and our officers and/or directors who are also officers and/or directors of the manager. Conflicts may include, without limitation:

●	Each of our executive officers will also serve as an officer of the manager and its affiliated entities. As a result, these persons will have a conflict of interest with respect to our agreements and arrangements with the manager and/or affiliates of the manager, which were not negotiated at arm’s length, and their terms may not have been as favorable to us as if they had been negotiated at arm’s length with an unaffiliated third party. The manager is not required to make available any particular individual personnel to us.

●	Our executive officers will not be required to devote a specific amount of time to our affairs. As a result, we cannot provide any assurances regarding the amount of time the manager will dedicate to the management of our business. Accordingly, we may compete with manager and any of its current and future programs, funds, vehicles, managed accounts, ventures or other entities owned and/or managed by the manager or one of its affiliates, which we refer to collectively as the manager-sponsored vehicles, for the time and attention of these officers in connection with our business. We may not receive the level of support and assistance that we might otherwise receive if we were internally managed.

●	Some or all of the series will acquire their properties from the manager or from an affiliate of the manager. Prior to a sale to a series, the manager will acquire a property, repair and improve the property, and seek to place a tenant in the property. The manager will then resell the property to a series at a value determined by the manager or affiliate of the manager, which may reflect a premium over the manager’s investment in the property. Accordingly, because the manager will be an interested party with respect to a sale of a property that it owns to a series, the manager’s interests in such a sale may not be aligned with the interests of the series or its investors. There can be no assurance that a property purchase price that a series will pay to the manager will be comparable to that which a series might pay to an unaffiliated third party property seller.

●	The manager may in the future form or sponsor additional manager-sponsored vehicles, which could have overlapping investment objectives. To the extent we have sufficient capital to acquire a property that the manager has determined to be suitable for us, that property will be allocated to us.

●	The manager does not assume any responsibility beyond the duties specified in the operating agreement and will not be responsible for any action of our board of directors in following or declining to follow the manager’s advice or recommendations. The manager’s liability is limited under the operating agreement and we have agreed to reimburse, indemnify and hold harmless the manager and its affiliates, with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of, or arising from acts or omissions of, such indemnified parties not constituting bad faith, willful misconduct, gross negligence or reckless disregard of the manager’s duties under the operating agreement which has a material adverse effect on us. As a result, we could experience poor performance or losses for which the manager would not be liable.

Employees

Our Company does not have any employees. All of the officers and directors of our Company are employees of the manager.

Legal Proceedings

None of our Company, any series, the manager, or any director or executive officer of our Company or the manager is presently subject to any material legal proceedings.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operation

Overview

Arrived Homes 4, LLC, a Delaware series limited liability company, was formed in July 2023 to permit public investment in individual residential properties. We believe people should have access to the wealth creation that real estate investment can provide. We believe in passive income, conservative debt, diversification, and aligned incentives.

Arrived is a marketplace for investing in real estate. We buy residential properties, divide them into multiple interests, and offer them as investments on a per interest basis through our web-based platform. Investors can manage their risk by spreading their investments across a portfolio of homes and they can invest in real estate without needing to apply for mortgages or take on personal debt.

Arrived does all of the work of sourcing, analyzing, maintaining, and managing all of the residential properties that we acquire. We analyze every property investment across several financial, market, and demographic characteristics to support our acquisition decision-making. Every investment we make is an investment in the communities in which Arrived operates, alongside other like-minded individuals. As our community network grows, so does our access to investment and housing opportunities.

Arrived arranges for a property manager to operate the properties as single-family rentals for tenants who can also invest through the same process as any other member of the Arrived platform, becoming part owners of the homes they’re staying in at that time. By investing together, we align incentives towards creating value for everyone.

Since its formation in July 2023, our Company has been engaged primarily in acquiring properties for its series offerings, developing the financial, offering and other materials to facilitate fundraising, and taking the steps necessary to effectuate the series offerings and the management of the associated series properties. As of December 31, 2025 and 2024, our Company has acquired 66 and 31 properties, respectively.

Emerging Growth Company

We may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Distributions

In order to qualify as a REIT, a series must distribute annually to investors at least 90% of its REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain), and to avoid federal income and excise taxes on retained taxable income and gains it must distribute 100% of such income and gains annually. Our manager may authorize distributions in excess of those required for us to maintain our REIT status and/or avoid such taxes on retained taxable income and gains depending on our financial condition and such other factors as our manager deems relevant.

Our Company expects the manager to make distributions of any free cash flow on a monthly or other periodic basis as determined by the manager. However, the manager may change the timing of distributions in its sole discretion. Investors will be required to update their personal information on a regular basis to make sure they receive all allocated distributions. We will utilize a “mobile wallet” feature for payment of distributions (the “Arrived Homes Wallet”). The Arrived Homes Wallet will be used to allow investors to pay for subscriptions, receive distributions and reinvest distributions.

Valuation Policies

Following the six-month introductory period, at the end of each quarterly period, our manager’s internal accountants and asset management team will calculate a net asset value (“NAV”) per interest for each series using a process that reflects, among other matters:

●	an estimated value of the series property, as determined by the manager’s asset management team, including related liabilities, based upon (a) information from publicly available sources related to (i) market rents, comparable sales information and interest rates and (ii) with respect to debt, default rates and discount rates, and (b) in certain instances, reports regarding the underlying real estate provided by an independent valuation expert or automated valuation models;

●	the price of liquid assets for which third party market quotes are available;

●	accruals of our periodic distributions on interests in the series; and

●	estimated accruals of the revenues, fees and expenses of the series where we will (a) amortize the brokerage fee, offering expenses and sourcing fee over five years and (b) include accrued fees and operating expenses, accrued distributions payable, accrued management fees and any inter-company loans extended to the series by our manager.

Such determinations may include subjective judgments by the manager regarding the applicability of certain inputs to market rents and comparable sales information. While we do look at capitalization rates to help us determine whether or not to acquire a property (see “Description of Business - Our Investment Criteria” in our latest Offering Circular), we do not utilize a capitalization rate approach in determining NAV, because given the nature of the series properties as primary residences, we do not believe that the value of a series’ primary asset can be determined based solely on the series’ rental revenues as the resale value of such asset will be decided independently of the success of such rental revenues.

Note, however, that the determination of the NAV for the interests of each series is not based on, nor intended to comply with, fair value standards under U.S. Generally Accepted Accounting Principles (“GAAP”), and such NAV may not be indicative of the price that we would receive for our assets at current market conditions. In instances where we determine that an appraisal of the series property is necessary, including, but not limited to, instances where the manager is unsure of its ability on its own to accurately determine the estimated value of such series property, or instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, we will engage an appraiser that has expertise in appraising residential real estate assets, to act as our independent valuation expert. The independent valuation expert is not responsible for, nor for preparing, our NAV per interest. See “Description of the Securities Being Offered⸺Valuation Policies” in our latest Offering Circular for more details about the NAV and how it will be calculated, including the subsection “NAV Estimates Determination and Valuation Methodology” for additional information regarding our manager’s NAV valuation methodology.

Critical Accounting Policies

Our accounting policies will conform with GAAP. The preparation of financial statements in conformity with GAAP will require us to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. We intend to make these estimates and assumptions in an appropriate manner and in a way that accurately reflects our financial condition. We will continually test and evaluate our estimates and assumptions using our historical knowledge of the business, as well as other factors, to ensure that they are reasonable for reporting purposes. However, actual results may differ from our estimates and assumptions.

We believe our critical accounting policies govern the significant judgments and estimates used in the preparation of our financial statements. Please refer to Note 2, Summary of Significant Accounting Policies, included in the financial statements, for a more thorough discussion of our accounting policies and procedures.

Operating Results

Revenues

Revenues are generated at the series level and are derived from leases on the series property. All revenues generated by each series during the years ended December 31, 2025 and 2024 are listed in the table below. Consolidated rental income was $898,023 for the year ended December 31, 2025 compared to the rental income of $173,783 for the year ended December 31, 2024. The increase in rental revenue is primarily due to an increase in the number of properties acquired by the Company. Such amounts are based on the audited financial statements of the Company and each series included in this Annual Report on Form 1-K:

Rental Income
Series Name	December 31, 2025	December 31, 2024
500	$6,546	$-
Allen	24,508	16,010
Annadale	25,140	129
Arcola	21,029	-
Arnold	25,590	6,643
Aurora	-	-
Beanery	-	-
Breckenridge	28,057	21,160
Bristol	26,665	-
Brownster	-	-
Cher	17,718	-
Chesterfield	1,932	-
Cole	26,640	9,028
Commodore	31,140	2,428
Cordelia	27,540	8,733
Cranberry	20,300	-
Dan	20,591	6,520
Flintwood	29,840	10,146
Funderburk	4,625	-
Garnet	-	-
Gentry	28,140	594
Gerald	22,440	2,754
Greengrove	-	-
Harold	18,311	1,548
Hawthorn	-	-
Holly	20,545	-
Humphreys	-	-
Hutchins	-	-
Jasmine	4,072	-
Jennie	2,295	-
Joyce	-	-
Kern	8,564	-
Kimble	-	-
Lavon	-	-
Lendrum	5,122	-
Lincoln	-	-
Monterey	21,302	4,758
Moraine	-	-
Mystic	23,640	3,406
Nicole	25,440	8,409
Oakmont	1,105	-
Olivia	21,573	-
Prakash	20,038	-
Rattler	-	-
Resolana	23,040	11,008
Rose	6,885	-
Ruby	-	-
Sachi	26,340	371
Salsa	1,258	-
Sandridge	22,621	14,637
Sanford	18,540	9,270
Satjanon	23,685	-
Savannah	-	-
Shawnee	21,327	-
Skitt	77	-
Sonny	18,463	-
Sullivan	25,440	10,812
Travis	-	-
Troxler	26,048	-
Tyner	27,840	10,172
Wendell	24,240	208
Westbury	21,840	-
Westgate	22,311	15,024
Winnebago	-	-
Wizard	27,622	16
Zube	-	-

	$898,023	$173,783

Operating Expenses

The Company incurred the following operating expenses during the years ended December 31, 2025 and 2024. Consolidated operating expenses increased from $458,709 for the year ended December 31, 2024 to $1,055,622 for the year ended December 31, 2025. This increase of approximately 130% is primarily attributable to: (i) the significant increase in the number of properties acquired and operating during 2025, (ii) higher depreciation expense of $331,712 in 2025 compared to $75,184 in 2024 due to the expanded property portfolio and (iii) increased repairs and maintenance, insurance, and property tax costs associated with the additional properties. The operating expenses incurred prior to the closing of an offering related to any of the series are being paid by our manager and are reimbursed by such series out of the gross offering proceeds upon closing of the relevant series offering. Such operating expenses include real estate taxes, property insurance, HOA fees, legal fees, other professional fees, depreciation, and repair and maintenance costs.

Upon closing, each individual series becomes responsible for funding its own operating expenses. The following table summarizes the total operating expenses by series as of December 31, 2025 and 2024. Such amounts are based on the audited financial statements of the Company and each series included in this Annual Report on Form 1-K:

Operating Expenses
	December 31, 2025			December 31, 2024
Series Name	Operating expenses	Depreciation	Total expenses	Operating expenses	Depreciation	Total expenses
500	$9,167	$2,090	$11,256	$-	$-	$-
Allen	15,768	8,315	24,083	15,528	4,158	19,686
Annadale	11,289	9,673	20,963	9,728	2,418	12,146
Arcola	15,045	7,573	22,618	6,467	-	6,467
Arnold	9,683	8,195	17,879	14,101	2,049	16,150
Aurora	6,675	-	6,675	-	-	-
Beanery	4,248	-	4,248	-	-	-
Breckenridge	12,849	10,276	23,126	19,591	5,995	25,586
Bristol	14,320	9,642	23,962	10,209	804	11,012
Brownster	12,137	127	12,264	-	-	-
Cher	12,664	7,942	20,606	4,921	-	4,921
Chesterfield	6,881	-	6,881	-	-	-
Cole	9,715	8,147	17,862	14,337	2,716	17,053
Commodore	12,955	10,639	23,594	15,116	1,773	16,890
Cordelia	10,535	9,626	20,160	17,409	4,011	21,420
Cranberry	14,749	7,974	22,723	6,711	-	6,711
Dan	7,666	7,306	14,972	13,166	3,653	16,819
Flintwood	12,879	10,058	22,937	16,474	3,353	19,827
Funderburk	14,812	2,370	17,182	-	-	-
Garnet	17,097	-	17,097	-	-	-
Gentry	14,238	9,403	23,642	6,690	784	7,473
Gerald	10,136	8,465	18,601	15,640	2,116	17,756
Greengrove	2,035	-	2,035	-	-	-
Harold	13,156	8,343	21,500	13,286	2,086	15,372
Hawthorn	4,336	-	4,336	-	-	-
Holly	17,435	7,136	24,572	-	-	-
Humphreys	11,606	1,843	13,449	-	-	-
Hutchins	3,546	-	3,546	-	-	-
Jasmine	10,859	2,981	13,840	-	-	-
Jennie	11,214	698	11,912	-	-	-
Joyce	17,609	869	18,478	-	-	-
Kern	17,412	3,549	20,960	-	-	-
Kimble	4,262	-	4,262	-	-	-
Lavon	3,449	-	3,449	-	-	-
Lendrum	15,894	2,443	18,336	-	-	-
Lincoln	3,953	-	3,953	-	-	-
Monterey	10,051	7,830	17,881	11,298	3,915	15,213
Moraine	11,573	-	11,573	-	-	-
Mystic	10,712	8,510	19,222	16,018	2,837	18,855
Nicole	8,159	8,424	16,583	12,448	2,808	15,256
Oakmont	10,389	1,358	11,747	-	-	-
Olivia	16,317	6,406	22,723	-	-	-
Prakash	16,353	6,947	23,300	-	-	-
Rattler	10,067	877	10,943	-	-	-
Resolana	8,453	8,098	16,551	22,223	4,049	26,272
Rose	12,715	2,373	15,088	-	-	-
Ruby	8,198	113	8,311	-	-	-
Sachi	11,807	9,265	21,073	11,570	1,544	13,114
Salsa	7,036	740	7,776	-	-	-
Sandridge	20,693	9,336	30,030	12,686	3,890	16,577
Sanford	6,683	4,908	11,591	13,992	2,454	16,446
Satjanon	19,656	7,790	27,447	-	-	-
Savannah	5,011	-	5,011	-	-	-
Shawnee	15,257	7,217	22,474	-	-	-
Skitt	9,258	3,849	13,107	-	-	-
Sonny	12,307	7,942	20,250	4,979	-	4,979
Sullivan	9,105	8,822	17,927	12,970	3,676	16,645
Travis	7,506	112	7,619	-	-	-
Troxler	14,063	7,579	21,642	6,422	-	6,422
Tyner	11,671	11,839	23,510	14,937	5,919	20,857
Wendell	9,810	8,267	18,076	8,369	1,378	9,747
Westbury	13,958	7,963	21,921	13,900	1,327	15,227
Westgate	13,339	9,466	22,805	13,238	3,944	17,182
Winnebago	4,989	818	5,807	-	-	-
Wizard	12,417	9,177	21,594	9,102	1,530	10,631
Zube	4,083	-	4,083	-	-	-

	$723,910	$331,712	$1,055,622	$383,525	$75,184	$458,709

Other Expenses (Income)

During the years ended December 31, 2025 and 2024, some series incurred interest expenses, including bridge financing interest and amortization of loan fees. The following table summarizes the total of such expenses incurred by each series during the years ended December 31, 2025 and 2024. Interest expense increased from $110,151 for the year ended December 31, 2024 to $164,718 for the year ended December 31, 2025. This increase is primarily attributable to an increase in the number of properties acquired by the Company and the utilization of bridge financing to fund property acquisitions prior to series offerings closing. Such amounts are based on the audited financial statements of the Company and each series included in this Annual Report on Form 1-K:

OTHER EXPENSES (INCOME)
Series Name	December 31, 2025	December 31, 2024
500	$7,842	$-
Allen	-	2,943
Annadale	(15)	4,694
Arcola	3,159	1,723
Arnold	-	2,825
Aurora	887	-
Beanery	3,202	-
Breckenridge	-	3,999
Bristol	-	3,782
Brownster	3,274	-
Cher	2,435	2,079
Chesterfield	4,125	-
Cole	-	3,387
Commodore	-	5,935
Cordelia	-	2,871
Cranberry	4,793	863
Dan	-	3,199
Flintwood	-	5,565
Funderburk	2,725	-
Garnet	1,367	-
Gentry	1,958	4,253
Gerald	-	5,912
Greengrove	1,871	-
Harold	-	2,183
Hawthorn	816	-
Holly	2,554	-
Humphreys	6,724	-
Hutchins	100	-
Jasmine	9,404	-
Jennie	3,726	-
Joyce	4,129	-
Kern	8,813	-
Kimble	1,005	-
Lavon	99	-
Lendrum	7,944	-
Lincoln	2,138	-
Monterey	-	4,756
Moraine	1,615	-
Mystic	-	4,136
Nicole	-	2,903
Oakmont	4,596	-
Olivia	10,473	-
Prakash	11,672	-
Rattler	5,536	-
Resolana	-	3,892
Rose	7,350	-
Ruby	563	-
Sachi	-	6,467
Salsa	4,702	-
Sandridge	-	4,629
Sanford	-	1,172
Satjanon	3,732	-
Savannah	3,569	-
Shawnee	2,947	-
Skitt	10,873	-
Sonny	1,663	2,495
Sullivan	-	5,871
Travis	2,449	-
Troxler	2,033	2,275
Tyner	-	1,659
Wendell	-	2,909
Westbury	-	5,193
Westgate	-	3,259
Winnebago	3,788	-
Wizard	-	2,325
Zube	2,084	-

	$164,718	$110,151

Liquidity and Capital Resources

From inception, our manager has financed the business activities of each series. Upon the first closing of a particular series offering, the manager is reimbursed out of the proceeds of the relevant offering. Until such time as the series have the capacity to generate cash flows from operations, our manager may cover any deficits through capital contributions, which may be reimbursed upon closing of the relevant offering.

As discussed in Note 3 to the consolidated financial statements, the Company’s ability to continue as a going concern is dependent upon the ability to generate cash flow from rental activities and/or obtain financing from the manager. Management believes that the continued support of the manager, the planned launch of additional series offerings, and the cash generated from rental operations will provide sufficient liquidity to meet the Company’s obligations. However, there can be no assurance that these plans will be successful.

Cash and Cash Equivalent Balances

Cash is held at the series level. The following table summarizes the cash and cash equivalents held by each series as of December 31, 2025 and 2024. Such amounts are based on the audited financial statements of the Company and each series included in this Annual Report on Form 1-K:

Cash & Cash Equivalents
Series Name	December 31, 2025	December 31, 2024
500	$2,772	$-
Allen	13,112	18,165
Annadale	22,812	23,407
Arcola	17,326	-
Arnold	16,924	18,401
Aurora	-	-
Beanery	-	-
Breckenridge	19,470	21,972
Bristol	22,202	25,453
Brownster	-	-
Cher	16,303	-
Chesterfield	-	-
Cole	16,753	23,775
Commodore	27,602	23,132
Cordelia	22,465	19,134
Cranberry	16,301	-
Dan	40,117	44,522
Flintwood	21,974	27,294
Funderburk	18,152	-
Garnet	-	-
Gentry	23,396	-
Gerald	14,870	19,932
Greengrove	-	-
Harold	19,543	21,294
Hawthorn	-	-
Holly	25,918	-
Humphreys	-	-
Hutchins	-	-
Jasmine	8,925	-
Jennie	-	-
Joyce	-	-
Kern	15,717	-
Kimble	-	-
Lavon	-	-
Lendrum	1,894	-
Lincoln	-	-
Monterey	18,463	20,574
Moraine	-	-
Mystic	12,965	17,989
Nicole	16,991	24,022
Oakmont	1,824	-
Olivia	29,372	-
Prakash	30,582	-
Rattler	-	-
Resolana	9,721	9,989
Rose	23,253	-
Ruby	-	-
Sachi	18,531	19,946
Salsa	-	-
Sandridge	19,097	26,649
Sanford	7,960	9,222
Satjanon	27,026	-
Savannah	-	-
Shawnee	23,791	-
Skitt	-	-
Sonny	14,362	-
Sullivan	26,151	25,897
Travis	-	-
Troxler	19,827	-
Tyner	17,679	24,219
Wendell	15,561	18,073
Westbury	13,952	19,486
Westgate	22,924	28,798
Winnebago	-	-
Wizard	20,018	23,490
Zube	-	-

	$794,598	$554,836

Plan of Operations

We intend to hold and manage the series properties for five to seven years during which time we will operate the series properties as single-family rental income properties. During this period, we intend to distribute any free cash flow to investors.

As each of our properties reaches what we believe to be its optimum value, we will consider disposing of the property. The determination of when a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, local regulatory changes, environmental and other factors that may reduce the desirability of single-family rentals in a particular market, and how operating history may impact the potential sales price. The manager may determine that it is in the best interests of members to sell a property earlier than five years or to hold a property for more than seven years.

We plan to launch a number of additional series and related offerings in the next twelve months. As of the current date, we do not know how many series we will be offering. However, in any case, the aggregate dollar amount of all of the series interests that we will sell within the 12-month period will not exceed the maximum amount allowed under Regulation A. It is anticipated that the proceeds from any offerings closed during the next twelve months will be used to acquire additional properties.

Our Policies for Approving New Tenants

We intend to seek out tenants for our properties who are financially responsible and capable of paying their rent. We will conduct due diligence on prospective tenant applicants by (a) verifying their incomes, (b) running credit checks, (c) performing criminal background checks, and (d) requesting references from previous landlords. While we do not have specific standards for any of these items, we will use these screening methods to determine, prior to approving a lease, whether we believe a potential lessee is financially responsible.

Trend Information

Our results of operations are affected by a variety of factors, including conditions in the financial markets and the economic and political environments, particularly in the United States. Global economic conditions, including political environments, financial market performance, interest rates, credit spreads or other conditions beyond our control are unpredictable and could negatively affect the value of the series properties, our ability to acquire and manage single family rentals and the success of our current and future offerings. In addition to the aforementioned macroeconomic trends, we believe the following factors will influence our future performance:

-	Recent increases in interest rates may have a negative effect on the demand for our offerings due to the attractiveness of alternative investments.

-	The continuing increase in prices in the United States housing market may result in difficulties in sourcing properties and meeting demand for our offerings.

-	Continued increases in remote work arrangements may lead to greater rental activity in our target markets.

Recent Developments

Revenues

Revenues are generated at the series level and are derived from leases on the series property. All revenues generated by any series during the period January 1, 2026 through February 28, 2026 are listed below. For the avoidance of doubt, the below amounts are unaudited.

Rental Income
Series Name	February 28, 2026
500	$4,790
Allen	4,190
Annadale	4,190
Arcola	4,190
Arnold	4,290
Aurora	-
Beanery	3,215
Breckenridge	5,490
Bristol	4,840
Brownster	-
Cher	3,790
Chesterfield	5,040
Cole	4,440
Commodore	5,190
Cordelia	4,590
Cranberry	4,190
Dan	2,744
Flintwood	4,990
Funderburk	3,700
Garnet	2,074
Gentry	4,690
Gerald	2,805
Greengrove	-
Harold	3,600
Hawthorn	387
Holly	4,390
Humphreys	4,452
Hutchins	1,171
Jasmine	4,790
Jennie	4,590
Joyce	-
Kern	5,190
Kimble	1,011
Lavon	-
Lendrum	4,390
Lincoln	2,626
Monterey	3,500
Moraine	1,261
Mystic	3,940
Nicole	4,240
Oakmont	3,900
Olivia	4,590
Prakash	7,185
Rattler	4,590
Resolana	3,840
Rose	4,590
Ruby	1,808
Sachi	4,390
Salsa	4,440
Sandridge	4,990
Sanford	3,090
Satjanon	4,990
Savannah	1,680
Shawnee	4,390
Skitt	4,590
Sonny	3,790
Sullivan	4,240
Travis	3,049
Troxler	4,440
Tyner	4,640
Wendell	4,040
Westbury	3,640
Westgate	4,690
Winnebago	2,155
Wizard	4,690
Zube	546
$235,957

Operating Expenses

The Company incurred the following operating expenses during the period January 1, 2026 through February 28, 2026. The operating expenses incurred prior to the closing of an offering related to any of the series are being paid by our manager and are reimbursed by such series out of the gross offering proceeds upon closing of the relevant series offering. Such operating expenses include real estate taxes, property insurance, HOA fees, legal fees, other professional fees, depreciation, and repair and maintenance costs. Upon closing, each series becomes responsible for its own operating expenses.

The following table summarizes the total operating expenses incurred by each series during the period January 1, 2026 through February 28, 2026. For the avoidance of doubt, the below amounts are unaudited.

Operating Expenses
February 28, 2026
Series Name	Operating Expenses	Depreciation	Total Expenses
500	$4,172	$1,982	$6,154
Allen	1,774	1,386	3,160
Annadale	2,583	1,612	4,195
Arcola	1,779	1,377	3,156
Arnold	2,039	1,366	3,405
Aurora	2,399	1,695	4,094
Beanery	2,923	1,381	4,304
Breckenridge	2,443	1,713	4,155
Bristol	2,569	1,607	4,176
Brownster	3,075	2,028	5,103
Cher	1,483	1,324	2,806
Chesterfield	6,191	1,982	8,174
Cole	1,884	1,358	3,241
Commodore	2,671	1,773	4,444
Cordelia	5,972	1,604	7,576
Cranberry	2,748	1,450	4,198
Dan	3,127	1,218	4,345
Flintwood	3,272	1,676	4,949
Funderburk	2,009	1,185	3,194
Garnet	3,971	1,009	4,980
Gentry	2,082	1,567	3,649
Gerald	1,833	1,411	3,244
Greengrove	3,471	1,780	5,250
Harold	1,571	1,391	2,962
Hawthorn	2,825	1,560	4,385
Holly	2,476	1,427	3,903
Humphreys	6,752	1,843	8,595
Hutchins	9,558	1,367	10,925
Jasmine	2,380	1,988	4,368
Jennie	5,137	1,397	6,534
Joyce	2,668	1,738	4,406
Kern	2,217	1,774	3,992
Kimble	3,091	1,279	4,370
Lavon	9,167	1,346	10,514
Lendrum	4,308	1,629	5,937
Lincoln	3,829	1,382	5,211
Monterey	2,076	1,305	3,381
Moraine	5,158	1,031	6,188
Mystic	2,072	1,418	3,490
Nicole	2,370	1,404	3,774
Oakmont	2,238	1,358	3,596
Olivia	1,445	1,424	2,869
Prakash	2,402	1,544	3,946
Rattler	4,863	1,753	6,616
Resolana	1,940	1,350	3,289
Rose	1,442	1,582	3,024
Ruby	5,601	1,262	6,863
Sachi	2,738	1,544	4,282
Salsa	2,713	1,480	4,193
Sandridge	1,929	1,556	3,485
Sanford	1,595	818	2,413
Satjanon	2,080	1,731	3,811
Savannah	4,709	1,712	6,421
Shawnee	2,365	1,443	3,809
Skitt	3,065	1,924	4,989
Sonny	2,207	1,324	3,530
Sullivan	2,216	1,470	3,686
Travis	6,571	1,783	8,354
Troxler	2,265	1,378	3,643
Tyner	2,323	1,973	4,296
Wendell	2,111	1,378	3,489
Westbury	1,714	1,327	3,041
Westgate	2,048	1,578	3,626
Winnebago	5,460	1,635	7,095
Wizard	2,110	1,530	3,640
Zube	5,235	1,384	6,619

	$209,506	$100,004	$309,510

Other Expenses

During the period between January 1, 2026 and February 28, 2026, certain series incurred interest expenses. The following table summarizes the total of such expenses incurred by each series. For the avoidance of doubt, the below amounts are unaudited.

OTHER EXPENSES
Series Name	February 28, 2026
500	$2,372
Allen	-
Annadale	-
Arcola	-
Arnold	-
Aurora	3,613
Beanery	2,897
Breckenridge	-
Bristol	-
Brownster	4,009
Cher	-
Chesterfield	2,137
Cole	-
Commodore	-
Cordelia	-
Cranberry	-
Dan	-
Flintwood	-
Funderburk	-
Garnet	2,344
Gentry	-
Gerald	-
Greengrove	3,808
Harold	-
Hawthorn	3,499
Holly	-
Humphreys	1,990
Hutchins	3,011
Jasmine	-
Jennie	1,118
Joyce	3,932
Kern	-
Kimble	2,871
Lavon	2,957
Lendrum	717
Lincoln	2,901
Monterey	-
Moraine	2,115
Mystic	-
Nicole	-
Oakmont	2,847
Olivia	-
Prakash	-
Rattler	3,954
Resolana	-
Rose	-
Ruby	2,211
Sachi	-
Salsa	3,190
Sandridge	-
Sanford	-
Satjanon	-
Savannah	3,824
Shawnee	-
Skitt	4,239
Sonny	-
Sullivan	-
Travis	2,391
Troxler	-
Tyner	-
Wendell	-
Westbury	-
Westgate	-
Winnebago	3,427
Wizard	-
Zube	2,978

$75,354

Cash and Cash Equivalent Balances

Cash is held at the series level. The following table summarizes the cash and cash equivalents held by series as of February 28, 2026. For the avoidance of doubt, the below amounts are unaudited.

Cash & Cash Equivalents
Series Name	February 28, 2026
500	$29,136
Allen	12,046
Annadale	21,453
Arcola	16,016
Arnold	14,998
Aurora	-
Beanery	-
Breckenridge	18,526
Bristol	20,463
Brownster	-
Cher	14,565
Chesterfield	32,251
Cole	15,270
Commodore	26,223
Cordelia	21,060
Cranberry	15,287
Dan	39,591
Flintwood	20,584
Funderburk	17,323
Garnet	-
Gentry	21,977
Gerald	13,272
Greengrove	-
Harold	18,026
Hawthorn	-
Holly	24,915
Humphreys	23,237
Hutchins	-
Jasmine	24,428
Jennie	34,748
Joyce	-
Kern	14,991
Kimble	-
Lavon	-
Lendrum	22,265
Lincoln	-
Monterey	17,452
Moraine	22,067
Mystic	12,063
Nicole	15,433
Oakmont	412
Olivia	26,881
Prakash	26,658
Rattler	-
Resolana	8,445
Rose	21,979
Ruby	17,950
Sachi	17,126
Salsa	-
Sandridge	18,444
Sanford	7,002
Satjanon	25,055
Savannah	-
Shawnee	22,246
Skitt	-
Sonny	13,250
Sullivan	24,567
Travis	27,152
Troxler	18,459
Tyner	14,528
Wendell	13,894
Westbury	12,959
Westgate	21,294
Winnebago	-
Wizard	18,557
Zube	-

$956,522

Item 3. Directors AND Officers

General

The manager of our Company is Arrived Fund Manager, LLC, a Delaware limited liability company whose sole member is Arrived Holdings, Inc., a Delaware corporation. The manager has established a board of directors for our Company, consisting of two members, Ryan Frazier and Kenneth Cason.

The nature of our business to be conducted or promoted by us must at all times be to engage in any lawful act or activity for which LLCs may be organized under the Delaware Limited Liability Company Act.

All of our directors and executive officers are employees of the manager. The executive offices of the manager are located at 1700 Westlake Avenue N, Suite 200, Seattle, WA 98109, and the telephone number of the manager’s executive offices is (814) 277-4833.

Executive Officers & Directors

The following table sets forth certain information with respect to each of the directors and executive officers of the manager:

Executive Officer	Age	Position Held with our Company(1) (2)	Position Held with the Manager
Ryan Frazier	37	Chief Executive Officer and Director	Chief Executive Officer, President and Director
Sue Korn	56	Chief Financial Officer	Chief Financial Officer
Kenneth Cason	39	Chief Technology Officer and Director	Chief Technology Officer and Director
Alejandro Chouza	45	Chief Operating Officer	Chief Operating Officer

(1)	The terms in office of Mr. Frazier, Mr. Cason, and Mr. Chouza began upon the organization of our Company on July 28, 2023. Ms. Korn’s term in office began upon her appointment as CFO on January 11, 2024. The current executive officers and directors will serve in these capacities indefinitely, or until their successors are duly appointed or elected, as applicable.

(2)	The executive officers of the manager are currently devoting a significant amount of their working time to the operations of our Company to satisfy their respective responsibilities to the management of our Company. Our officers will be working on a part-time basis for our business and are expected to devote at least forty (40) hours per month to the operations and management of our Company.

Biographical Information

Set forth below is biographical information of our executive officers and directors.

Ryan Frazier, our Chief Executive Officer and a director, has served as the Chief Executive Officer, President, and a director of Arrived Holdings, Inc. since its inception in February 2019 and as CEO and director of our Company since its inception. In 2011, Mr. Frazier co-founded and was the CEO of DataRank, Inc., a social media listening platform used by Fortune 500 companies, including Procter & Gamble, Coca Cola, and The Clorox Company, to garner insights from their consumers. Mr. Frazier led DataRank through a merger with Simply Measured, Inc. in 2015, and again through a merger with Sprout Social, Inc. in 2017, after which he acted in the role of General Manager, leading the integration of the Simply Measured, Inc. and Sprout Social businesses in Sprout Social’s Seattle office. Mr. Frazier is an alumnus of Y Combinator, S13, and he graduated from the University of Arkansas in 2010 with a B.S. in International Business.

Sue Korn, our Chief Financial Officer, has served as the Chief Financial Officer of Arrived Holdings since January 2024. Ms. Korn began her career in equity research for diversified financial services companies at Kidder, Peabody in 1992, later moving to investment banking in Salomon Smith Barney’s Financial Institutions Group in 1997. She joined Providian Financial in 1998, where she oversaw planning and analysis, data management and reporting for a $33 billion credit card business. In 2011, she transitioned to FinTech, bringing her financial expertise to companies such as Prosper Marketplace (FP&A and back office operations), LendingClub (marketplace operations and treasury), Oportun (FP&A and accounting) and was co-founder/CFO/Head of Operations for online lender Vouch Financial. Ms. Korn graduated from Colby College with a B.A. in Philosophy/Math in 1991 and earned her M.B.A. from Kellogg Graduate School of Management at Northwestern University in 1997 with majors in Finance, Management and Strategy and Organizational Behavior. She has held the Chartered Financial Analyst® designation since 1998.

Kenneth Cason, our Chief Technology Officer and a director, has served as the Chief Technology Officer and director of Arrived Holdings, Inc. since its inception in February 2019. Beginning in 2011, Mr. Cason served as the Co-Founder and Chief Technology Officer of DataRank, Inc. Mr. Cason worked extensively to help design and build large scale data collection, processing, and search systems. He remained employed with DataRank through two mergers; first with Simply Measured, Inc., in 2015, and then again with Sprout Social in 2017. During both mergers, he worked to lead and integrate each company’s tech stack. Mr. Cason is an alumnus of Y Combinator, S13, and he graduated from the University of Arkansas in 2010 with a B.S. in Computer Science and also received Associate degrees in Mathematics, Japanese and Chinese.

Alejandro Chouza, our Chief Operating Officer, has served as the Chief Operating Officer of Arrived Holdings, Inc. since its inception in February 2019. Mr. Chouza was previously the VP of Operations of Oyo Rooms beginning in May 2019. Prior to that, Mr. Chouza was the Regional General Manager of Uber Technologies, Inc., from September 2014 through May 2019, where he launched and managed operations in Mexico and the Northwest USA markets. Mr. Chouza graduated with a B.S. from Babson College and an M.B.A. from The Wharton School of the University of Pennsylvania.

There are no arrangements or understandings known to us pursuant to which any director was or is to be selected as a director or nominee. There are no agreements or understandings for any executive officer or director to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

There are no family relationships between any director, executive officer, person nominated or chosen to become a director or executive officer or any significant employee.

The Manager and the Operating Agreement

The manager will be responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. The manager and its officers will not be required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

The manager will perform its duties and responsibilities pursuant to the operating agreement. The manager will maintain a contractual, as opposed to a fiduciary relationship, with us and our investors. Furthermore, we have agreed to limit the liability of the manager and to indemnify the manager against certain liabilities.

The operating agreement further provides that our manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting our Company, any series of interests or any of the interest holders and will not be subject to any different standards imposed by the operating agreement, the LLC Act or under any other law, rule or regulation or in equity. In addition, the operating agreement provides that our manager will not have any duty (including any fiduciary duty) to our Company, any series or any of the interest holders.

Responsibilities of the Manager

The responsibilities of the manager include:

●	Investment Advisory, Origination and Acquisition Services such as approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

●	Offering Services such as the development of our series offerings, including the determination of their specific terms;

●	Management Services such as investigating, selecting, and, on our behalf, engaging and conducting business with such persons as the manager deems necessary to the proper performance of its obligations under the operating agreement, including but not limited to consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies, property managers and any and all persons acting in any other capacity deemed by the manager necessary or desirable for the performance of any of the services under the operating agreement;

●	Accounting and Other Administrative Services such as maintaining accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the Commission and any other regulatory agency, including annual financial statements, and managing and performing the various administrative functions necessary for our day-to-day operations;

●	Investor Services such as managing communications with our investors, including answering phone calls, preparing and sending written and electronic reports and other communications;

●	Financing Services such as monitoring and overseeing the service of our debt facilities and other financings, if any; and

●	Disposition Services such as evaluating and approving potential asset dispositions, sales or liquidity transactions.

Manager Affiliates

Our manager controls nine affiliated entities also conducting offerings under Tier 2 of Regulation A:

Arrived Homes, LLC – Arrived Homes, LLC was formed on July 13, 2020 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived Homes, LLC.

Arrived Homes II, LLC – Arrived Homes II, LLC was formed on February 2, 2022 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived Homes II, LLC.

Arrived Homes 3, LLC – Arrived Homes 3, LLC was formed on January 4, 2023 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived Homes 3, LLC.

Arrived Homes 5, LLC – Arrived Homes 5, LLC was formed on July 12, 2024 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived Homes 5, LLC.

Arrived STR, LLC – Arrived STR, LLC was formed on July 11, 2022 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived STR, LLC.

Arrived STR 2, LLC – Arrived STR 2, LLC was formed on January 12, 2023 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived STR 2, LLC.

Arrived SFR Genesis Fund, LLC – Arrived SFR Genesis Fund, LLC was formed on May 1, 2023 as a Delaware limited liability company to originate, invest in and manage a diversified portfolio of single family residential real estate properties.

Arrived Debt Fund, LLC – Arrived Debt Fund, LLC was formed on December 21, 2023 as a Delaware limited liability company to invest in and manage a diversified portfolio of residential real estate investments.

Arrived Seattle Fund, LLC – Arrived Seattle Fund, LLC was formed on February 25, 2025 as a Delaware limited liability company to invest in and manage a diversified portfolio of real estate properties located in the Seattle/Tacoma, Washington area, and real estate credit investments.

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by our Company. Each of our executive officers, who are also executive officers of the manager, manages our day-to-day affairs, oversees the review, selection and recommendation of investment opportunities, services acquired properties and monitors the performance of these properties to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the manager, from the manager. We do not intend to pay any compensation to these individuals.

Compensation of the Manager

The manager will receive compensation and reimbursement for costs incurred relating to our series offerings (e.g., Offering Expenses and Acquisition Expenses). Neither the manager nor any of its affiliates will receive any selling commissions or dealer manager fees in connection with this or other series offerings. See “Management—Management Compensation” in our offering circular and Note 7, Related Party Transactions in our financial statements for further details.

Item 4. Security Ownership of Management and Certain Securityholders

Our Company is managed by Arrived Fund Manager, LLC, the manager, who will also be the manager of all of our series. The manager currently does not own, and at the closing of each series offering is not expected to own, any of the interests in any series.

As of April 20, 2026, no executive officers and directors beneficially own more than 10% of any series of our Company. Additionally, as of April 20, 2026, no other security holders beneficially own more than 10% of any series of our Company.

The manager or an affiliate of the manager may purchase interests in any series of our Company on the same terms as offered to investors. No brokerage fee will be paid on any interests purchased by the manager or its affiliates. Additionally, the manager may acquire interests in any series of our Company in the event that a promissory note issued to the manager in connection with the acquisition of a series property, if outstanding, is not repaid on or prior to its maturity date, at which point, the outstanding balance of the promissory note will be converted into series interests under the same terms as in the applicable series offering.

The address of Arrived Fund Manager, LLC is 1700 Westlake Avenue N, Suite 200, Seattle, WA 98109.

Item 5. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN Transactions

Since our formation in July 2023, we have entered into a number of transactions in which we were a participant and the amount involved exceeded or exceeds the lesser of $120,000 and one percent of the average of our total assets as of the date of formation, and in which any related person had a direct or indirect material interest (other than compensation described under “Compensation of Directors and Executive Officers”). See “The Series Properties Being Offered” section in our offering circular contained in Post-Qualification Amendment No. 16 to our Offering Statement on Form 1-A for a description of the manager’s involvement in the purchase of properties on the relevant series’ behalf and the subsequent issuance of promissory notes by the series to the manager. See “Management—Management Compensation” section in our offering circular for a description of the fees paid to the manager. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with such transactions were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions. With respect to the additional series that will be offering their interests by way of this offering circular and other future series, their properties will be acquired in accordance with one of the acquisition methods discussed in the section titled “Description of Business - Acquisition Mechanics” in our offering circular. Therefore, the manager is expected to continue to receive interest income from loans to the multiple series.

Item 6. Other Information

None.

Item 7. Financial Statements

ARRIVED HOMES 4, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

DECEMBER 31, 2025 AND 2024

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Manager and Members of
Arrived Homes 4, LLC

Seattle, Washington

Opinion on the Consolidated and Consolidating Financial Statements

We have audited the accompanying consolidated and consolidating balance sheets of Arrived Homes 4, LLC and its series (the Company) as of December 31, 2025 and 2024, and the related consolidated and consolidating statements of comprehensive income (loss), changes in members’ equity (deficit), and cash flows for each of the two years in the period ended December 31, 2025, and the related notes (collectively referred to as the consolidated and consolidating financial statements). In our opinion, the consolidated and consolidating financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying consolidated and consolidating financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the consolidated and consolidating financial statements, the Company’s lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 3. The consolidated and consolidating financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated and consolidating financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated and consolidating financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated and consolidating financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated and consolidating financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated and consolidating financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated and consolidating financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Stephano Slack LLC

We have served as the Company’s auditor since 2024.

Wayne, Pennsylvania

April 29, 2026

ARRIVED HOMES 4, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2025

	500	Allen	Annadale	Arcola	Arnold	Aurora	Beanery	Breckenridge
ASSETS
Current assets:
Cash	$2,772	$13,112	$22,812	$17,326	$16,924	$-	$-	$19,470
Other receivables	-	-	-	-	-	-	-	-
Due from related parties	-	-	-	-	-	-	-	-
Due from (to) third party property manager	4,720	3,697	3,686	5,887	3,968	(3,840)	1,607	7,237
Total current assets	7,492	16,808	26,499	23,213	20,892	(3,840)	1,607	26,708
Property and equipment, net	392,150	291,455	341,358	297,453	302,382	372,157	302,891	359,238
Total assets	$399,642	$308,263	$367,857	$320,666	$323,274	$368,317	$304,497	$385,946

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$11,687	$2,439	$3,145	$1,166	$1,075	$2,858	$5,270	$2,660
Tenant deposits	2,395	2,095	2,095	4,190	2,595	-	2,045	4,543
Accounts payable	-	-	-	-	-	-	-	-
Due to (from) related parties	33,112	3,105	2,735	1,868	5,646	22,021	23,127	4,066
Total current liabilities	47,194	7,639	7,974	7,224	9,316	24,880	30,442	11,269
Bridge financing, related party	365,000	-	-	-	-	351,000	281,506	-
Total liabilities	412,194	7,639	7,974	7,224	9,316	375,880	311,948	11,269
Members’ equity (deficit)
Members’ capital	-	306,819	372,401	326,381	318,579	-	-	378,171
Accumulated deficit	(12,552)	(6,194)	(12,519)	(12,939)	(4,621)	(7,562)	(7,451)	(3,495)
Total members’ equity (deficit)	(12,552)	300,624	359,882	313,442	313,958	(7,562)	(7,451)	374,677
Total liabilities and members’ equity (deficit)	$399,642	$308,263	$367,857	$320,666	$323,274	$368,317	$304,497	$385,946

	Bristol	Brownster	Cher	Chesterfield	Cole	Commodore	Cordelia	Cranberry
ASSETS
Current assets:
Cash	$22,202	$-	$16,303	$-	$16,753	$27,602	$22,465	$16,301
Other receivables	-	-	-	-	-	-	-	-
Due from related parties	-	-	-	-	-	-	-	-
Due from (to) third party property manager	5,916	(14,453)	3,658	3,563	4,596	5,336	4,454	4,058
Total current assets	28,117	(14,453)	19,961	3,563	21,350	32,938	26,919	20,359
Property and equipment, net	341,878	397,651	281,843	434,594	286,923	377,635	339,824	310,013
Total assets	$369,995	$383,198	$301,805	$438,158	$308,272	$410,573	$366,743	$330,372

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$6,374	$5,725	$1,130	$6,638	$3,021	$4,716	$4,385	$4,842
Tenant deposits	3,843	-	2,345	2,745	2,445	2,595	2,295	2,095
Accounts payable	-	-	-	-	-	-	-	-
Due to (from) related parties	2,563	23,010	2,846	29,849	2,675	4,131	3,472	1,771
Total current liabilities	12,780	28,735	6,321	39,232	8,141	11,442	10,153	8,707
Bridge financing, related party	-	370,000	-	408,000	-	-	-	-
Total liabilities	12,780	398,735	6,321	447,232	8,141	11,442	10,153	8,707
Members’ equity (deficit)
Members’ capital	369,306	-	307,806	-	302,765	411,982	364,769	336,453
Accumulated deficit	(12,091)	(15,538)	(12,323)	(9,074)	(2,633)	(12,851)	(8,178)	(14,789)
Total members’ equity (deficit)	357,215	(15,538)	295,483	(9,074)	300,131	399,131	356,591	321,665
Total liabilities and members’ equity (deficit)	$369,995	$383,198	$301,805	$438,158	$308,272	$410,573	$366,743	$330,372

	Dan	Flintwood	Funderburk	Garnet	Gentry	Gerald	Greengrove	Harold
ASSETS
Current assets:
Cash	$40,117	$21,974	$18,152	$-	$23,396	$14,870	$-	$19,543
Other receivables	-	-	-	-	-	-	-	-
Due from related parties	-	-	-	-	-	-	-	-
Due from (to) third party property manager	3,293	4,781	3,670	(7,575)	4,996	3,211	-	3,069
Total current assets	43,409	26,755	21,821	(7,575)	28,392	18,081	-	22,611
Property and equipment, net	264,952	355,675	258,146	221,203	333,903	305,706	391,006	302,129
Total assets	$308,362	$382,430	$279,967	$213,628	$362,296	$323,787	$391,006	$324,740

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$1,194	$1,020	$2,674	$3,674	$3,461	$2,374	$3,848	$1,118
Tenant deposits	2,468	2,495	1,850	-	2,795	2,095	-	2,250
Accounts payable	-	-	-	-	-	-	-	-
Due to (from) related parties	4,389	3,084	546	12,036	2,337	4,647	21,065	4,862
Total current liabilities	8,050	6,599	5,069	15,710	8,593	9,116	24,912	8,231
Bridge financing, related party	-	-	-	216,382	-	-	370,000	-
Total liabilities	8,050	6,599	5,069	232,092	8,593	9,116	394,912	8,231
Members’ equity (deficit)
Members’ capital	308,191	384,174	290,180	-	362,293	331,746	-	335,705
Accumulated deficit	(7,879)	(8,343)	(15,282)	(18,464)	(8,591)	(17,075)	(3,906)	(19,195)
Total members’ equity (deficit)	300,311	375,831	274,898	(18,464)	353,702	314,671	(3,906)	316,510
Total liabilities and members’ equity (deficit)	$308,362	$382,430	$279,967	$213,628	$362,296	$323,787	$391,006	$324,740

	Hawthorn	Holly	Humphreys	Hutchins	Jasmine	Jennie	Joyce	Kern
ASSETS
Current assets:
Cash	$-	$25,918	$-	$-	$8,925	$-	$-	$15,717
Other receivables	-	-	-	-	95,010	-	-	-
Due from related parties	-	-	-	-	-	-	-	-
Due from (to) third party property manager	(1,971)	4,551	(3,308)	-	4,818	335	(283)	6,001
Total current assets	(1,971)	30,469	(3,308)	-	108,754	335	(283)	21,718
Property and equipment, net	342,477	307,110	402,392	298,793	434,461	306,018	381,578	385,981
Total assets	$340,506	$337,579	$399,084	$298,793	$543,214	$306,353	$381,294	$407,699

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$2,778	$4,911	$9,176	$2,048	$1,753	$9,109	$8,591	$1,051
Tenant deposits	-	2,195	2,745	-	2,395	2,295	-	3,893
Accounts payable	-	-	-	-	-	-	-	-
Due to (from) related parties	19,880	2,072	27,335	22,391	74,859	13,477	32,310	469
Total current liabilities	22,659	9,177	39,256	24,439	79,007	24,881	40,901	5,413
Bridge financing, related party	323,000	-	380,000	278,000	-	294,815	363,000	-
Total liabilities	345,659	9,177	419,256	302,439	79,007	319,696	403,901	5,413
Members’ equity (deficit)
Members’ capital	-	334,982	-	-	483,380	-	-	423,496
Accumulated deficit	(5,153)	(6,580)	(20,172)	(3,646)	(19,172)	(13,343)	(22,607)	(21,210)
Total members’ equity (deficit)	(5,153)	328,402	(20,172)	(3,646)	464,207	(13,343)	(22,607)	402,286
Total liabilities and members’ equity (deficit)	$340,506	$337,579	$399,084	$298,793	$543,214	$306,353	$381,294	$407,699

	Kimble	Lavon	Lendrum	Lincoln	Monterey	Moraine	Mystic	Nicole
ASSETS
Current assets:
Cash	$-	$-	$1,894	$-	$18,463	$-	$12,965	$16,991
Other receivables	-	-	-	-	-	-	-	-
Due from related parties	-	-	-	-	-	-	-	-
Due from (to) third party property manager	(2,000)	-	4,215	(172)	3,371	(280)	3,822	4,494
Total current assets	(2,000)	-	6,109	(172)	21,834	(280)	16,787	21,485
Property and equipment, net	280,960	294,248	354,654	302,969	289,579	226,291	299,685	296,510
Total assets	$278,960	$294,248	$360,763	$302,797	$311,413	$226,011	$316,472	$317,995

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$2,949	$2,045	$11,099	$4,273	$1,137	$3,966	$1,141	$2,940
Tenant deposits	-	-	2,195	-	1,750	-	2,195	2,345
Accounts payable	-	-	-	-	-	-	-	-
Due to (from) related parties	16,278	22,751	37,836	22,723	5,461	22,233	2,689	2,734
Total current liabilities	19,227	24,796	51,130	26,995	8,348	26,199	6,025	8,019
Bridge financing, related party	265,000	273,000	330,791	281,893	-	213,000	-	-
Total liabilities	284,227	297,796	381,921	308,888	8,348	239,199	6,025	8,019
Members’ equity (deficit)
Members’ capital	-	-	-	-	314,854	-	325,614	310,868
Accumulated deficit	(5,267)	(3,548)	(21,158)	(6,091)	(11,789)	(13,188)	(15,168)	(892)
Total members’ equity (deficit)	(5,267)	(3,548)	(21,158)	(6,091)	303,065	(13,188)	310,447	309,976
Total liabilities and members’ equity (deficit)	$278,960	$294,248	$360,763	$302,797	$311,413	$226,011	316,472	$317,995

	Oakmont	Olivia	Prakash	Rattler	Resolana	Rose	Ruby	Sachi
ASSETS
Current assets:
Cash	$1,824	$29,372	$30,582	$-	$9,721	$23,253	$-	$18,531
Other receivables	668	-	-	-	-	-	-	-
Due from related parties	-	-	-	-	-	3,524	-	-
Due from (to) third party property manager	(129)	3,510	2,325	1,821	4,020	4,989	(12,774)	4,501
Total current assets	2,362	32,882	32,907	1,821	13,741	31,766	(12,774)	23,031
Property and equipment, net	296,529	307,900	334,111	384,627	283,923	344,604	234,171	328,239
Total assets	$298,892	$340,782	$367,018	$386,448	$297,664	$376,370	$221,398	$351,270

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$6,884	$1,922	$2,038	$12,269	$196	$3,701	$2,606	$3,674
Tenant deposits	1,950	2,295	2,395	2,295	2,145	3,443	-	2,195
Accounts payable	-	-	-	-	-	-	-	-
Due to (from) related parties	28,623	1,059	1,020	23,363	2,712	-	5,000	2,452
Total current liabilities	37,457	5,275	5,453	37,927	5,053	7,144	7,606	8,320
Bridge financing, related party	276,673	-	-	365,000	-	-	222,665	-
Total liabilities	314,130	5,275	5,453	402,927	5,053	7,144	230,271	8,320
Members’ equity (deficit)
Members’ capital	-	347,129	376,498	-	305,277	384,779	-	356,893
Accumulated deficit	(15,238)	(11,623)	(14,933)	(16,479)	(12,667)	(15,553)	(8,874)	(13,943)
Total members’ equity (deficit)	(15,238)	335,506	361,565	(16,479)	292,611	369,226	(8,874)	342,949
Total liabilities and members’ equity (deficit)	$298,892	$340,782	$367,018	$386,448	$297,664	$376,370	$221,398	$351,270

	Salsa	Sandridge	Sanford	Satjanon	Savannah	Shawnee	Skitt	Sonny
ASSETS
Current assets:
Cash	$-	$19,097	$7,960	$27,026	$-	$23,791	$-	$14,362
Other receivables	-	-	-	-	-	-	-	-
Due from related parties	-	-	-	-	-	-	-	-
Due from (to) third party property manager	2,200	5,747	3,506	4,351	(255)	4,581	1,125	3,158
Total current assets	2,200	24,844	11,466	31,376	(255)	28,372	1,125	17,520
Property and equipment, net	325,217	328,274	172,472	371,840	375,568	309,682	418,176	281,843
Total assets	$327,417	$353,118	$183,939	$403,216	$375,313	$338,054	$419,302	$299,363

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$6,525	$5,015	$3,357	$4,594	$5,994	$2,323	$14,642	$1,120
Tenant deposits	2,445	3,743	1,995	2,495	-	2,195	2,295	1,895
Accounts payable	-	-	-	-	-	-	-	-
Due to (from) related parties	19,666	3,021	1,862	2,189	24,899	1,836	34,952	2,684
Total current liabilities	28,636	11,780	7,214	9,278	30,893	6,354	51,890	5,698
Bridge financing, related party	310,000	-	-	-	353,000	-	391,315	-
Total liabilities	338,636	11,780	7,214	9,278	383,893	6,354	443,204	5,698
Members’ equity (deficit)
Members’ capital	-	355,315	178,124	401,432	-	335,795	-	304,588
Accumulated deficit	(11,219)	(13,976)	(1,399)	(7,494)	(8,581)	(4,095)	(23,903)	(10,923)
Total members’ equity (deficit)	(11,219)	341,338	176,725	393,938	(8,581)	331,700	(23,903)	293,665
Total liabilities and members’ equity (deficit)	$327,417	$353,118	$183,939	$403,216	$375,313	$338,054	$419,302	$299,363

	Sullivan	Travis	Troxler	Tyner	Wendell	Westbury
ASSETS
Current assets:
Cash	$26,151	$-	$19,827	$17,679	$15,561	$13,952
Other receivables	-	-	-	-	-	-
Due from related parties	-	-	-	-	-	-
Due from (to) third party property manager	4,131	(11,110)	4,595	4,363	3,809	3,737
Total current assets	30,281	(11,110)	24,422	22,042	19,370	17,690
Property and equipment, net	311,352	348,726	297,691	414,755	292,345	282,198
Total assets	$341,634	$337,616	$322,114	$436,797	$311,716	$299,888

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$2,359	$5,856	$1,163	$2,676	$2,986	$4,509
Tenant deposits	2,345	-	2,445	3,693	2,245	2,045
Accounts payable	-	-	-	-	-	-
Due to (from) related parties	2,849	18,828	1,939	4,609	2,359	5,664
Total current liabilities	7,553	24,684	5,547	10,978	7,590	12,218
Bridge financing, related party	-	323,000	-	-	-	-
Total liabilities	7,553	347,684	5,547	10,978	7,590	12,218
Members’ equity (deficit)
Members’ capital	338,272	-	322,890	433,832	310,409	308,172
Accumulated deficit	(4,191)	(10,068)	(6,323)	(8,013)	(6,284)	(20,501)
Total members’ equity (deficit)	334,080	(10,068)	316,566	425,818	304,125	287,671
Total liabilities and members’ equity (deficit)	$341,634	$337,616	$322,114	$436,797	$311,716	$299,888

	Westgate	Winnebago	Wizard	Zube	Consolidated
ASSETS
Current assets:
Cash	$22,924	$-	$20,018	$-	$794,598
Other receivables	-	-	-	-	95,678
Due from related parties	-	-	-	-	3,524
Due from (to) third party property manager	4,822	(584)	4,673	(1,528)	132,715
Total current assets	27,746	(584)	24,692	(1,528)	1,026,515
Property and equipment, net	332,666	357,723	324,599	304,665	21,429,764
Total assets	$360,412	$357,139	$349,291	$303,137	$22,456,279

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$3,388	$5,886	$3,177	$4,425	$268,744
Tenant deposits	2,795	-	2,795	-	126,425
Accounts payable	-	-	-	-	-
Due to (from) related parties	3,372	27,883	2,773	30,000	800,077
Total current liabilities	9,555	33,769	8,745	34,425	1,195,245
Bridge financing, related party	-	332,965	-	274,879	8,213,884
Total liabilities	9,555	366,733	8,745	309,304	9,409,129
Members’ equity (deficit)
Members’ capital	356,768	-	347,459	-	13,764,544
Accumulated deficit	(5,910)	(9,594)	(6,913)	(6,167)	(717,395)
Total members’ equity (deficit)	350,857	(9,594)	340,546	(6,167)	13,047,149
Total liabilities and members’ equity (deficit)	$360,412	$357,139	$349,291	$303,137	$22,456,279

The accompanying notes are an integral part of these financial statements.

ARRIVED HOMES 4, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEET

AS OF DECEMBER 31, 2024

	Allen	Annadale	Arcola	Arnold	Breckenridge	Bristol	Cher	Cole
ASSETS
Current assets:
Cash	$18,165	$23,407	$-	$18,401	$21,972	$25,453	$-	$23,775
Prepaid expenses	448	-	-	-	562	-	-	-
Due from related parties	-	3,411	-	-	-	1,774	-	-
Due from (to) third party property manager	4,873	-	-	3,458	5,525	-	-	4,445
Total current assets	23,486	26,818	-	21,860	28,059	27,227	-	28,220
Property and equipment, net	299,770	351,031	305,026	310,577	369,515	351,520	289,786	295,069
Total assets	$323,257	$377,849	$305,026	$332,437	$397,574	$378,747	$289,786	$323,289

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$5,892	$3,315	$8,046	$5,021	$6,508	$7,288	$5,921	$6,472
Tenant deposits	2,545	2,095	-	2,345	3,095	-	-	2,445
Due to (from) related parties	2,100	-	9,755	2,291	2,927	-	5,743	2,832
Total current liabilities	10,537	5,410	17,801	9,657	12,530	7,288	11,664	11,749
Bridge financing, related party	-	-	295,415	-	-	-	285,121	-
Total liabilities	10,537	5,410	313,217	9,657	12,530	7,288	296,785	11,749
Members’ equity (deficit)
Members’ capital	319,338	389,151	-	335,113	393,469	386,254	-	322,952
Accumulated deficit	(6,618)	(16,712)	(8,191)	(12,333)	(8,425)	(14,795)	(7,000)	(11,412)
Total members’ equity (deficit)	312,720	372,439	(8,191)	322,780	385,044	371,459	(7,000)	311,540
Total liabilities and members’ equity (deficit)	$323,257	$377,849	$305,026	$332,437	$397,574	$378,747	$289,786	$323,289

	Commodore	Cordelia	Cranberry	Dan	Flintwood	Gentry	Gerald	Harold
ASSETS
Current assets:
Cash	$23,132	$19,134	$-	$44,522	$27,294	$-	$19,932	$21,294
Prepaid expenses	-	-	-	370	-	-	-	-
Due from related parties	7,162	5,356	-	-	-	-	-	-
Due from (to) third party property manager	4,860	4,404	-	3,472	4,696	2,348	3,400	4,096
Total current assets	35,153	28,894	-	48,365	31,990	2,348	23,332	25,390
Property and equipment, net	388,274	349,450	317,987	272,258	365,732	343,307	314,171	310,472
Total assets	$423,428	$378,343	$317,987	$320,623	$397,722	$345,655	$337,503	$335,862

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$8,649	$7,506	$6,655	$4,782	$4,268	$7,533	$4,985	$4,956
Tenant deposits	2,595	2,295	-	2,468	2,495	2,795	2,095	2,843
Due to (from) related parties	-	-	23,155	1,047	763	18,206	5,535	1,322
Total current liabilities	11,244	9,801	29,810	8,296	7,526	28,534	12,615	9,120
Bridge financing, related party	-	-	295,750	-	-	324,000	-	-
Total liabilities	11,244	9,801	325,560	8,296	7,526	352,534	12,615	9,120
Members’ equity (deficit)
Members’ capital	432,581	384,100	-	325,825	405,442	4,253	345,802	342,748
Accumulated deficit	(20,397)	(15,558)	(7,573)	(13,498)	(15,246)	(11,131)	(20,915)	(16,007)
Total members’ equity (deficit)	412,184	368,543	(7,573)	312,326	390,196	(6,879)	324,888	326,741
Total liabilities and members’ equity (deficit)	$423,428	$378,343	$317,987	$320,623	$397,722	$345,655	$337,503	$335,862

	Monterey	Mystic	Nicole	Resolana	Sachi	Sandridge	Sanford	Sonny
ASSETS
Current assets:
Cash	$20,574	$17,989	$24,022	$9,989	$19,946	$26,649	$9,222	$-
Prepaid expenses	438	-	-	321	-	-	269	-
Due from related parties	959	-	-	1,402	2,223	1,385	179	-
Due from (to) third party property manager	2,436	3,580	4,289	3,958	-	7,380	3,502	-
Total current assets	24,406	21,569	28,311	15,671	22,169	35,415	13,171	-
Property and equipment, net	297,409	308,195	304,934	292,021	337,504	337,610	177,380	289,786
Total assets	$321,815	$329,764	$333,245	$307,692	$359,673	$373,025	$190,552	$289,786

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$4,662	$3,566	$6,074	$4,125	$3,514	$4,714	$4,844	$6,335
Tenant deposits	1,750	2,195	2,345	2,145	2,195	4,990	1,995	-
Due to (from) related parties	-	2,834	2,194	-	-	-	-	3,288
Total current liabilities	6,412	8,594	10,613	6,270	5,709	9,704	6,839	9,623
Bridge financing, related party	-	-	-	-	-	-	-	285,141
Total liabilities	6,412	8,594	10,613	6,270	5,709	9,704	6,839	294,764
Members’ equity (deficit)
Members’ capital	330,613	340,755	332,381	320,577	373,174	369,888	192,060	2,495
Accumulated deficit	(15,210)	(19,586)	(9,749)	(19,156)	(19,210)	(6,568)	(8,348)	(7,474)
Total members’ equity (deficit)	315,403	321,170	322,632	301,421	353,964	363,321	183,713	(4,979)
Total liabilities and members’ equity (deficit)	$321,815	$329,764	$333,245	$307,692	$359,673	$373,025	$190,552	$289,786

	Sullivan	Troxler	Tyner	Wendell	Westbury	Westgate	Wizard	Consolidated
ASSETS
Current assets:
Cash	$25,897	$-	$24,219	$18,073	$19,486	$28,798	$23,490	$554,836
Prepaid expenses	-	-	391	-	-	-	-	2,799
Due from related parties	3,755	-	-	681	573	-	-	28,861
Due from (to) third party property manager	4,435	-	6,008	1,148	415	4,939	1,066	88,732
Total current assets	34,088	-	30,617	19,902	20,475	33,737	24,556	675,228
Property and equipment, net	320,174	305,270	426,593	300,612	290,162	342,132	333,776	9,897,502
Total assets	$354,262	$305,270	$457,210	$320,514	$310,636	$375,869	$358,332	$10,572,730

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$5,946	$8,548	$6,908	$3,623	$6,449	$6,967	$3,653	$177,725
Tenant deposits	2,345	-	3,693	2,245	2,045	2,495	2,445	62,993
Due to (from) related parties	-	9,718	1,942	-	-	552	1,055	97,258
Total current liabilities	8,291	18,266	12,543	5,868	8,494	10,014	7,153	337,976
Bridge financing, related party	-	295,701	-	-	-	-	-	1,781,129
Total liabilities	8,291	313,967	12,543	5,868	8,494	10,014	7,153	2,119,104
Members’ equity (deficit)
Members’ capital	357,675	-	457,010	327,094	322,562	371,271	364,119	8,848,703
Accumulated deficit	(11,704)	(8,697)	(12,343)	(12,448)	(20,420)	(5,416)	(12,940)	(395,077)
Total members’ equity (deficit)	345,971	(8,697)	444,667	314,646	302,142	365,855	351,179	8,453,626
Total liabilities and members’ equity (deficit)	$354,262	$305,270	$457,210	$320,514	$310,636	$375,869	$358,332	$10,572,730

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 4, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2025

	500	Allen	Annadale	Arcola	Arnold	Aurora	Beanery	Breckenridge

Rental income	$6,546	$24,508	$25,140	$21,029	$25,590	$-	$-	$28,057

Operating expenses:
Depreciation	2,090	8,315	9,673	7,573	8,195	-	-	10,276
Insurance	505	1,139	1,383	1,241	1,389	111	257	1,424
Management fees	1,236	1,301	914	865	956	349	98	1,020
Management fees, related party	243	3,036	3,270	2,648	3,099	-	-	3,555
Repairs & maintenance	3,205	3,422	381	653	667	3,295	541	510
Property taxes	931	2,662	2,073	3,615	1,698	167	604	3,347
Other operating expenses	3,047	4,207	3,269	6,023	1,874	2,754	2,748	2,994
Total operating expenses	11,256	24,083	20,963	22,618	17,879	6,675	4,248	23,126

Loss from operations	(4,710)	424	4,177	(1,589)	7,711	(6,675)	(4,248)	4,931

Other expense
Interest expense	7,842	-	-	3,159	-	887	3,202	-
Other income	-	-	(15)	-	-	-	-	-
Total other expense	7,842	-	(15)	3,159	-	887	3,202	-
Net income (loss)	$(12,552)	$424	$4,192	$(4,748)	$7,711	$(7,562)	$(7,451)	$4,931

	Bristol	Brownster	Cher	Chesterfield	Cole	Commodore	Cordelia	Cranberry

Rental income	$26,665	$-	$17,718	$1,932	$26,640	$31,140	$27,540	$20,300

Operating expenses:
Depreciation	9,642	127	7,942	-	8,147	10,639	9,626	7,974
Insurance	1,483	234	1,299	258	1,228	1,346	1,133	1,284
Management fees	937	1,345	766	259	929	840	865	815
Management fees, related party	3,385	-	2,326	85	3,061	3,990	3,493	2,499
Repairs & maintenance	954	5,188	645	1,711	886	-	245	493
Property taxes	3,176	826	876	962	2,011	4,890	3,242	3,707
Other operating expenses	4,385	4,544	6,752	3,605	1,600	1,888	1,557	5,951
Total operating expenses	23,962	12,264	20,606	6,881	17,862	23,594	20,160	22,723

Loss from operations	2,703	(12,264)	(2,888)	(4,949)	8,778	7,546	7,380	(2,423)

Other expense
Interest expense	-	3,274	2,435	4,125	-	-	-	4,806
Other income	-	-	-	-	-	-	-	(13)
Total other expense	-	3,274	2,435	4,125	-	-	-	4,793
Net income (loss)	$2,703	$(15,538)	$(5,323)	$(9,074)	$8,778	$7,546	$7,380	$(7,215)

	Dan	Flintwood	Funderburk	Garnet	Gentry	Gerald	Greengrove	Harold

Rental income	$20,591	$29,840	$4,625	$-	$28,140	$22,440	$-	$18,311

Operating expenses:
Depreciation	7,306	10,058	2,370	-	9,403	8,465	-	8,343
Insurance	993	1,567	566	141	1,602	1,151	117	1,260
Management fees	840	872	843	1,369	878	949	-	1,224
Management fees, related party	2,469	3,767	546	-	3,463	2,850	-	2,722
Repairs & maintenance	-	316	5,744	12,969	375	157	-	1,905
Property taxes	1,706	4,992	1,191	201	2,452	2,160	59	1,072
Other operating expenses	1,658	1,365	5,922	2,417	5,468	2,869	1,860	4,974
Total operating expenses	14,972	22,937	17,182	17,097	23,642	18,601	2,035	21,500

Loss from operations	5,619	6,903	(12,557)	(17,097)	4,498	3,839	(2,035)	(3,188)

Other expense
Interest expense	-	-	2,754	1,367	1,958	-	1,871	-
Other income	-	-	(29)	-	-	-	-	-
Total other expense	-	-	2,725	1,367	1,958	-	1,871	-
Net income (loss)	$5,619	$6,903	$(15,282)	$(18,464)	$2,541	$3,839	$(3,906)	$(3,188)

	Hawthorn	Holly	Humphreys	Hutchins	Jasmine	Jennie	Joyce	Kern

Rental income	$-	$20,545	$-	$-	$4,072	$2,295	$-	$8,564

Operating expenses:
Depreciation	-	7,136	1,843	-	2,981	698	869	3,549
Insurance	102	1,216	506	88	1,239	382	382	867
Management fees	175	880	674	-	429	747	1,406	972
Management fees, related party	-	2,683	-	-	186	114	-	606
Repairs & maintenance	1,560	1,804	5,904	-	1,405	6,200	12,801	6,399
Property taxes	136	3,465	1,164	15	879	587	701	1,670
Other operating expenses	2,363	7,387	3,358	3,443	6,721	3,185	2,318	6,898
Total operating expenses	4,336	24,572	13,449	3,546	13,840	11,912	18,478	20,960

Loss from operations	(4,336)	(4,027)	(13,449)	(3,546)	(9,769)	(9,617)	(18,478)	(12,397)

Other expense
Interest expense	816	2,554	6,724	100	9,404	3,726	4,129	8,813
Other income	-	-	-	-	-	-	-	-
Total other expense	816	2,554	6,724	100	9,404	3,726	4,129	8,813
Net income (loss)	$(5,153)	$(6,580)	$(20,172)	$(3,646)	$(19,172)	$(13,343)	$(22,607)	$(21,210)

	Kimble	Lavon	Lendrum	Lincoln	Monterey	Moraine	Mystic	Nicole

Rental income	$-	$-	$5,122	$-	$21,302	$-	$23,640	$25,440

Operating expenses:
Depreciation	-	-	2,443	-	7,830	-	8,510	8,424
Insurance	84	87	1,090	-	1,174	135	1,397	989
Management fees	199	-	1,012	78	933	791	888	840
Management fees, related party	-	-	211	-	2,693	-	2,899	3,021
Repairs & maintenance	1,801	-	7,463	781	746	7,481	162	-
Property taxes	0	35	1,296	310	2,599	206	3,689	1,742
Other operating expenses	2,178	3,328	4,820	2,784	1,905	2,959	1,676	1,567
Total operating expenses	4,262	3,449	18,336	3,953	17,881	11,573	19,222	16,583

Loss from operations	(4,262)	(3,449)	(13,215)	(3,953)	3,421	(11,573)	4,418	8,857

Other expense
Interest expense	1,005	99	7,944	2,138	-	1,615	-	-
Other income	-	-	-	-	-	-	-	-
Total other expense	1,005	99	7,944	2,138	-	1,615	-	-
Net income (loss)	$(5,267)	$(3,548)	$(21,158)	$(6,091)	$3,421	$(13,188)	$4,418	$8,857

	Oakmont	Olivia	Prakash	Rattler	Resolana	Rose	Ruby	Sachi

Rental income	$1,105	$21,573	$20,038	$-	$23,040	$6,885	$-	$26,340

Operating expenses:
Depreciation	1,358	6,406	6,947	877	8,098	2,373	113	9,265
Insurance	383	1,159	1,403	390	853	1,234	72	1,645
Management fees	586	1,165	1,067	669	880	749	1,155	906
Management fees, related party	18	1,807	1,822	-	2,764	399	-	3,289
Repairs & maintenance	4,759	4,350	3,670	5,285	-	3,402	4,583	659
Property taxes	890	1,803	2,102	706	1,831	324	-	2,580
Other operating expenses	3,752	6,033	6,290	3,017	2,124	6,607	2,388	2,729
Total operating expenses	11,747	22,723	23,300	10,943	16,551	15,088	8,311	21,073

Loss from operations	(10,642)	(1,150)	(3,261)	(10,943)	6,489	(8,203)	(8,311)	5,267

Other expense
Interest expense	4,596	10,473	11,672	5,536	-	7,350	563	-
Other income	-	-	-	-	-	-	-	-
Total other expense	4,596	10,473	11,672	5,536	-	7,350	563	-
Net income (loss)	$(15,238)	$(11,623)	$(14,933)	$(16,479)	$6,489	$(15,553)	$(8,874)	$5,267

	Salsa	Sandridge	Sanford	Satjanon	Savannah	Shawnee	Skitt	Sonny

Rental income	$1,258	$22,621	$18,540	$23,685	$-	$21,327	$77	$18,463

Operating expenses:
Depreciation	740	9,336	4,908	7,790	-	7,217	3,849	7,942
Insurance	366	1,057	708	1,200	224	1,229	726	1,318
Management fees	393	1,523	840	873	287	740	461	842
Management fees, related party	31	3,200	1,720	3,074	-	2,651	-	2,528
Repairs & maintenance	2,395	6,369	-	1,142	2,105	400	1,734	305
Property taxes	605	3,859	1,974	2,983	344	2,919	1,046	500
Other operating expenses	3,245	4,686	1,441	10,384	2,053	7,318	5,292	6,814
Total operating expenses	7,776	30,030	11,591	27,447	5,011	22,474	13,107	20,250

Loss from operations	(6,518)	(7,409)	6,949	(3,762)	(5,011)	(1,148)	(13,030)	(1,787)

Other expense
Interest expense	4,702	-	-	3,740	3,569	2,952	10,881	1,663
Other income	-	-	-	(8)	-	(5)	(8)	-
Total other expense	4,702	-	-	3,732	3,569	2,947	10,873	1,663
Net income (loss)	$(11,219)	$(7,409)	$6,949	$(7,494)	$(8,581)	$(4,095)	$(23,903)	$(3,450)

	Sullivan	Travis	Troxler	Tyner	Wendell	Westbury

Rental income	$25,440	$-	$26,048	$27,840	$24,240	$21,840

Operating expenses:
Depreciation	8,822	112	7,579	11,839	8,267	7,963
Insurance	1,064	204	1,241	996	1,134	1,531
Management fees	866	1,087	941	995	911	1,171
Management fees, related party	3,145	-	2,918	3,954	2,891	2,647
Repairs & maintenance	-	3,475	490	620	-	3,349
Property taxes	2,432	312	2,817	1,485	1,692	3,579
Other operating expenses	1,599	2,428	5,657	3,622	3,182	1,681
Total operating expenses	17,927	7,619	21,642	23,510	18,076	21,921

Loss from operations	7,513	(7,619)	4,406	4,330	6,164	(81)

Other expense
Interest expense	-	2,449	2,033	-	-	-
Other income	-	-	-	-	-	-
Total other expense	-	2,449	2,033	-	-	-
Net income (loss)	$7,513	$(10,068)	$2,373	$4,330	$6,164	$(81)

	Westgate	Winnebago	Wizard	Zube	Consolidated

Rental income	$22,311	$-	$27,622	$-	$898,023

Operating expenses:
Depreciation	9,466	818	9,177	-	331,712
Insurance	1,513	310	1,419	183	56,405
Management fees	1,043	125	1,041	175	51,982
Management fees, related party	3,107	-	3,369	-	108,258
Repairs & maintenance	2,289	738	1,012	1,180	153,079
Property taxes	2,334	680	1,978	277	109,162
Other operating expenses	3,054	3,136	3,599	2,268	245,024
Total operating expenses	22,805	5,807	21,594	4,083	1,055,622

Loss from operations	(494)	(5,807)	6,027	(4,083)	(157,599)

Other expense
Interest expense	-	3,788	-	2,084	164,796
Other income	-	-	-	-	(78)
Total other expense	-	3,788	-	2,084	164,718
Net income (loss)	$(494)	$(9,594)	$6,027	$(6,167)	$(322,318)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 4, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Allen	Annadale	Arcola	Arnold	Breckenridge	Bristol	Cher	Cole

Rental income	$16,010	$129	$-	$6,643	$21,160	$-	$-	$9,028

Operating expenses:
Depreciation	4,158	2,418	-	2,049	5,995	804	-	2,716
Insurance	896	420	-	419	1,124	209	99	443
Management fees	705	380	291	552	1,001	240	109	691
Management fees, related party	1,845	211	-	775	2,619	174	-	962
Repairs & maintenance	2,150	2,445	2,907	2,203	4,413	2,400	675	3,465
Property taxes	1,762	(2,551)	27	1,281	2,504	720	63	905
Other operating expenses	8,170	8,822	3,243	8,873	7,929	6,465	3,975	7,873
Total operating expenses	19,686	12,146	6,467	16,150	25,586	11,012	4,921	17,053

Loss from operations	(3,676)	(12,017)	(6,467)	(9,508)	(4,426)	(11,012)	(4,921)	(8,025)

Other expense
Interest expense	2,943	4,694	1,723	2,825	3,999	3,782	2,079	3,387
Other expenses	-	-	-	-	-	-	-	-
Total other expense	2,943	4,694	1,723	2,825	3,999	3,782	2,079	3,387
Net loss	$(6,618)	$(16,712)	$(8,191)	$(12,333)	$(8,425)	$(14,795)	$(7,000)	$(11,412)

	Commodore	Cordelia	Cranberry	Dan	Flintwood	Gentry	Gerald	Harold

Rental income	$2,428	$8,733	$-	$6,520	$10,146	$594	$2,754	$1,548

Operating expenses:
Depreciation	1,773	4,011	-	3,653	3,353	784	2,116	2,086
Insurance	351	639	-	740	555	205	401	399
Management fees	393	830	243	526	819	239	568	383
Management fees, related party	249	1,414	-	1,142	1,017	(22)	414	483
Repairs & maintenance	2,525	4,854	2,425	2,105	4,687	1,685	4,283	2,428
Property taxes	4,769	1,902	4	(552)	1,478	393	1,225	1,220
Other operating expenses	6,830	7,770	4,039	9,205	7,919	4,190	8,749	8,374
Total operating expenses	16,890	21,420	6,711	16,819	19,827	7,473	17,756	15,372

Loss from operations	(14,462)	(12,687)	(6,711)	(10,299)	(9,680)	(6,879)	(15,002)	(13,824)

Other expense
Interest expense	5,935	2,871	863	3,199	5,565	4,253	5,912	2,183
Other expenses	-	-	-	-	-	-	-	-
Total other expense	5,935	2,871	863	3,199	5,565	4,253	5,912	2,183
Net loss	$(20,397)	$(15,558)	$(7,573)	$(13,498)	$(15,246)	$(11,131)	$(20,915)	$(16,007)

	Monterey	Mystic	Nicole	Resolana	Sachi	Sandridge	Sanford	Sonny

Rental income	$4,758	$3,406	$8,409	$11,008	$371	$14,637	$9,270	$-

Operating expenses:
Depreciation	3,915	2,837	2,808	4,049	1,544	3,890	2,454	-
Insurance	876	462	457	641	-	610	538	99
Management fees	453	699	579	1,475	337	457	804	113
Management fees, related party	961	678	1,001	1,194	128	1,429	950	-
Repairs & maintenance	1,775	5,015	3,040	10,550	2,670	372	3,841	720
Property taxes	(419)	460	(1,104)	211	528	279	99	64
Other operating expenses	7,652	8,704	8,475	8,152	7,907	9,539	7,760	3,983
Total operating expenses	15,213	18,855	15,256	26,272	13,114	16,577	16,446	4,979

Loss from operations	(10,454)	(15,449)	(6,846)	(15,264)	(12,743)	(1,939)	(7,176)	(4,979)

Other expense
Interest expense	4,756	4,136	2,903	3,892	6,467	4,629	1,172	2,495
Other expenses	-	-	-	-	-	-	-	-
Total other expense	4,756	4,136	2,903	3,892	6,467	4,629	1,172	2,495
Net loss	$(15,210)	$(19,586)	$(9,749)	$(19,156)	$(19,210)	$(6,568)	$(8,348)	$(7,474)

	Sullivan	Troxler	Tyner	Wendell	Westbury	Westgate	Wizard	Consolidated

Rental income	$10,812	$-	$10,172	$208	$-	$15,024	$16	$173,783

Operating expenses:
Depreciation	3,676	-	5,919	1,378	1,327	3,944	1,530	75,184
Insurance	585	-	781	269	-	617	299	13,135
Management fees	551	291	499	200	367	521	255	15,567
Management fees, related party	1,095	(44)	2,175	281	45	1,811	429	23,415
Repairs & maintenance	1,305	2,907	1,494	1,300	2,840	1,005	1,850	86,332
Property taxes	1,465	27	250	(1,185)	3,415	1,241	(1,365)	19,118
Other operating expenses	7,969	3,241	9,737	7,504	7,233	8,043	7,635	225,959
Total operating expenses	16,645	6,422	20,857	9,747	15,227	17,182	10,631	458,709

Loss from operations	(5,833)	(6,422)	(10,685)	(9,539)	(15,227)	(2,158)	(10,615)	(284,926)

Other expense
Interest expense	5,871	1,725	1,659	2,909	4,814	3,259	2,325	109,223
Other expenses	-	550	-	-	379	-	-	929
Total other expense	5,871	2,275	1,659	2,909	5,193	3,259	2,325	110,151
Net loss	$(11,704)	$(8,697)	$(12,343)	$(12,448)	$(20,420)	$(5,416)	$(12,940)	$(395,077)

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 4, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2025

	500	Allen	Annadale	Arcola	Arnold	Aurora	Beanery	Breckenridge

Balance at January 1, 2025	$-	$312,720	$372,439	$(8,191)	$322,780	$-	$-	$385,044
Issuance of membership units, net of offering costs	-	-	-	335,520	-	-	-	-
Deemed contribution from manager	-	-	-	4,882	-	-	-	-
Distributions	-	(12,520)	(16,749)	(14,021)	(16,534)	-	-	(15,298)
Net loss	(12,552)	424	4,192	(4,748)	7,711	(7,562)	(7,451)	4,931
Balance at December 31, 2025	$(12,552)	$300,624	$359,882	$313,442	$313,958	$(7,562)	$(7,451)	$374,677

	Bristol	Brownster	Cher	Chesterfield	Cole	Commodore	Cordelia	Cranberry

Balance at January 1, 2025	$371,459	$-	$(7,000)	$-	$311,540	$412,184	$368,543	$(7,573)
Issuance of membership units, net of offering costs	-	-	313,904	-	-	-	-	344,416
Deemed contribution from manager	-	-	4,514	-	-	-	-	5,658
Distributions	(16,947)	-	(10,613)	-	(20,187)	(20,599)	(19,332)	(13,621)
Net loss	2,703	(15,538)	(5,323)	(9,074)	8,778	7,546	7,380	(7,215)
Balance at December 31, 2025	$357,215	$(15,538)	$295,483	$(9,074)	$300,131	$399,131	$356,591	$321,665

	Dan	Flintwood	Funderburk	Garnet	Gentry	Gerald	Greengrove	Harold

Balance at January 1, 2025	$312,326	$390,196	$-	$-	$(6,879)	$324,888	$-	$326,741
Issuance of membership units, net of offering costs	-	-	288,642	-	376,588	-	-	-
Deemed contribution from manager	-	-	2,754	-	-	-	-	-
Distributions	(17,634)	(21,268)	(1,216)	-	(18,547)	(14,056)	-	(7,044)
Net loss	5,619	6,903	(15,282)	(18,464)	2,541	3,839	(3,906)	(3,188)
Balance at December 31, 2025	$300,311	$375,831	$274,898	$(18,464)	$353,702	$314,671	$(3,906)	$316,510

	Hawthorn	Holly	Humphreys	Hutchins	Jasmine	Jennie	Joyce	Kern

Balance at January 1, 2025	$-	$-	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of offering costs	-	345,414	-	-	473,976	-	-	415,952
Deemed contribution from manager	-	2,554	-	-	9,404	-	-	8,813
Distributions	-	(12,985)	-	-	-	-	-	(1,269)
Net loss	(5,153)	(6,580)	(20,172)	(3,646)	(19,172)	(13,343)	(22,607)	(21,210)
Balance at December 31, 2025	$(5,153)	$328,402	$(20,172)	$(3,646)	$464,207	$(13,343)	$(22,607)	$402,286

	Kimble	Lavon	Lendrum	Lincoln	Monterey	Moraine	Mystic	Nicole

Balance at January 1, 2025	$-	$-	$-	$-	$315,403	$-	$321,170	$322,632
Issuance of membership units, net of offering costs	-	-	-	-	-	-	-	-
Deemed contribution from manager	-	-	-	-	-	-	-	-
Distributions	-	-	-	-	(15,759)	-	(15,141)	(21,512)
Net loss	(5,267)	(3,548)	(21,158)	(6,091)	3,421	(13,188)	4,418	8,857
Balance at December 31, 2025	$(5,267)	$(3,548)	$(21,158)	$(6,091)	$303,065	$(13,188)	$310,447	$309,976

	Oakmont	Olivia	Prakash	Rattler	Resolana	Rose	Ruby	Sachi

Balance at January 1, 2025	$-	$-	$-	$-	$301,421	$-	$-	$353,964
Issuance of membership units, net of offering costs	-	343,106	371,529	-	-	378,467	-	594
Deemed contribution from manager	-	10,473	11,672	-	-	7,350	-	-
Distributions	-	(6,449)	(6,703)	-	(15,300)	(1,038)	-	(16,876)
Net loss	(15,238)	(11,623)	(14,933)	(16,479)	6,489	(15,553)	(8,874)	5,267
Balance at December 31, 2025	$(15,238)	$335,506	$361,565	$(16,479)	$292,611	$369,226	$(8,874)	$342,949

	Salsa	Sandridge	Sanford	Satjanon	Savannah	Shawnee	Skitt	Sonny

Balance at January 1, 2025	$-	$363,321	$183,713	$-	$-	$-	$-	$(4,979)
Issuance of membership units, net of offering costs	-	-	-	411,841	-	346,620	-	314,102
Deemed contribution from manager	-	-	-	3,740	-	2,952	-	-
Distributions	-	(14,574)	(13,937)	(14,149)	-	(13,778)	-	(12,010)
Net loss	(11,219)	(7,409)	6,949	(7,494)	(8,581)	(4,095)	(23,903)	(3,450)
Balance at December 31, 2025	$(11,219)	$341,338	$176,725	$393,938	$(8,581)	$331,700	$(23,903)	$293,665

	Sullivan	Travis	Troxler	Tyner	Wendell	Westbury

Balance at January 1, 2025	$345,971	$-	$(8,697)	$444,667	$314,646	$302,142
Issuance of membership units, net of offering costs	-	-	335,889	-	-	-
Deemed contribution from manager	-	-	3,758	-	-	-
Distributions	(19,403)	-	(16,757)	(23,179)	(16,685)	(14,390)
Net loss	7,513	(10,068)	2,373	4,330	6,164	(81)
Balance at December 31, 2025	$334,080	$(10,068)	$316,566	$425,818	$304,125	$287,671

	Westgate	Winnebago	Wizard	Zube	Consolidated

Balance at January 1, 2025	$365,855	$-	$351,179	$-	$8,453,626
Issuance of membership units, net of offering costs	-	-	-	-	5,396,560
Deemed contribution from manager	-	-	-	-	78,523
Distributions	(14,504)	-	(16,660)	-	(559,242)
Net loss	(494)	(9,594)	6,027	(6,167)	(322,318)
Balance at December 31, 2025	$350,857	$(9,594)	$340,546	$(6,167)	$13,047,149

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 4, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

FOR THE YEAR ENDED DECEMBER 31, 2024

	Allen	Annadale	Arcola	Arnold	Breckenridge	Bristol	Cher	Cole

Balance at January 1, 2024	$-	$-	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of offering costs	329,307	384,792	-	336,486	405,679	383,620	-	326,851
Deemed contribution from manager	1,412	4,359	-	2,183	2,036	2,634	-	2,277
Distributions	(11,382)	-	-	(3,556)	(14,246)	-	-	(6,176)
Net loss	(6,618)	(16,712)	(8,191)	(12,333)	(8,425)	(14,795)	(7,000)	(11,412)
Balance at December 31, 2024	$312,720	$372,439	$(8,191)	$322,780	$385,044	$371,459	$(7,000)	$311,540

	Commodore	Cordelia	Cranberry	Dan	Flintwood	Gentry	Gerald	Harold

Balance at January 1, 2024	$-	$-	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of offering costs	428,543	388,235	-	329,231	405,072	-	342,658	341,678
Deemed contribution from manager	5,704	1,821	-	1,820	5,053	4,253	4,223	2,183
Distributions	(1,666)	(5,955)	-	(5,226)	(4,682)	-	(1,078)	(1,112)
Net loss	(20,397)	(15,558)	(7,573)	(13,498)	(15,246)	(11,131)	(20,915)	(16,007)
Balance at December 31, 2024	$412,184	$368,543	$(7,573)	$312,326	$390,196	$(6,879)	$324,888	$326,741

	Monterey	Mystic	Nicole	Resolana	Sachi	Sandridge	Sanford	Sonny

Balance at January 1, 2024	$-	$-	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of offering costs	330,796	339,452	336,502	324,215	368,708	372,721	198,878	-
Deemed contribution from manager	3,640	3,650	2,310	1,859	4,467	4,495	355	2,495
Distributions	(3,823)	(2,346)	(6,432)	(5,496)	-	(7,327)	(7,172)	-
Net loss	(15,210)	(19,586)	(9,749)	(19,156)	(19,210)	(6,568)	(8,348)	(7,474)
Balance at December 31, 2024	$315,403	$321,170	$322,632	$301,421	$353,964	$363,321	$183,713	$(4,979)

	Sullivan	Troxler	Tyner	Wendell	Westbury	Westgate	Wizard	Consolidated

Balance at January 1, 2024	$-	$-	$-	$-	$-	$-	$-	$-
Issuance of membership units, net of offering costs	358,621	-	465,256	324,941	318,722	380,641	363,732	8,885,334
Deemed contribution from manager	4,786	-	-	2,152	3,840	1,765	387	76,158
Distributions	(5,732)	-	(8,246)	-	-	(11,135)	-	(112,790)
Net loss	(11,704)	(8,697)	(12,343)	(12,448)	(20,420)	(5,416)	(12,940)	(395,077)
Balance at December 31, 2024	$345,971	$(8,697)	$444,667	$314,646	$302,142	$365,855	$351,179	$8,453,626

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 4, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2025

	500	Allen	Annadale	Arcola	Arnold	Aurora	Beanery	Breckenridge

Cash Flows from Operating Activities:
Net loss	$(12,552)	$424	$4,192	$(4,748)	$7,711	$(7,562)	$(7,451)	$4,931
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	2,090	8,315	9,673	7,573	8,195	-	-	10,276
Increase in assets
Other receivables	-	-	-	-	-	-	-	-
Prepaid expenses	-	448	0	-	(0)	-	-	562
Due from (to) third party property managers	(4,720)	1,177	(3,686)	(5,887)	(509)	3,840	(1,607)	(1,713)
Increase in liabilities
Accrued expenses	11,687	(3,453)	(170)	(6,880)	(3,946)	2,858	5,270	(3,848)
Due to (from) related parties	6,267	556	6,146	39,003	3,605	865	3,788	2,587
Net cash provided by operating activities	2,772	7,466	16,155	29,060	15,057	-	-	12,795
Cash flows from financing activities
Repayments of amounts due to related party	-	-	-	(37,818)	-	-	-	-
Repayments of bridge financing - related party	-	-	-	(295,415)	-	-	-	-
Net proceeds from the issuance of membership units	-	-	-	335,520	-	-	-	-
Distributions	-	(12,520)	(16,749)	(14,021)	(16,534)	-	-	(15,298)
Net cash provided by (used in) financing activities	-	(12,520)	(16,749)	(11,734)	(16,534)	-	-	(15,298)
Net change in cash	2,772	(5,053)	(594)	17,326	(1,477)	-	-	(2,502)
Cash at beginning of the year	-	18,165	23,407	-	18,401	-	-	21,972
Cash at end of the year	$2,772	$13,112	$22,812	$17,326	$16,924	$-	$-	$19,470

Cash paid for income taxes	$-	$100	$100	$200	$-	$-	$-	$100
Cash paid for interest expenses	$7,842	$-	$-	$3,159	$-	$887	$3,202	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from manager for acquisition of property	$387,779	$21,433	$31,573	$14,661	$4,414	$372,157	$302,891	$26,483
Bridge financing, related party for acquisition of property	$-	$282,495	$321,876	$295,415	$308,212	$-	$-	$349,026
Deemed contribution from manager for forgiveness of amounts due to manager	$-	$-	$-	$4,882	$-	$-	$-	$-

	Bristol	Brownster	Cher	Chesterfield	Cole	Commodore	Cordelia	Cranberry

Cash Flows from Operating Activities:
Net loss	$2,703	$(15,538)	$(5,323)	$(9,074)	$8,778	$7,546	$7,380	$(7,215)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	9,642	127	7,942	-	8,147	10,639	9,626	7,974
Increase in assets
Other receivables	-	-	-	-	-	-	-	-
Prepaid expenses	-	-	-	-	-	-	-	-
Due from (to) third party property managers	(5,916)	14,453	(3,658)	(3,563)	(151)	(476)	(51)	(4,058)
Increase in liabilities
Accrued expenses	(914)	5,725	(4,792)	6,638	(3,452)	(3,933)	(3,120)	(1,814)
Due to (from) related parties	8,180	(4,768)	34,723	6,000	(156)	11,293	8,829	37,912
Net cash provided by operating activities	13,696	-	28,892	-	13,166	25,069	22,663	32,800
Cash flows from financing activities
Repayments of amounts due to related party	-	-	(30,759)	-	-	-	-	(51,544)
Repayments of bridge financing - related party	-	-	(285,121)	-	-	-	-	(295,750)
Net proceeds from the issuance of membership units	-	-	313,904	-	-	-	-	344,416
Distributions	(16,947)	-	(10,613)	-	(20,187)	(20,599)	(19,332)	(13,621)
Net cash provided by (used in) financing activities	(16,947)	-	(12,589)	-	(20,187)	(20,599)	(19,332)	(16,499)
Net change in cash	(3,251)	-	16,303	-	(7,022)	4,470	3,331	16,301
Cash at beginning of the year	25,453	-	-	-	23,775	23,132	19,134	-
Cash at end of the year	$22,202	$-	$16,303	$-	$16,753	$27,602	$22,465	$16,301

Cash paid for income taxes	$100	$-	$-	$-	$20	$-	$100	$100
Cash paid for interest expenses	$-	$3,274	$2,435	$4,125	$-	$-	$-	$4,806

Supplemental disclosure of non-cash investing and financing activities:
Advance from manager for acquisition of property	$28,135	$390,132	$8,994	$434,594	$17,535	$20,048	$17,333	$27,537
Bridge financing, related party for acquisition of property	$324,188	$-	$285,121	$-	$280,250	$370,000	$336,127	$295,750
Deemed contribution from manager for forgiveness of amounts due to manager	$-	$-	$4,514	$-	$-	$-	$-	$5,658

	Dan	Flintwood	Funderburk	Garnet	Gentry	Gerald	Greengrove	Harold

Cash Flows from Operating Activities:
Net loss	$5,619	$6,903	$(15,282)	$(18,464)	$2,541	$3,839	$(3,906)	$(3,188)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	7,306	10,058	2,370	-	9,403	8,465	-	8,343
Increase in assets
Other receivables	-	-	-	-	-	-	-	-
Prepaid expenses	370	0	-	-	-	-	-	(0)
Due from (to) third party property managers	179	(86)	(3,670)	7,575	(2,647)	188	-	1,028
Increase in liabilities
Accrued expenses	(3,588)	(3,248)	2,674	3,674	(4,072)	(2,611)	3,848	(3,838)
Due to (from) related parties	3,342	2,321	29,161	7,215	35,786	(888)	59	2,948
Net cash provided by operating activities	13,228	15,948	15,253	-	41,011	8,994	-	5,293
Cash flows from financing activities
Repayments of amounts due to related party	-	-	(38,527)	-	(51,655)	-	-	-
Repayments of bridge financing - related party	-	-	(246,000)	-	(324,000)	-	-	-
Net proceeds from the issuance of membership units	-	-	288,642	-	376,588	-	-	-
Distributions	(17,634)	(21,268)	(1,216)	-	(18,547)	(14,056)	-	(7,044)
Net cash provided by (used in) financing activities	(17,634)	(21,268)	2,899	-	(17,615)	(14,056)	-	(7,044)
Net change in cash	(4,406)	(5,320)	18,152	-	23,396	(5,062)	-	(1,751)
Cash at beginning of the year	44,522	27,294	-	-	-	19,932	-	21,294
Cash at end of the year	$40,117	$21,974	$18,152	$-	$23,396	$14,870	$-	$19,543

Cash paid for income taxes	$-	$-	$-	$-	$100	$-	$-	$-
Cash paid for interest expenses	$-	$-	$2,754	$1,367	$1,958	$-	$1,871	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from manager for acquisition of property	$11,174	$17,585	$264,656	$221,203	$25,570	$4,414	$391,006	$4,414
Bridge financing, related party for acquisition of property	$264,737	$351,500	$-	$-	$324,000	$311,873	$-	$308,144
Deemed contribution from manager for forgiveness of amounts due to manager	$-	$-	$2,754	$-	$-	$-	$-	$-

	Hawthorn	Holly	Humphreys	Hutchins	Jasmine	Jennie	Joyce	Kern

Cash Flows from Operating Activities:
Net loss	$(5,153)	$(6,580)	$(20,172)	$(3,646)	$(19,172)	$(13,343)	$(22,607)	$(21,210)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	-	7,136	1,843	-	2,981	698	869	3,549
Increase in assets
Other receivables	-	-	-	-	(95,010)	-	-	-
Prepaid expenses	-	-	-	-	-	-	-	-
Due from (to) third party property managers	1,971	(4,551)	3,308	-	(4,818)	(335)	283	(6,001)
Increase in liabilities
Accrued expenses	2,778	4,911	9,176	2,048	1,753	9,109	8,591	1,051
Due to (from) related parties	403	35,596	5,846	1,598	126,118	3,871	12,863	47,264
Net cash provided by operating activities	-	36,511	-	-	11,851	-	-	24,654
Cash flows from financing activities
Repayments of amounts due to related party	-	(44,022)	-	-	(82,360)	-	-	(56,620)
Repayments of bridge financing - related party	-	(299,000)	-	-	(394,542)	-	-	(367,000)
Net proceeds from the issuance of membership units	-	345,414	-	-	473,976	-	-	415,952
Distributions	-	(12,985)	-	-	-	-	-	(1,269)
Net cash provided by (used in) financing activities	-	(10,593)	-	-	(2,926)	-	-	(8,937)
Net change in cash	-	25,918	-	-	8,925	-	-	15,717
Cash at beginning of the year	-	-	-	-	-	-	-	-
Cash at end of the year	$-	$25,918	$-	$-	$8,925	$-	$-	$15,717

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$816	$2,554	$6,724	$100	$9,404	$3,726	$4,129	$8,813

Supplemental disclosure of non-cash investing and financing activities:
Advance from manager for acquisition of property	$342,477	$20,027	$404,235	$298,793	$443,592	$306,716	$382,447	$394,170
Bridge financing, related party for acquisition of property	$-	$299,000	$-	$-	$-	$-	$-	$-
Deemed contribution from manager for forgiveness of amounts due to manager	$-	$2,554	$-	$-	$9,404	$-	$-	$8,813

	Kimble	Lavon	Lendrum	Lincoln	Monterey	Moraine	Mystic	Nicole

Cash Flows from Operating Activities:
Net loss	$(5,267)	$(3,548)	$(21,158)	$(6,091)	$3,421	$(13,188)	$4,418	$8,857
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	-	-	2,443	-	7,830	-	8,510	8,424
Increase in assets
Other receivables	-	-	-	-	-	-	-	-
Prepaid expenses	-	-	-	-	438	-	(0)	-
Due from (to) third party property managers	2,000	-	(4,215)	172	(935)	280	(242)	(205)
Increase in liabilities
Accrued expenses	2,949	2,045	11,099	4,273	(3,525)	3,966	(2,425)	(3,134)
Due to (from) related parties	318	1,503	13,725	1,647	6,419	8,942	(144)	540
Net cash provided by operating activities	-	-	1,894	-	13,649	-	10,117	14,481
Cash flows from financing activities
Repayments of amounts due to related party	-	-	-	-	-	-	-	-
Repayments of bridge financing - related party	-	-	-	-	-	-	-	-
Net proceeds from the issuance of membership units	-	-	-	-	-	-	-	-
Distributions	-	-	-	-	(15,759)	-	(15,141)	(21,512)
Net cash provided by (used in) financing activities	-	-	-	-	(15,759)	-	(15,141)	(21,512)
Net change in cash	-	-	1,894	-	(2,110)	-	(5,024)	(7,031)
Cash at beginning of the year	-	-	-	-	20,574	-	17,989	24,022
Cash at end of the year	$-	$-	$1,894	$-	$18,463	$-	$12,965	$16,991

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-	$100
Cash paid for interest expenses	$1,005	$99	$7,944	$2,138	$-	$1,615	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from manager for acquisition of property	$280,960	$294,248	$357,097	$302,969	$19,532	$226,291	$19,032	$23,404
Bridge financing, related party for acquisition of property	$-	$-	$-	$-	$281,792	$-	$292,000	$284,338
Deemed contribution from manager for forgiveness of amounts due to manager	$-	$-	$-	$-	$-	$-	$-	$-

	Oakmont	Olivia	Prakash	Rattler	Resolana	Rose	Ruby	Sachi

Cash Flows from Operating Activities:
Net loss	$(15,238)	$(11,623)	$(14,933)	$(16,479)	$6,489	$(15,553)	$(8,874)	$5,267
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	1,358	6,406	6,947	877	8,098	2,373	113	9,265
Increase in assets
Other receivables	(668)	-	-	-	-	-	-	-
Prepaid expenses	-	-	-	-	321	-	-	-
Due from (to) third party property managers	129	(3,510)	(2,325)	(1,821)	(61)	(4,989)	12,774	(4,501)
Increase in liabilities
Accrued expenses	6,884	1,922	2,038	12,269	(3,929)	3,701	2,606	160
Due to (from) related parties	9,358	42,724	46,064	5,154	4,114	38,984	(6,619)	4,675
Net cash provided by operating activities	1,824	35,920	37,790	-	15,032	24,516	-	14,867
Cash flows from financing activities
Repayments of amounts due to related party	-	(42,204)	(44,035)	-	-	(58,767)	-	-
Repayments of bridge financing - related party	-	(301,000)	(328,000)	-	-	(319,925)	-	-
Net proceeds from the issuance of membership units	-	343,106	371,529	-	-	378,467	-	594
Distributions	-	(6,449)	(6,703)	-	(15,300)	(1,038)	-	(16,876)
Net cash provided by (used in) financing activities	-	(6,548)	(7,208)	-	(15,300)	(1,263)	-	(16,282)
Net change in cash	1,824	29,372	30,582	-	(268)	23,253	-	(1,415)
Cash at beginning of the year	-	-	-	-	9,989	-	-	19,946
Cash at end of the year	$1,824	$29,372	$30,582	$-	$9,721	$23,253	$-	$18,531

Cash paid for income taxes	$-	$-	$-	$-	$100	$-	$-	$100
Cash paid for interest expenses	$4,596	$10,473	$11,672	$5,536	$-	$7,350	$563	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from manager for acquisition of property	$297,888	$319,376	$346,208	$385,504	$17,245	$352,477	$227,512	$19,048
Bridge financing, related party for acquisition of property	$-	$-	$-	$-	$278,825	$-	$-	$320,000
Deemed contribution from manager for forgiveness of amounts due to manager	$-	$10,473	$11,672	$-	$-	$7,350	$-	$-

	Salsa	Sandridge	Sanford	Satjanon	Savannah	Shawnee	Skitt	Sonny

Cash Flows from Operating Activities:
Net loss	$(11,219)	$(7,409)	$6,949	$(7,494)	$(8,581)	$(4,095)	$(23,903)	$(3,450)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	740	9,336	4,908	7,790	-	7,217	3,849	7,942
Increase in assets
Other receivables	-	-	-	-	-	-	-	-
Prepaid expenses	-	(0)	269	-	-	-	-	-
Due from (to) third party property managers	(2,200)	1,633	(5)	(4,351)	255	(4,581)	(1,125)	(3,158)
Increase in liabilities
Accrued expenses	6,525	301	(1,487)	4,594	5,994	2,323	14,642	(5,215)
Due to (from) related parties	6,154	3,160	2,041	42,774	2,331	35,379	6,537	32,030
Net cash provided by operating activities	-	7,022	12,675	43,314	-	36,243	-	28,149
Cash flows from financing activities
Repayments of amounts due to related party	-	-	-	(61,948)	-	(50,079)	-	(30,739)
Repayments of bridge financing - related party	-	-	-	(352,032)	-	(295,216)	-	(285,141)
Net proceeds from the issuance of membership units	-	-	-	411,841	-	346,620	-	314,102
Distributions	-	(14,574)	(13,937)	(14,149)	-	(13,778)	-	(12,010)
Net cash provided by (used in) financing activities	-	(14,574)	(13,937)	(16,288)	-	(12,452)	-	(13,788)
Net change in cash	-	(7,552)	(1,262)	27,026	-	23,791	-	14,362
Cash at beginning of the year	-	26,649	9,222	-	-	-	-	-
Cash at end of the year	$-	$19,097	$7,960	$27,026	$-	$23,791	$-	$14,362

Cash paid for income taxes	$-	$-	$153	$100	$-	$-	$-	$-
Cash paid for interest expenses	$4,702	$-	$-	$3,740	$3,569	$2,952	$10,881	$1,663

Supplemental disclosure of non-cash investing and financing activities:
Advance from manager for acquisition of property	$325,957	$19,501	$9,309	$33,318	$375,568	$26,053	$422,025	$8,974
Bridge financing, related party for acquisition of property	$-	$322,000	$170,525	$352,032	$-	$295,216	$-	$285,141
Deemed contribution from manager for forgiveness of amounts due to manager	$-	$-	$-	$3,740	$-	$2,952	$-	$-

	Sullivan	Travis	Troxler	Tyner	Wendell	Westbury

Cash Flows from Operating Activities:
Net loss	$7,513	$(10,068)	$2,373	$4,330	$6,164	$(81)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	8,822	112	7,579	11,839	8,267	7,963
Increase in assets
Other receivables	-	-	-	-	-	-
Prepaid expenses	-	-	-	391	-	-
Due from (to) third party property managers	304	11,110	(4,595)	1,644	(2,661)	(3,322)
Increase in liabilities
Accrued expenses	(3,587)	5,856	(7,385)	(4,232)	(637)	(1,941)
Due to (from) related parties	6,605	(7,010)	36,227	2,667	3,040	6,237
Net cash provided by operating activities	19,657	-	34,199	16,639	14,173	8,856
Cash flows from financing activities
Repayments of amounts due to related party	-	-	(37,803)	-	-	-
Repayments of bridge financing - related party	-	-	(295,701)	-	-	-
Net proceeds from the issuance of membership units	-	-	335,889	-	-	-
Distributions	(19,403)	-	(16,757)	(23,179)	(16,685)	(14,390)
Net cash provided by (used in) financing activities	(19,403)	-	(14,372)	(23,179)	(16,685)	(14,390)
Net change in cash	253	-	19,827	(6,540)	(2,512)	(5,534)
Cash at beginning of the year	25,897	-	-	24,219	18,073	19,486
Cash at end of the year	$26,151	$-	$19,827	$17,679	$15,561	$13,952

Cash paid for income taxes	$-	$-	$402	$100	$100	$-
Cash paid for interest expenses	$-	$2,449	$2,033	$-	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from manager for acquisition of property	$17,564	$342,090	$14,619	$34,414	$22,767	$16,411
Bridge financing, related party for acquisition of property	$306,286	$-	$295,701	$398,098	$279,222	$275,078
Deemed contribution from manager for forgiveness of amounts due to manager	$-	$-	$3,758	$-	$-	$-

	Westgate	Winnebago	Wizard	Zube	Consolidated

Cash Flows from Operating Activities:
Net loss	$(494)	$(9,594)	$6,027	$(6,167)	$(322,318)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	9,466	818	9,177	-	331,712
Increase in assets
Other receivables	-	-	-	-	(95,678)
Prepaid expenses	-	-	-	-	2,799
Due from (to) third party property managers	117	584	(3,607)	1,528	(43,983)
Increase in liabilities
Accrued expenses	(3,580)	5,886	(476)	4,425	91,018
Due to (from) related parties	3,121	2,307	2,068	215	841,617
Net cash provided by operating activities	8,630	-	13,189	-	805,168
Cash flows from financing activities
Repayments of amounts due to related party	-	-	-	-	(718,880)
Repayments of bridge financing - related party	-	-	-	-	(4,683,843)
Net proceeds from the issuance of membership units	-	-	-	-	5,396,560
Distributions	(14,504)	-	(16,660)	-	(559,242)
Net cash provided by (used in) financing activities	(14,504)	-	(16,660)	-	(565,405)
Net change in cash	(5,874)	-	(3,471)	-	239,763
Cash at beginning of the year	28,798	-	23,490	-	554,836
Cash at end of the year	$22,924	$-	$20,018	$-	$794,598

Cash paid for income taxes	$100	$-	$-	$-	$2,175
Cash paid for interest expenses	$-	$3,788	$-	$2,084	$164,796

Supplemental disclosure of non-cash investing and financing activities:
Advance from manager for acquisition of property	$20,227	$358,541	$25,363	$304,665	$11,504,331
Bridge financing, related party for acquisition of property	$325,850	$-	$309,943	$-	$10,379,762
Deemed contribution from manager for forgiveness of amounts due to manager	$-	$-	$-	$-	$78,523

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 4, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2024

	Allen	Annadale	Arcola	Arnold	Breckenridge	Bristol	Cher	Cole

Cash Flows from Operating Activities:
Net loss	$(6,618)	$(16,712)	$(8,191)	$(12,333)	$(8,425)	$(14,795)	$(7,000)	$(11,412)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	4,158	2,418	-	2,049	5,995	804	-	2,716
Increase in assets
Prepaid expenses	(448)	-	-	-	(562)	-	-	-
Due from (to) third party property managers	(4,873)	-	-	(3,458)	(5,525)	-	-	(4,445)
Increase in liabilities
Accrued expenses	5,892	3,315	8,046	5,021	6,508	7,288	5,921	6,472
Due to (from) related parties	34,162	35,254	145	37,667	40,376	32,977	1,078	35,254
Net cash provided by operating activities	32,272	24,276	-	28,945	38,367	26,274	-	28,585
Cash flows from financing activities
Repayments of amounts due to related party	(49,538)	(63,785)	-	(35,262)	(58,801)	(60,252)	-	(45,235)
Repayments of bridge financing - related party	(282,495)	(321,876)	-	(308,212)	(349,026)	(324,188)	-	(280,250)
Net proceeds from the issuance of membership units	329,307	384,792	-	336,486	405,679	383,620	-	326,851
Distributions	(11,382)	-	-	(3,556)	(14,246)	-	-	(6,176)
Net cash provided by (used in) financing activities	(14,107)	(869)	-	(10,544)	(16,394)	(821)	-	(4,810)
Net change in cash	18,165	23,407	-	18,401	21,972	25,453	-	23,775
Cash at beginning of the year	-	-	-	-	-	-	-	-
Cash at end of the year	$18,165	$23,407	$-	$18,401	$21,972	$25,453	$-	$23,775

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$11,382	$-	$-	$3,556	$14,246	$-	$-	$6,176

Supplemental disclosure of non-cash investing and financing activities:
Advance from manager for acquisition of property	$26,633	$37,113	$9,611	$8,804	$30,533	$33,665	$4,664	$22,695
Mortgage payable, related party for acquisition of property	$282,495	$321,876	$295,415	$308,212	$349,026	$324,188	$285,121	$280,250
Deemed contribution from manager for forgiveness of amounts due to manager	$1,412	$4,359	$-	$2,183	$2,036	$2,634	$-	$2,277

	Commodore	Cordelia	Cranberry	Dan	Flintwood	Gentry	Gerald	Harold

Cash Flows from Operating Activities:
Net loss	$(20,397)	$(15,558)	$(7,573)	$(13,498)	$(15,246)	$(11,131)	$(20,915)	$(16,007)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	1,773	4,011	-	3,653	3,353	784	2,116	2,086
Increase in assets
Prepaid expenses	-	-	-	(370)	-	-	-	-
Due from (to) third party property managers	(4,860)	(4,404)	-	(3,472)	(4,696)	(2,348)	(3,400)	(4,096)
Increase in liabilities
Accrued expenses	8,649	7,506	6,655	4,782	4,268	7,533	4,985	4,956
Due to (from) related parties	38,026	31,360	918	32,428	41,053	5,163	41,652	36,022
Net cash provided by operating activities	23,191	22,915	-	23,522	28,732	-	24,439	22,961
Cash flows from financing activities
Repayments of amounts due to related party	(56,936)	(49,934)	-	(38,267)	(50,327)	-	(34,213)	(34,089)
Repayments of bridge financing - related party	(370,000)	(336,127)	-	(264,737)	(351,500)	-	(311,873)	(308,144)
Net proceeds from the issuance of membership units	428,543	388,235	-	329,231	405,072	-	342,658	341,678
Distributions	(1,666)	(5,955)	-	(5,226)	(4,682)	-	(1,078)	(1,112)
Net cash provided by (used in) financing activities	(59)	(3,782)	-	21,001	(1,438)	-	(4,507)	(1,667)
Net change in cash	23,132	19,134	-	44,522	27,294	-	19,932	21,294
Cash at beginning of the year	-	-	-	-	-	-	-	-
Cash at end of the year	$23,132	$19,134	$-	$44,522	$27,294	$-	$19,932	$21,294

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$1,666	$5,955	$-	$5,226	$4,682	$-	$1,078	$1,112

Supplemental disclosure of non-cash investing and financing activities:
Advance from manager for acquisition of property	$27,218	$22,913	$22,237	$15,424	$22,155	$20,090	$8,764	$8,754
Mortgage payable, related party for acquisition of property	$370,000	$336,127	$295,750	$264,737	$351,500	$324,000	$311,873	$308,144
Deemed contribution from manager for forgiveness of amounts due to manager	$5,704	$1,821	$-	$1,820	$5,053	$4,253	$4,223	$2,183

	Monterey	Mystic	Nicole	Resolana	Sachi	Sandridge	Sanford	Sonny

Cash Flows from Operating Activities:
Net loss	$(15,210)	$(19,586)	$(9,749)	$(19,156)	$(19,210)	$(6,568)	$(8,348)	$(7,474)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	3,915	2,837	2,808	4,049	1,544	3,890	2,454	-
Increase in assets
Prepaid expenses	(438)	-	-	(321)	-	-	(269)	-
Due from (to) third party property managers	(2,436)	(3,580)	(4,289)	(3,958)	-	(7,380)	(3,502)	-
Increase in liabilities
Accrued expenses	4,662	3,566	6,074	4,125	3,514	4,714	4,844	6,335
Due to (from) related parties	35,019	36,231	35,313	30,146	35,547	38,802	20,287	1,138
Net cash provided by operating activities	25,512	19,468	30,158	14,885	21,395	33,459	15,466	-
Cash flows from financing activities
Repayments of amounts due to related party	(50,120)	(46,584)	(51,868)	(44,789)	(50,157)	(50,204)	(27,424)	-
Repayments of bridge financing - related party	(281,792)	(292,000)	(284,338)	(278,825)	(320,000)	(322,000)	(170,525)	-
Net proceeds from the issuance of membership units	330,796	339,452	336,502	324,215	368,708	372,721	198,878	-
Distributions	(3,823)	(2,346)	(6,432)	(5,496)	-	(7,327)	(7,172)	-
Net cash provided by (used in) financing activities	(4,938)	(1,479)	(6,135)	(4,895)	(1,450)	(6,810)	(6,244)	-
Net change in cash	20,574	17,989	24,022	9,989	19,946	26,649	9,222	-
Cash at beginning of the year	-	-	-	-	-	-	-	-
Cash at end of the year	$20,574	$17,989	$24,022	$9,989	$19,946	$26,649	$9,222	$-

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$3,823	$2,346	$6,432	$5,496	$-	$7,327	$7,172	$-

Supplemental disclosure of non-cash investing and financing activities:
Advance from manager for acquisition of property	$23,902	$23,082	$28,624	$22,385	$24,498	$24,361	$13,709	$4,644
Mortgage payable, related party for acquisition of property	$281,792	$292,000	$284,338	$278,825	$320,000	$322,000	$170,525	$285,141
Deemed contribution from manager for forgiveness of amounts due to manager	$3,640	$3,650	$2,310	$1,859	$4,467	$4,495	$355	$2,495

	Sullivan	Troxler	Tyner	Wendell	Westbury	Westgate	Wizard	Consolidated

Cash Flows from Operating Activities:
Net loss	$(11,704)	$(8,697)	$(12,343)	$(12,448)	$(20,420)	$(5,416)	$(12,940)	$(395,077)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	3,676	-	5,919	1,378	1,327	3,944	1,530	75,185
Increase in assets
Prepaid expenses	-	-	(391)	-	-	-	-	(2,799)
Due from (to) third party property managers	(4,435)	-	(6,008)	(1,148)	(415)	(4,939)	(1,066)	(88,732)
Increase in liabilities
Accrued expenses	5,946	8,548	6,908	3,623	6,449	6,967	3,653	177,725
Due to (from) related parties	33,541	149	42,191	31,667	31,636	36,521	34,567	886,290
Net cash provided by operating activities	27,024	-	36,277	23,072	18,578	37,077	25,743	652,593
Cash flows from financing activities
Repayments of amounts due to related party	(47,730)	-	(70,970)	(50,718)	(42,736)	(51,936)	(56,042)	(1,217,916)
Repayments of bridge financing - related party	(306,286)	-	(398,098)	(279,222)	(275,078)	(325,850)	(309,943)	(7,652,386)
Net proceeds from the issuance of membership units	358,621	-	465,256	324,941	318,722	380,641	363,732	8,885,334
Distributions	(5,732)	-	(8,246)	-	-	(11,135)	-	(112,790)
Net cash provided by (used in) financing activities	(1,127)	-	(12,058)	(4,999)	909	(8,279)	(2,253)	(97,757)
Net change in cash	25,897	-	24,219	18,073	19,486	28,798	23,490	554,836
Cash at beginning of the year	-	-	-	-	-	-	-	-
Cash at end of the year	$25,897	$-	$24,219	$18,073	$19,486	$28,798	$23,490	$554,836

Cash paid for income taxes	$-	$-	$-	$-	$-	$-	$-	$-
Cash paid for interest expenses	$5,732	$-	$8,246	$-	$-	$11,135	$-	$11,382

Supplemental disclosure of non-cash investing and financing activities:
Advance from manager for acquisition of property	$22,934	$9,569	$38,464	$27,947	$20,631	$25,717	$30,773	$662,512
Mortgage payable, related party for acquisition of property	$306,286	$295,701	$398,098	$279,222	$275,078	$325,850	$309,943	$9,433,515
Deemed contribution from manager for forgiveness of amounts due to manager	$4,786	$-	$-	$2,152	$3,840	$1,765	$387	$76,158

The accompanying notes are an integral part of these consolidated and consolidating financial statements.

ARRIVED HOMES 4, LLC

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

NOTE 1: NATURE OF OPERATIONS

Arrived Homes 4, LLC (the “Company”) is a Delaware series limited liability company formed on July 28, 2023 under the laws of the state of Delaware. Arrived Homes 4, LLC was formed to permit public investment in individual single family rental homes, each of which will be held by a separate property-owning subsidiary owned by a separate series of limited liability interests that Arrived Fund Manager, LLC (the “manager”) establishes. As a Delaware series limited liability company, the debts, liabilities, obligations, and expenses incurred, contracted for or otherwise existing with respect to a particular series are segregated and enforceable only against the assets of such series, as provided under Delaware law.

The following list represents each Arrived Homes 4, LLC’s series and the wholly-owned limited liability company, which was used to acquire the single family rental property for each series, along with the date the series was formed and the date the series LLC acquired the single family rental property.

Series Name	Name of the wholly-owned subsidiary of the series	Date Formed	Acquisition Date
Arrived Series 500 a series of Arrived Homes 4, LLC (“500”)	Arrived MS 500, LLC	7/16/2025	9/3/2025
Arrived Series Allen a series of Arrived Homes 4, LLC (“Allen”)	Arrived TN Allen, LLC	4/24/2024	5/8/2024
Arrived Series Annadale a series of Arrived Homes 4, LLC (“Annadale”)	Arrived TN Annadale, LLC	8/6/2024	8/28/2024
Arrived Series Arcola a series of Arrived Homes 4, LLC (“Arcola”)	Arrived NC Arcola, LLC	11/20/2024	12/4/2024
Arrived Series Arnold a series of Arrived Homes 4, LLC (“Arnold”)	Arrived Series Arnold, a series of Arrived Homes 4, LLC	6/28/2024	8/28/2024
Arrived Series Aurora a series of Arrived Homes 4, LLC (“Aurora”)	Arrived KY Aurora, LLC	12/1/2025	12/17/2025
Arrived Series Beanery a series of Arrived Homes 4, LLC (“Beanery”)	Arrived TN Beanery, LLC	10/16/2025	10/29/2025
Arrived Series Breckenridge a series of Arrived Homes 4, LLC (“Breckenridge”)	Arrived TN Breckenridge, LLC	3/19/2024	4/3/2024
Arrived Series Bristol a series of Arrived Homes 4, LLC (“Bristol”)	Arrived TN Bristol, LLC	10/1/2024	10/23/2024
Arrived Series Brownster a series of Arrived Homes 4, LLC (“Brownster”)	Arrived NC Brownster, LLC	10/30/2025	11/12/2025
Arrived Series Cher a series of Arrived Homes 4, LLC (“Cher”)	Arrived Series Cher, a series of Arrived Homes 4, LLC	10/3/2024	11/27/2024
Arrived Series Chesterfield a series of Arrived Homes 4, LLC (“Chesterfield”)	Arrived VA Chesterfield, LLC	10/29/2025	11/5/2025
Arrived Series Cole a series of Arrived Homes 4, LLC (“Cole”)	Arrived TN Cole, LLC	7/10/2024	7/24/2024
Arrived Series Commodore a series of Arrived Homes 4, LLC (“Commodore”)	Arrived VA Commodore, LLC	6/28/2024	9/18/2024
Arrived Series Cordelia a series of Arrived Homes 4, LLC (“Cordelia”)	Arrived TN Cordelia, LLC	5/13/2024	6/5/2024
Arrived Series Cranberry a series of Arrived Homes 4, LLC (“Cranberry”)	Arrived TN Cranberry, LLC	12/11/2024	12/18/2024
Arrived Series Dan a series of Arrived Homes 4, LLC (“Dan”)	Arrived Series Dan, a series of Arrived Homes 4, LLC	5/13/2024	5/29/2024
Arrived Series Flintwood a series of Arrived Homes 4, LLC (“Flintwood”)	Arrived KY Flintwood, LLC	7/10/2024	7/24/2024
Arrived Series Funderburk a series of Arrived Homes 4, LLC (“Funderburk”)	Arrived Series Funderburk, a series of Arrived Homes 4, LLC	7/16/2025	7/30/2025
Arrived Series Garnet a series of Arrived Homes 4, LLC (“Garnet”)	Arrived OK Garnet, LLC	11/5/2025	11/26/2025
Arrived Series Gentry a series of Arrived Homes 4, LLC (“Gentry”)	Arrived TN Gentry, LLC	9/23/2024	10/30/2024
Arrived Series Gerald a series of Arrived Homes 4, LLC (“Gerald”)	Arrived Series Gerald, a series of Arrived Homes 4, LLC	6/10/2024	8/28/2024
Arrived Series Greengrove a series of Arrived Homes 4, LLC (“Greengrove”)	Arrived NC Greengrove, LLC	11/5/2025	12/3/2025
Arrived Series Harold a series of Arrived Homes 4, LLC (“Harold”)	Arrived Series Harold, a series of Arrived Homes 4, LLC	6/28/2024	8/28/2024
Arrived Series Hawthorn a series of Arrived Homes 4, LLC (“Hawthorn”)	Arrived MS Hawthorn, LLC	12/1/2025	12/17/2025
Arrived Series Holly a series of Arrived Homes 4, LLC (“Holly”)	Arrived MS Holly, LLC	12/20/2024	1/8/2025
Arrived Series Humphreys a series of Arrived Homes 4, LLC (“Humphreys”)	Arrived TN Humphreys, LLC	7/23/2025	9/24/2025
Arrived Series Hutchins a series of Arrived Homes 4, LLC (“Hutchins”)	Arrived TX Hutchins, LLC	1/25/2024	12/29/2025
Arrived Series Jasmine a series of Arrived Homes 4, LLC (“Jasmine”)	Arrived TN Jasmine, LLC	7/16/2025	8/20/2025
Arrived Series Jennie a series of Arrived Homes 4, LLC (“Jennie”)	Arrived MO Jennie, LLC	9/17/2025	10/22/2025
Arrived Series Joyce a series of Arrived Homes 4, LLC (“Joyce”)	Arrived AR Joyce, LLC	10/2/2025	10/29/2025
Arrived Series Kern a series of Arrived Homes 4, LLC (“Kern”)	Arrived KY Kern, LLC	7/16/2025	7/30/2025
Arrived Series Kimble a series of Arrived Homes 4, LLC (“Kimble”)	Arrived OK Kimble, LLC	11/5/2025	12/10/2025
Arrived Series Lavon a series of Arrived Homes 4, LLC (“Lavon”)	Arrived TX Lavon, LLC	11/9/2023	12/29/2025
Arrived Series Lendrum a series of Arrived Homes 4, LLC (“Lendrum”)	Arrived TN Lendrum, LLC	7/23/2025	8/20/2025
Arrived Series Lincoln a series of Arrived Homes 4, LLC (“Lincoln”)	Arrived TN Lincoln, LLC	10/16/2025	11/21/2025
Arrived Series Monterey a series of Arrived Homes 4, LLC (“Monterey”)	Arrived Series Monterey, a series of Arrived Homes 4, LLC	5/27/2024	5/31/2024
Arrived Series Moraine a series of Arrived Homes 4, LLC (“Moraine”)	Arrived AR Moraine, LLC	11/4/2025	11/19/2025
Arrived Series Mystic a series of Arrived Homes 4, LLC (“Mystic”)	Arrived GA Mystic, LLC	6/20/2024	7/3/2024
Arrived Series Nicole a series of Arrived Homes 4, LLC (“Nicole”)	Arrived TN Nicole, LLC	7/2/2024	7/24/2024
Arrived Series Oakmont a series of Arrived Homes 4, LLC (“Oakmont”)	Arrived TN Oakmont, LLC	9/29/2025	9/30/2025
Arrived Series Olivia a series of Arrived Homes 4, LLC (“Olivia”)	Arrived NC Olivia, LLC	2/21/2025	2/26/2025
Arrived Series Prakash a series of Arrived Homes 4, LLC (“Prakash”)	Arrived NC Prakash, LLC	2/21/2025	2/19/2025
Arrived Series Rattler a series of Arrived Homes 4, LLC (“Rattler”)	Arrived NM Rattler, LLC	9/3/2025	10/8/2025
Arrived Series Resolana a series of Arrived Homes 4, LLC (“Resolana”)	Arrived NM Resolana, LLC	4/11/2024	5/30/2024
Arrived Series Rose a series of Arrived Homes 4, LLC (“Rose”)	Arrived TN Rose, LLC	7/16/2025	8/6/2025
Arrived Series Ruby a series of Arrived Homes 4, LLC (“Ruby”)	Arrived OK Ruby, LLC	11/26/2025	12/17/2025
Arrived Series Sachi a series of Arrived Homes 4, LLC (“Sachi”)	Arrived TN Sachi, LLC	12/27/2022	9/25/2024
Arrived Series Salsa a series of Arrived Homes 4, LLC (“Salsa”)	Arrived NC Salsa, LLC	9/3/2025	10/8/2025
Arrived Series Sandridge a series of Arrived Homes 4, LLC (“Sandridge”)	Arrived MS Sandridge, LLC	6/20/2024	6/26/2024
Arrived Series Sanford a series of Arrived Homes 4, LLC (“Sanford”)	Arrived AR Sanford, LLC	5/7/2024	5/22/2024
Arrived Series Satjanon a series of Arrived Homes 4, LLC (“Satjanon”)	Arrived TN Satjanon, LLC	10/3/2024	2/5/2025
Arrived Series Savannah a series of Arrived Homes 4, LLC (“Savannah”)	Arrived GA Savannah, LLC	10/29/2025	11/5/2025
Arrived Series Shawnee a series of Arrived Homes 4, LLC (“Shawnee”)	Arrived KY Shawnee, LLC	10/21/2024	1/29/2025
Arrived Series Skitt a series of Arrived Homes 4, LLC (“Skitt”)	Arrived TN Skitt, LLC	7/16/2025	7/30/2025
Arrived Series Sonny a series of Arrived Homes 4, LLC (“Sonny”)	Arrived Series Sonny, a series of Arrived Homes 4, LLC	10/7/2024	11/20/2024
Arrived Series Sullivan a series of Arrived Homes 4, LLC (“Sullivan”)	Arrived TN Sullivan, LLC	6/10/2024	6/18/2024
Arrived Series Travis a series of Arrived Homes 4, LLC (“Travis”)	Arrived MS Travis, LLC	11/5/2025	11/19/2025
Arrived Series Troxler a series of Arrived Homes 4, LLC (“Troxler”)	Arrived NC Troxler, LLC	11/20/2024	12/4/2024
Arrived Series Tyner a series of Arrived Homes 4, LLC (“Tyner”)	Arrived TN Tyner, LLC	3/22/2024	5/8/2024
Arrived Series Wendell a series of Arrived Homes 4, LLC (“Wendell”)	Arrived TN Wendell, LLC	7/2/2024	9/25/2024
Arrived Series Westbury a series of Arrived Homes 4, LLC (“Westbury”)	Arrived Series Westbury, a series of Arrived Homes 4, LLC	7/10/2024	9/25/2024
Arrived Series Westgate a series of Arrived Homes 4, LLC (“Westgate”)	Arrived TN Westgate, LLC	5/22/2024	6/5/2024
Arrived Series Winnebago a series of Arrived Homes 4, LLC (“Winnebago”)	Arrived TN Winnebago, LLC	10/16/2025	10/29/2025
Arrived Series Wizard a series of Arrived Homes 4, LLC (“Wizard”)	Arrived TN Wizard, LLC	7/2/2024	9/25/2024
Arrived Series Zube a series of Arrived Homes 4, LLC (“Zube”)	Arrived Series Zube, a series of Arrived Homes 4, LLC	11/5/2025	11/19/2025

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”). The Company has adopted a calendar year as its fiscal year.

The Company is an emerging growth company as the term is used in the Jumpstart Our Business Startups Act, enacted on April 5, 2012, and has elected to comply with certain reduced public company reporting requirements, however, the Company may adopt accounting standards based on the effective dates for public entities.

Principles of Consolidation

These consolidated and consolidating financial statements include the accounts of Arrived Homes 4, LLC and its series. All inter-company transactions and balances have been eliminated upon consolidation.

Use of Estimates

The preparation of the consolidated and consolidating financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated and consolidating financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Deferred Offering Costs

The Company complies with the requirements of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees as noted below.

Per the operating agreement, the manager is eligible to receive up to a maximum of 2% of the gross offering proceeds per the series offering, as reimbursement for offering expenses including legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering.

Upon completion of an offering, the series may also be required to pay the manager sourcing fees as defined in the offering documents. The manager is responsible for sourcing and analyzing the series’ property.

Fair Value of Financial Instruments

FASB guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts of the Company’s consolidated and consolidating financial instruments, such as cash and accrued expenses, approximate fair value due to the short-term nature of these instruments. The carrying value of the bridge financing, related party, approximates their fair values based on interest rates and terms currently available for similar instruments.

Management Compensation

The manager will receive from each series an annual asset management fee equal to six tenths of a percent (0.6%) of the purchase price of the series property, paid out of the net operating rental income of the series on a quarterly basis. Additionally, pursuant to the operating agreement, the manager will receive reimbursements for out-of-pocket expenses in connection with the Company’s organization and offerings (up to a maximum of 2% of the gross offering proceeds per series offering) and in connection with the Company’s operations and the acquisition of properties and in connection with third parties providing services to the Company. The manager may also receive a portion of the property management fee, which will be equal to the difference between 8% and the amount actually charged by the property manager when the series is occupied, and the property disposition fee as described below. With respect to the operating accounts for each series that the manager maintains with a third-party bank, the manager will be entitled to receive any interest earned on the cash balances in such accounts. The manager reserves the right to waive any fees or reimbursements it is due in its sole discretion.

Property Management Fee

The Company will appoint an affiliate of the manager or a third-party property management company to serve as property manager to manage the property of each series pursuant to a property management agreement. The fee arrangement for the third-party property management company is set forth below:

Marketplace Homes

As compensation for the services provided by the third-party property manager, Marketplace Homes, each series will be charged a property management fee of $70 on a monthly basis and paid to the property manager pursuant to the property management agreement.

Property Disposition Fee

Upon the disposition and sale of the series property, the manager will charge the series a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, title, escrow and closing costs. It is expected that the disposition fee charged to the series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the series, the manager will receive the difference.

Accrued Expenses

Accrued expenses include accrued property taxes and interest payable on the bridge financing for the series.

Due From (To) Third-Party Property Managers

Due from (to) third-party property managers are uncollateralized obligations due under normal trade terms generally requiring payment within 30 days from the approved prior month financial statements. Due from (to) property managers are presented net of receipts and expenses for the reported month. The Company uses a loss-rate approach based on historical loss information, adjusted for management’s expectations about current and future economic conditions, as the basis to determine expected cash receipts and distributions. Management exercises significant judgment in determining expected credit losses. Key inputs include macroeconomic factors, industry trends, and the creditworthiness of counterparties. Management believes that the composition of receivables at year-end is consistent with historical conditions as credit terms and practices and the property managers have not changed significantly. The Company and series determined it was not necessary to record an allowance for credit losses as of December 31, 2025 and 2024.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Company’s property and equipment includes the cost of the purchased property, including the building and related land. The Company allocates certain capitalized title fees and relevant acquisition expenses to the capitalized costs of the building. All capitalized property costs, except for the value attributable to the land, are depreciated using the straight-line method over the estimated useful life of 27.5 years. Additions and property improvements in excess of $5,000 are capitalized and depreciated using the straight-line method over the estimated useful lives of 5-7 years, while routine repairs and maintenance are charged to expense as incurred. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statement of comprehensive income.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. The Company did not record any impairment losses on long-lived assets for the years ended December 31, 2025 and 2024.

Tenant Deposits

Tenant deposit liabilities represent security deposits received by tenant customers.

Operating Expenses

The series is responsible for the costs and expenses attributable to the activities of the series. The manager will bear its own expenses of an ordinary nature. If the operating expenses exceed the amount of revenues generated from a series property and cannot be covered by any operating expense reserves on the balance sheet of the series, the manager may (a) pay such operating expenses and not seek reimbursement, in which case the expenses would be recognized by the series with a credit to contributed capital. (b) loan the amount of the operating expenses to the series, on which the manager may impose a reasonable rate of interest and be entitled to reimbursement of such amount from future revenues generated by a series property, and/or (c) cause additional interests to be issued in the series in order to cover such additional amounts.

Revenue Recognition

The Company adopted FASB ASC 606, Revenue from Contracts with Customers, and its related amendments, effective at inception using the modified retrospective transition approach applied to all contracts. There were no cumulative impacts that were made. The Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less.

The Company’s series operate rental properties and recognize rental revenue on a monthly basis as it is earned. Revenue from leasing arrangements falls outside the scope of FASB ASC 606 and is accounted for under the provisions of FASB ASC 842.

Comprehensive Income (loss)

The Company follows FASB ASC 220 in reporting comprehensive income (loss). Comprehensive income (loss) is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income (loss). Since the Company has no items of other comprehensive income (loss), comprehensive income (loss) is equal to net income (loss).

Organizational Costs

In accordance with FASB ASC 720, Organizational Costs, accounting fees, legal fees, and costs of incorporation are expensed as incurred.

Income Taxes

The Company is organized as an LLC for legal purposes and has elected to be treated as a C corporation for tax purposes, pursuant to subchapter C of the Internal Revenue Code.

Furthermore, each series complies with the requirements to be a Real Estate Investment Trust (“REIT”), a special type of C corporation that files tax form 1120-REIT. A REIT may not be required to pay income tax at the corporate level because this form of corporation is permitted to deduct dividends paid to members as an expense. Therefore, if a REIT paid out all profit and capital gains to its members, it could potentially report no taxable income. Tax losses of REITs are not allocated directly to members but, under current law, losses may be accumulated and carried forward indefinitely and be used to offset up to 80% of taxable income in any future year, thereby reducing the reported taxable income of the REIT.

Most states give REITs a deduction for dividends paid. Since the series generally pay dividends in excess of the taxable income generated, there would be no state tax liability in these states. In states that do not give a deduction for dividends paid, there may be a state income tax due that is assessed based on the tax table for that particular state. There is no state tax liability for members based on the locations of properties held in the REITs. The rules for state tax loss carryforwards vary by state as some conform to the Federal rules while others have restrictions on timeframes and/or the percentage of loss that can be carried forward.

Recently Issued and Recently Adopted Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments, as modified by FASB ASU No. 2019-10 and other subsequently issued related ASUs. The amendments in this Update affect loans, debt securities, trade receivables, and any other financial assets that have the contractual right to receive cash. The ASU requires an entity to recognize expected credit losses rather than incurred losses for financial assets. The amendments in this Update are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company adopted this new guidance upon inception utilizing the modified retrospective transition method. The adoption of this standard did not have a material impact on the Company’s consolidated and consolidating financial statements, but did change how the allowance for credit losses is determined.

In November 2024, the FASB issued ASU 2024-03, “Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses,” which requires the disaggregated disclosure of specific expense categories, including purchases of inventory, employee compensation, depreciation, and amortization included in each relevant expense caption presented on the statement of operations. The standard also requires disclosure of a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively, as well as the total amount of selling expenses and an entity’s definition of selling expenses. ASU 2024-03 is effective for annual periods beginning after December 15, 2026, and interim periods beginning after December 15, 2027. The Company is currently evaluating the impact this standard will have on its financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated and consolidating financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 3: GOING CONCERN

The accompanying consolidated and consolidating financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a lack of liquidity and limited cash. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s ability to continue as a going concern for a period of one year from the issuance of these consolidated financial statements is dependent upon their ability to generate cash flow from their rental activity and/or obtain financing from the manager. However, there are no assurances that the Company can be successful in generating cash flow from their rental activities or that the manager will always be in the position to provide funding when needed. The consolidated and consolidating financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment, net consists of the following:

December 31, 2025

Series	Building	Land	Property Improvements	Total	Less: Accumulated Depreciation	Property and equipment, net
500	$291,529	$96,250	$6,461	$394,240	$2,090	$392,150
Allen	228,665	75,263	-	303,928	12,473	291,455
Annadale	266,008	87,441	-	353,449	12,091	341,358
Arcola	227,189	77,838	-	305,026	7,573	297,453
Arnold	225,370	87,256	-	312,626	10,244	302,382
Aurora	279,657	92,500	-	372,157	-	372,157
Beanery	227,891	75,000	-	302,891	-	302,891
Breckenridge	282,601	92,909	-	375,509	16,271	359,238
Bristol	265,160	87,164	-	352,323	10,446	341,878
Brownster	292,632	97,500	7,646	397,778	127	397,651
Cher	218,411	71,375	-	289,786	7,942	281,843
Chesterfield	327,094	107,500	-	434,594	-	434,594
Cole	224,035	73,750	-	297,785	10,862	286,923
Commodore	292,577	97,471	-	390,048	12,412	377,635
Cordelia	264,711	88,750	-	353,461	13,637	339,824
Cranberry	239,219	78,768	-	317,987	7,974	310,013
Dan	200,914	74,998	-	275,911	10,959	264,952
Flintwood	276,585	92,500	-	369,085	13,410	355,675
Funderburk	195,541	64,975	-	260,516	2,370	258,146
Garnet	166,446	54,757	-	221,203	-	221,203
Gentry	258,590	85,500	-	344,090	10,187	333,903
Gerald	232,790	83,498	-	316,287	10,581	305,706
Greengrove	293,631	97,375	-	391,006	-	391,006
Harold	229,435	83,123	-	312,558	10,429	302,129
Hawthorn	257,477	85,000	-	342,477	-	342,477
Holly	235,499	78,748	-	314,247	7,136	307,110
Humphreys	304,095	100,140	-	404,235	1,843	402,392
Hutchins	225,573	73,220	-	298,793	-	298,793
Jasmine	327,945	109,498	-	437,442	2,981	434,461
Jennie	230,466	76,250	-	306,716	698	306,018
Joyce	286,822	95,625	-	382,447	869	381,578
Kern	292,780	96,750	-	389,530	3,549	385,981
Kimble	211,017	69,943	-	280,960	-	280,960
Lavon	222,167	72,081	-	294,248	-	294,248
Lendrum	268,705	88,393	-	357,097	2,443	354,654
Lincoln	227,969	75,000	-	302,969	-	302,969
Monterey	215,321	86,003	-	301,324	11,745	289,579
Moraine	170,041	56,250	-	226,291	-	226,291
Mystic	234,032	77,000	-	311,032	11,347	299,685
Nicole	231,652	76,090	-	307,742	11,232	296,510
Oakmont	224,138	73,750	-	297,888	1,358	296,529
Olivia	234,894	79,413	-	314,306	6,406	307,900
Prakash	254,708	86,350	-	341,058	6,947	334,111
Rattler	289,254	96,250	-	385,504	877	384,627
Resolana	222,695	73,375	-	296,070	12,147	283,923
Rose	261,031	85,946	-	346,977	2,373	344,604
Ruby	170,987	56,526	6,772	234,284	113	234,171
Sachi	254,798	84,250	-	339,048	10,810	328,239
Salsa	244,232	81,725	-	325,957	740	325,217
Sandridge	256,753	84,748	-	341,501	13,227	328,274
Sanford	134,959	44,875	-	179,834	7,361	172,472
Satjanon	285,650	93,980	-	379,630	7,790	371,840
Savannah	282,443	93,125	-	375,568	-	375,568
Shawnee	238,174	78,725	-	316,899	7,217	309,682
Skitt	317,525	104,500	-	422,025	3,849	418,176
Sonny	218,411	71,375	-	289,786	7,942	281,843
Sullivan	242,600	81,250	-	323,850	12,498	311,352
Travis	257,090	85,000	6,748	348,838	112	348,726
Troxler	227,358	77,913	-	305,270	7,579	297,691
Tyner	325,560	106,953	-	432,513	17,758	414,755
Wendell	227,335	74,655	-	301,990	9,644	292,345
Westbury	218,989	72,500	-	291,489	9,290	282,198
Westgate	260,327	85,750	-	346,077	13,411	332,666
Winnebago	269,791	88,750	-	358,541	818	357,723
Wizard	252,372	82,934	-	335,306	10,707	324,599
Zube	228,440	76,225	-	304,665	-	304,665
	$16,348,746	$5,460,287	$27,627	$21,836,660	$406,896	$21,429,764

December 31, 2024

Series	Building	Land	Property Improvements	Total	Less: Accumulated Depreciation	Property and equipment, net
Allen	$228,665	$75,263	-	$303,928	$4,158	$299,770
Annadale	266,008	87,441	-	353,449	2,418	351,031
Arcola	227,189	77,838	-	305,026	-	305,026
Arnold	225,370	87,256	-	312,626	2,049	310,577
Breckenridge	282,601	92,909	-	375,509	5,995	369,515
Bristol	265,160	87,164	-	352,323	804	351,520
Cher	218,411	71,375	-	289,786	-	289,786
Cole	224,035	73,750	-	297,785	2,716	295,069
Commodore	292,577	97,471	-	390,048	1,773	388,274
Cordelia	264,711	88,750	-	353,461	4,011	349,450
Cranberry	239,219	78,768	-	317,987	-	317,987
Dan	200,914	74,998	-	275,911	3,653	272,258
Flintwood	276,585	92,500	-	369,085	3,353	365,732
Gentry	258,590	85,500	-	344,090	784	343,307
Gerald	232,790	83,498	-	316,287	2,116	314,171
Harold	229,435	83,123	-	312,558	2,086	310,472
Monterey	215,321	86,003	-	301,324	3,915	297,409
Mystic	234,032	77,000	-	311,032	2,837	308,195
Nicole	231,652	76,090	-	307,742	2,808	304,934
Resolana	222,695	73,375	-	296,070	4,049	292,021
Sachi	254,798	84,250	-	339,048	1,544	337,504
Sandridge	256,753	84,748	-	341,501	3,890	337,610
Sanford	134,959	44,875	-	179,834	2,454	177,380
Sonny	218,411	71,375	-	289,786	-	289,786
Sullivan	242,600	81,250	-	323,850	3,676	320,174
Troxler	227,358	77,913	-	305,270	-	305,270
Tyner	325,560	106,953	-	432,513	5,919	426,593
Wendell	227,335	74,655	-	301,990	1,378	300,612
Westbury	218,989	72,500	-	291,489	1,327	290,162
Westgate	260,327	85,750	-	346,077	3,944	342,132
Wizard	252,372	82,934	-	335,306	1,530	333,776
	$7,455,417	$2,517,269	$-	$9,972,687	$75,184	$9,897,502

For the years ended December 31, 2025 and 2024, depreciation expense was $331,712 and $75,185, respectively.

NOTE 5: BRIDGE FINANCING, RELATED PARTY

The Company has obtained bridge financing from Arrived Short Term Notes, LLC, an affiliate of our manager. The following is a summary of the bridge financing by each series as of December 31, 2025 and 2024:

Series	Series Name	Lender	Address	Bridge financing, related party	Maturity Date	Interest Rate
500	Arrived MS 500, LLC	Arrived Short Term Notes, LLC	5233 Nail Road E, Olive Branch, MS 38654	$365,000	3/3/2027	6.50%
Aurora	Arrived KY Aurora, LLC	Arrived Short Term Notes, LLC	8436 Gateway Run Road, Louisville, KY 40229	351,000	6/17/2027	6.50%
Beanery	Arrived TN Beanery, LLC	Arrived Short Term Notes, LLC	4321 Scenic Meadow Drive NE, Cleveland, TN 37323	281,506	4/29/2027	6.50%
Brownster	Arrived NC Brownster, LLC	Arrived Short Term Notes, LLC	923 Elliott Road, Charlotte, NC 28216	370,000	5/12/2027	6.50%
Chesterfield	Arrived VA Chesterfield, LLC	Arrived Short Term Notes, LLC	807 Sun Valley Way, North Chesterfield, VA 23236	408,000	5/5/2027	6.50%
Garnet	Arrived OK Garnet, LLC	Arrived Short Term Notes, LLC	812 NE 102nd Terrace, Oklahoma City, OK 73131	216,382	5/26/2027	6.50%
Greengrove	Arrived NC Greengrove, LLC	Arrived Short Term Notes, LLC	1200 Pavo Path, Wendell, NC 27591	370,000	6/3/2027	6.50%
Hawthorn	Arrived MS Hawthorn, LLC	Arrived Short Term Notes, LLC	3430 Oodie Lane, Southaven, MS 38672	323,000	6/17/2027	6.50%
Humphreys	Arrived TN Humphreys, LLC	Arrived Short Term Notes, LLC	6647 Prickly Loop, Ooltewah, TN 37363	380,000	3/24/2027	6.50%
Hutchins	Arrived TX Hutchins, LLC	Arrived Short Term Notes, LLC	1220 Ponchartrain Drive, Dallas, TX 75253	278,000	6/29/2027	6.50%
Jennie	Arrived MO Jennie, LLC	Arrived Short Term Notes, LLC	5473 Misty Crossing Court, Florissant, MO 63034	294,815	4/22/2027	6.50%
Joyce	Arrived AR Joyce, LLC	Arrived Short Term Notes, LLC	904 SW Loudon Drive, Bentonville, AR 72712	363,000	4/29/2027	6.50%
Kimble	Arrived OK Kimble, LLC	Arrived Short Term Notes, LLC	10812 S. 274th E. Ave, Coweta, OK 74429	265,000	6/10/2027	6.50%
Lavon	Arrived TX Lavon, LLC	Arrived Short Term Notes, LLC	3526 Fox Valley Lane, Crandall, TX 75114	273,000	6/29/2027	6.50%
Lendrum	Arrived TN Lendrum, LLC	Arrived Short Term Notes, LLC	7646 Belhaven Lane, Knoxville, TN 37918	330,791	2/20/2027	6.50%
Lincoln	Arrived TN Lincoln, LLC	Arrived Short Term Notes, LLC	4006 Wendell Road NE, Cleveland, TN 37323	281,893	5/19/2027	6.50%
Moraine	Arrived AR Moraine, LLC	Arrived Short Term Notes, LLC	8903 Preston Wood Drive, Fort Smith, AR 72916	213,000	5/19/2027	6.50%
Oakmont	Arrived TN Oakmont, LLC	Arrived Short Term Notes, LLC	4151 Hines Lane NE, Cleveland, TN 37323	276,673	3/30/2027	6.50%
Rattler	Arrived NM Rattler, LLC	Arrived Short Term Notes, LLC	10660 Aspiration Lane SW, Albuquerque, NM 87121	365,000	4/8/2027	6.50%
Ruby	Arrived OK Ruby, LLC	Arrived Short Term Notes, LLC	800 NE 102nd Terrace, Oklahoma City, OK 73131	222,665	6/17/2027	6.50%
Salsa	Arrived NC Salsa, LLC	Arrived Short Term Notes, LLC	3526 Marksbury Drive, Greensboro, NC 27405	310,000	4/8/2027	6.50%
Savannah	Arrived GA Savannah, LLC	Arrived Short Term Notes, LLC	54 Winslow Circle, Savannah, GA 31407	353,000	5/5/2027	6.50%
Skitt	Arrived TN Skitt, LLC	Arrived Short Term Notes, LLC	8334 Bright Water Drive, Ooltewah, TN 37363	391,315	1/30/2027	6.50%
Travis	Arrived MS Travis, LLC	Arrived Short Term Notes, LLC	155 Magnolia Heights Drive, Hernando, MS 38632	323,000	5/19/2027	6.50%
Winnebago	Arrived TN Winnebago, LLC	Arrived Short Term Notes, LLC	7661 Belhaven Lane, Knoxville, TN 37918	332,965	4/29/2027	6.50%
Zube	Arrived Series Zube, a series of Arrived Homes 4, LLC	Arrived Short Term Notes, LLC	3814 Magnolia Hills Drive, Northport, AL 35473	274,879	5/19/2027	6.50%
				$8,213,884

Series	Series Name	Lender	Address	Bridge financing, related party	Maturity Date	Interest Rate
Arcola	Arrived NC Arcola, LLC	Arrived Short Term Notes, LLC	3909 Arcola Way, Greensboro, NC 27405	295,415	6/4/2026	7.50%
Cher	Arrived Series Cher, a series of Arrived Homes 4, LLC	Arrived Short Term Notes, LLC	154 Southern Trail, Huntsville, AL 35811	285,121	5/27/2026	7.50%
Cranberry	Arrived TN Cranberry, LLC	Arrived Short Term Notes, LLC	2020 Southwood Circle, Morristown, TN 37813	295,750	6/17/2026	7.50%
Gentry	Arrived TN Gentry, LLC	Arrived Short Term Notes, LLC	1220 Cole Drive, Talbott, TN 37887	324,000	4/30/2026	7.50%
Sonny	Arrived Series Sonny, a series of Arrived Homes 4, LLC	Arrived Short Term Notes, LLC	153 Southern Trail, Huntsville, AL 35811	285,141	5/20/2026	7.50%
Troxler	Arrived NC Troxler, LLC	Arrived Short Term Notes, LLC	3513 Marksbury Drive, Greensboro, NC 27405	295,701	6/4/2026	7.50%
				$1,781,129

Bridge financing from related party is secured by each series property and bears interest-only terms, with all accrued interest due at maturity or repayment. As of December 31, 2025 and 2024, the Company has the ability and intent to extend or refinance these obligations beyond one year. Accordingly, all outstanding balances are classified as non-current liabilities in the consolidated and consolidating balance sheets.

The following is a summary of series that repaid the outstanding principal and accrued interest in full as of December 31, 2025 and 2024:

Series Name	Lender	Address	Repaid Principal
Arrived NC Arcola, LLC	Arrived Short Term Notes, LLC	3909 Arcola Way, Greensboro, NC 27405	$295,415
Arrived Series Cher, a series of Arrived Homes 4, LLC	Arrived Short Term Notes, LLC	154 Southern Trail, Huntsville, AL 35811	285,121
Arrived TN Cranberry, LLC	Arrived Short Term Notes, LLC	2020 Southwood Circle, Morristown, TN 37813	295,750
Arrived Series Funderburk, a series of Arrived Homes 4, LLC	Arrived Short Term Notes, LLC	2758 Lily Circle, Northport, AL 35473	246,000
Arrived TN Gentry, LLC	Arrived Short Term Notes, LLC	1220 Cole Drive, Talbott, TN 37887	324,000
Arrived MS Holly, LLC	Arrived Short Term Notes, LLC	2107 Hyacinth Lane, Hernando, MS 38632	299,000
Arrived TN Jasmine, LLC	Arrived Short Term Notes, LLC	100 Hartmann Crossing Drive, Lebanon, TN 37087	394,542
Arrived KY Kern, LLC	Arrived Short Term Notes, LLC	10056 Meadowvista Court, Independence, KY 41051	367,000
Arrived NC Olivia, LLC	Arrived Short Term Notes, LLC	3906 Arcola Way, Greensboro, NC 27405	301,000
Arrived NC Prakash, LLC	Arrived Short Term Notes, LLC	3504 Marksbury Dr, Greensboro, NC 27405	328,000
Arrived TN Rose, LLC	Arrived Short Term Notes, LLC	341 Arrowhead Drive, Johnson City, TN 37601	319,925
Arrived TN Satjanon, LLC	Arrived Short Term Notes, LLC	8587 Dewberry Drive, Ooltewah, TN 37363	352,032
Arrived KY Shawnee, LLC	Arrived Short Term Notes, LLC	9011 Auburn Woods Road, Louisville, KY 40214	295,216
Arrived Series Sonny, a series of Arrived Homes 4, LLC	Arrived Short Term Notes, LLC	153 Southern Trail, Huntsville, AL 35811	285,141
Arrived NC Troxler, LLC	Arrived Short Term Notes, LLC	3513 Marksbury Drive, Greensboro, NC 27405	295,701
			$4,683,843

Series Name	Lender	Address	Repaid Principal
Arrived TN Allen, LLC	Arrived Short Term Notes, LLC	702 Newtons Way, Kingsport, TN 37663	$282,495
Arrived TN Annadale, LLC	Arrived Short Term Notes, LLC	4349 Lone Oak Trail NE, Cleveland, TN 37323	321,876
Arrived Series Arnold, a series of Arrived Homes 4, LLC	Arrived Short Term Notes, LLC	316 McHenry Drive, Huntsville, AL 35811	308,212
Arrived TN Breckenridge, LLC	Arrived Short Term Notes, LLC	148 Breckenridge Trace, Kingsport, TN 37663	349,026
Arrived TN Bristol, LLC	Arrived Short Term Notes, LLC	805 Magnolia Ridge Drive, Blountville, TN 37617	324,188
Arrived TN Cole, LLC	Arrived Short Term Notes, LLC	1208 Cole Drive, Talbott, TN 37877	280,250
Arrived VA Commodore, LLC	Arrived Short Term Notes, LLC	2109 Richmond Avenue, Portsmouth, VA 23704	370,000
Arrived TN Cordelia, LLC	Arrived Short Term Notes, LLC	7814 Hancock Road, Chattanooga, TN 37416	336,127
Arrived Series Dan, a series of Arrived Homes 4, LLC	Arrived Short Term Notes, LLC	15678 Brickman Lane, Athens, AL 35613	264,737
Arrived KY Flintwood, LLC	Arrived Short Term Notes, LLC	10660 Fremont Drive, Independence, KY 41051	351,500
Arrived Series Gerald, a series of Arrived Homes 4, LLC	Arrived Short Term Notes, LLC	313 McHenry Drive, Huntsville, AL 35811	311,873
Arrived Series Harold, a series of Arrived Homes 4, LLC	Arrived Short Term Notes, LLC	315 McHenry Drive, Huntsville, AL 35811	308,144
Arrived Series Monterey, a series of Arrived Homes 4, LLC	Arrived Short Term Notes, LLC	14456 Mountain Stream Drive, Athens, AL 35613	281,792
Arrived GA Mystic, LLC	Arrived Short Term Notes, LLC	110 Autumn Gold Court, Augusta, GA 30906	292,000
Arrived TN Nicole, LLC	Arrived Short Term Notes, LLC	3036 Nicole Circle, Morristown, TN 37814	284,338
Arrived NM Resolana, LLC	Arrived Short Term Notes, LLC	1000 El Paseo St NW, Rio Ranch, NM 87144	278,825
Arrived TN Sachi, LLC	Arrived Short Term Notes, LLC	216 Belle Court, Talbott, TN 37877	320,000
Arrived MS Sandridge, LLC	Arrived Short Term Notes, LLC	2135 Hyacinth Lane, Hernando, MS 38632	322,000
Arrived AR Sanford, LLC	Arrived Short Term Notes, LLC	2004 W Long 17th Street, North Little Rock, AR 72114	170,525
Arrived TN Sullivan, LLC	Arrived Short Term Notes, LLC	1240 Stamp Lodge Road, Kingsport, TN 37660	306,286
Arrived TN Tyner, LLC	Arrived Short Term Notes, LLC	8227 Wind Lake Court, Ooltewah, TN 37363	398,098
Arrived TN Wendell, LLC	Arrived Short Term Notes, LLC	4022 Wendell Road Northeast, Cleveland, TN 37323	279,222
Arrived Series Westbury, a series of Arrived Homes 4, LLC	Arrived Short Term Notes, LLC	6079 Thorntons Way Circle NW, Huntsville, AL 35810	275,078
Arrived TN Westgate, LLC	Arrived Short Term Notes, LLC	813 Greene Meadow Drive, Talbott, TN 37877	325,850
Arrived TN Wizard, LLC	Arrived Short Term Notes, LLC	4146 Hines Lane Northeast, Cleveland, TN 37323	309,943
			$7,652,386

For the years ended December 31, 2025 and 2024, interest expense was $164,796 and $109,223, respectively.

NOTE 6: MEMBER’S EQUITY (DEFICIT)

Each series is managed by Arrived Fund Manager, LLC, a Delaware limited liability company and managing member of the Company. Pursuant to the terms of the operating agreement, the manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Company.

The manager will be responsible for directing the management of series business and affairs, managing the day-to-day affairs, and implementing the series investment strategy. The manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the series.

The manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The series expects the manager to make distributions on a quarterly basis. However, the manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

Membership Interests

For the years ended December 31, 2025 and 2024, the series closed on their public offerings with net proceeds of $5,396,560 and $8,885,334, respectively. The following table below outlines the details of the offerings by each series:

December 31, 2025
Series	# of Units Issued	Net proceeds from the issuance of membership units	Brokerage fee (1%)	Offering expense (2%)
500	$-	$-	$-	$-
Allen	-	-	-	-
Annadale	-	-	-	-
Arcola	36,230	335,520	3,623	7,247
Arnold	-	-	-	-
Aurora	-	-	-	-
Beanery	-	-	-	-
Breckenridge	-	-	-	-
Bristol	-	-	-	-
Brownster	-	-	-	-
Cher	33,906	313,904	3,391	6,785
Chesterfield	-	-	-	-
Cole	-	-	-	-
Commodore	-	-	-	-
Cordelia	-	-	-	-
Cranberry	37,216	344,416	3,737	7,477
Dan	-	-	-	-
Flintwood	-	-	-	-
Funderburk	31,163	288,642	3,117	6,241
Garnet	-	-	-	-
Gentry	40,674	376,588	4,067	8,135
Gerald	-	-	-	-
Greengrove	-	-	-	-
Harold	-	-	-	-
Hawthorn	-	-	-	-
Holly	37,314	345,414	3,731	7,465
Humphreys	-	-	-	-
Hutchins	-	-	-	-
Jasmine	51,241	473,976	5,124	10,330
Jennie	-	-	-	-
Joyce	-	-	-	-
Kern	44,997	415,952	4,568	9,140
Kimble	-	-	-	-
Lavon	-	-	-	-
Lendrum	-	-	-	-
Lincoln	-	-	-	-
Monterey	-	-	-	-
Moraine	-	-	-	-
Mystic	-	-	-	-
Nicole	-	-	-	-
Oakmont	-	-	-	-
Olivia	37,064	343,106	3,706	7,418
Prakash	40,137	371,529	4,014	8,027
Rattler	-	-	-	-
Resolana	-	-	-	-
Rose	40,877	378,467	4,088	8,175
Ruby	-	-	-	-
Sachi	60	594	6	-
Salsa	-	-	-	-
Sandridge	-	-	-	-
Sanford	-	-	-	-
Satjanon	44,492	411,841	4,449	8,910
Savannah	-	-	-	-
Shawnee	37,439	346,620	3,744	7,496
Skitt	-	-	-	-
Sonny	33,926	314,102	3,393	6,785
Sullivan	-	-	-	-
Travis	-	-	-	-
Troxler	36,270	335,889	3,627	7,254
Tyner	-	-	-	-
Wendell	-	-	-	-
Westbury	-	-	-	-
Westgate	-	-	-	-
Winnebago	-	-	-	-
Wizard	-	-	-	-
Zube	-	-	-	-
	$583,006	$5,396,560	$58,385	$116,885

December 31, 2024
Series	# of Units Issued	Net proceeds from the issuance of membership units	Brokerage fee (1%)	Offering expense (2%)
Allen	35,577	$329,307	$3,558	$7,115
Annadale	41,562	384,792	4,156	8,312
Arcola	-	-	-	-
Arnold	36,661	336,486	3,666	8,148
Breckenridge	43,833	405,679	4,383	8,768
Bristol	41,435	383,620	4,144	8,287
Cher	-	-	-	-
Cole	35,292	326,851	3,529	7,060
Commodore	46,289	428,543	4,629	9,258
Cordelia	41,945	388,235	4,195	8,391
Cranberry	-	-	-	-
Dan	35,563	329,231	3,556	7,113
Flintwood	43,762	405,072	4,376	8,752
Gentry	-	-	-	-
Gerald	37,185	342,658	3,744	7,929
Harold	37,072	341,678	3,707	7,895
Monterey	36,062	330,796	3,606	8,158
Mystic	36,662	339,452	3,666	7,332
Nicole	36,338	336,502	3,634	7,274
Resolana	35,012	324,215	3,501	7,004
Sachi	39,835	368,708	3,984	7,979
Sandridge	40,259	372,721	4,026	8,053
Sanford	21,474	198,878	2,147	4,295
Sonny	-	-	-	-
Sullivan	38,729	358,621	3,873	7,746
Troxler	-	-	-	-
Tyner	50,279	465,256	5,028	10,056
Wendell	35,126	324,941	3,548	7,101
Westbury	34,427	318,722	3,443	6,885
Westgate	41,097	380,641	4,110	8,219
Wizard	39,293	363,732	3,929	7,859
	960,769	$8,885,334	$96,137	$194,989

In connection with the public offering, each series incurred a brokerage fee of 1% of gross proceeds, which is paid directly to the broker and recorded as a deduction from gross proceeds. In accordance with the operating agreement, the manager received the following reimbursements, deducted from the gross proceeds of the offering. For the years ended December 31, 2025 and 2024, the manager received the following reimbursements of fees:

●	Out-of-pocket expenses: up to 2% of gross proceeds $116,885 and $194,989, respectively.

●	Sourcing fees: up to 3.5% of gross proceeds $172,180 and $287,530, respectively.

●	Financing and holding expenses: up to 2.5% of gross proceeds $86,050 and $143,700, respectively.

Distributions

As of December 31, 2025, and 2024, distributions to investors were made by 39 and 19 series, respectively, totaling $559,242 and $112,790, which were recognized as a reduction of members’ capital.

The following table presents total distributions to investors by series for the years ended December 31, 2025 and 2024:

Series	2025 Distributions	2024 Distributions
500	$-	$-
Allen	12,520	11,382
Annadale	16,749	-
Arcola	14,021	-
Arnold	16,534	3,556
Aurora	-	-
Beanery	-	-
Breckenridge	15,298	14,246
Bristol	16,947	-
Brownster	-	-
Cher	10,613	-
Chesterfield	-	-
Cole	20,187	6,176
Commodore	20,599	1,666
Cordelia	19,332	5,955
Cranberry	13,621	-
Dan	17,634	5,226
Flintwood	21,268	4,682
Funderburk	1,216	-
Garnet	-	-
Gentry	18,547	-
Gerald	14,056	1,078
Greengrove	-	-
Harold	7,044	1,112
Hawthorn	-	-
Holly	12,985	-
Humphreys	-	-
Hutchins	-	-
Jasmine	-	-
Jennie	-	-
Joyce	-	-
Kern	1,269	-
Kimble	-	-
Lendrum	-	-
Lincoln	-	-
Monterey	15,759	3,823
Moraine	-	-
Mystic	15,141	2,346
Nicole	21,512	6,432
Oakmont	-	-
Olivia	6,449	-
Prakash	6,703	-
Rattler	-	-
Resolana	15,300	5,496
Rose	1,038	-
Ruby	-	-
Sachi	16,876	-
Salsa	-	-
Sandridge	14,574	7,327
Sanford	13,937	7,172
Satjanon	14,149	-
Savannah	-	-
Shawnee	13,778	-
Skitt	-	-
Sonny	12,010	-
Sullivan	19,403	5,732
Travis	-	-
Troxler	16,757	-
Tyner	23,179	8,246
Wendell	16,685	-
Westbury	14,390	-
Westgate	14,504	11,135
Winnebago	-	-
Wizard	16,660	-
Zube	-	-
	$559,242	$112,790

NOTE 7: RELATED PARTY TRANSACTIONS

The series’ manager, Arrived Fund Manager, LLC, is a managing member with common management of the series.

Due from (to) Related Party

The series enter into various transactions with the manager and affiliates of the manager in the normal course of operating and financing activities. As of December 31, 2025 and 2024, certain series owed an aggregate of $800,077 and $97,258, respectively, to the manager, including amounts related to the initial funding for certain series property acquisitions. As of December 31, 2025 and 2024, certain series repaid the manager an aggregate of $718,880 and $1,217,916, respectively, after the series’ respective offerings. As of December 31, 2025 and 2024, certain series were owed an aggregate of $3,524 and $28,861, respectively, from the manager. These advances are interest-free for short term due to (from) related party and do not have defined repayment terms.

Deemed Contributions

During the years ended December 31, 2025 and 2024, certain series received deemed contributions from the manager, amounting to $78,523 and $76,158, respectively, in exchange for forgiveness of amounts previously due to the manager.

Management Compensation

The following table reflects details of the total fees paid by series to the manager for the years ended December 31, 2025 and 2024.

Series	Sourcing fees	Financing and holding expenses	Offering expenses	Asset management fee	Reimbursements of acquisition expenses	Property management fee, related party	Total
500	$-	$-	$-	$-	$-	$243	243
Allen	-	-	-	1,806	-	1,230	3,036
Annadale	-	-	-	2,099	-	1,171	3,270
Arcola	10,610	5,300	7,247	1,672	2,500	976	28,305
Arnold	-	-	-	1,891	-	1,207	3,099
Aurora	-	-	-	-	-	-	-
Beanery	-	-	-	-	-	-	-
Breckenridge	-	-	-	2,230	-	1,325	3,555
Bristol	-	-	-	2,092	-	1,293	3,385
Brownster	-	-	-	-	-	-	-
Cher	9,990	4,990	6,785	1,592	2,500	734	26,591
Chesterfield	-	-	-	-	-	85	85
Cole	-	-	-	1,770	-	1,291	3,061
Commodore	-	-	-	2,339	-	1,651	3,990
Cordelia	-	-	-	2,130	-	1,363	3,493
Cranberry	11,020	5,510	7,477	1,575	2,500	924	29,006
Dan	-	-	-	1,660	-	810	2,469
Flintwood	-	-	-	2,220	-	1,547	3,767
Funderburk	9,090	4,540	6,241	390	2,500	156	22,917
Garnet	-	-	-	-	-	-	-
Gentry	11,970	5,980	8,135	2,052	2,500	1,411	32,048
Gerald	-	-	-	1,895	-	955	2,850
Greengrove	-	-	-	-	-	-	-
Harold	-	-	-	1,875	-	847	2,722
Hawthorn	-	-	-	-	-	-	-
Holly	11,020	5,510	7,465	1,733	2,500	950	29,178
Humphreys	-	-	-	-	-	-	-
Hutchins	-	-	-	-	-	-	-
Jasmine	15,320	7,660	10,330	-	2,500	186	35,996
Jennie	-	-	-	-	-	114	114
Joyce	-	-	-	-	-	-	-
Kern	13,540	6,770	9,140	194	2,500	413	32,556
Kimble	-	-	-	-	-	-	-
Lavon	-	-	-	-	-	-	-
Lendrum	-	-	-	-	-	211	211
Lincoln	-	-	-	-	-	-	-
Monterey	-	-	-	1,829	-	864	2,693
Moraine	-	-	-	-	-	-	-
Mystic	-	-	-	1,848	-	1,051	2,899
Nicole	-	-	-	1,826	-	1,195	3,021
Oakmont	-	-	-	-	-	18	18
Olivia	10,940	5,470	7,418	782	2,500	1,026	28,135
Prakash	11,870	5,930	8,027	849	2,500	973	30,149
Rattler	-	-	-	-	-	-	-
Resolana	-	-	-	1,761	-	1,003	2,764
Rose	12,030	6,010	8,175	172	2,500	227	29,114
Ruby	-	-	-	-	-	-	-
Sachi	-	-	-	2,022	-	1,267	3,289
Salsa	-	-	-	-	-	31	31
Sandridge	-	-	-	2,034	-	1,166	3,200
Sanford	-	-	-	1,077	-	643	1,720
Satjanon	13,150	6,570	8,910	1,880	2,500	1,195	34,204
Savannah	-	-	-	-	-	-	-
Shawnee	11,020	5,510	7,496	1,575	2,500	1,076	29,177
Skitt	-	-	-	-	-	-	-
Sonny	9,990	4,990	6,785	1,757	2,500	772	26,793
Sullivan	-	-	-	1,950	-	1,195	3,145
Travis	-	-	-	-	-	-	-
Troxler	10,620	5,310	7,254	1,674	2,500	1,244	28,602
Tyner	-	-	-	2,567	-	1,387	3,954
Wendell	-	-	-	1,792	-	1,099	2,891
Westbury	-	-	-	1,740	-	907	2,647
Westgate	-	-	-	2,058	-	1,049	3,107
Winnebago	-	-	-	-	-	-	-
Wizard	-	-	-	1,990	-	1,378	3,369
Zube	-	-	-	-	-	-	-
	$172,180	$86,050	$116,885	$66,396	$37,500	$41,862	$520,873

Series	Sourcing fees	Financing and holding expenses	Offering expenses	Asset management fee	Reimbursements of acquisition expenses	Property management fee, related party	Total
Allen	$10,530	$5,260	$3,558	$1,054	$2,500	$791	$23,692
Annadale	12,240	6,120	4,156	341	2,500	(130)	25,227
Arcola	-	-	-	-	-	-	-
Arnold	12,210	6,100	3,666	524	2,500	251	25,251
Breckenridge	13,000	6,500	4,383	1,487	2,500	1,133	29,003
Bristol	12,200	6,100	4,144	174	2,500	-	25,118
Cher	-	-	-	-	-	-	-
Cole	10,320	5,160	3,529	590	2,500	372	22,471
Commodore	13,640	6,820	4,629	195	2,500	54	27,838
Cordelia	12,420	6,210	4,195	1,065	2,500	349	26,738
Cranberry	-	-	-	-	-	-	-
Dan	10,490	5,240	3,556	900	2,500	242	22,928
Flintwood	12,950	6,470	4,376	555	2,500	462	27,313
Gentry	-	-	-	-	-	(22)	(22)
Gerald	11,680	5,840	3,744	333	2,500	80	24,177
Harold	11,630	5,810	3,707	499	2,500	(16)	24,130
Monterey	12,040	6,020	3,606	860	2,500	101	25,127
Mystic	10,780	5,390	3,666	616	2,500	62	23,015
Nicole	10,650	5,320	3,634	609	2,500	393	23,105
Resolana	10,270	5,130	3,501	734	2,500	461	22,596
Sachi	11,790	5,890	3,984	169	2,500	(40)	24,292
Sandridge	11,860	5,930	4,026	678	2,500	751	25,745
Sanford	6,280	3,140	2,147	628	2,500	322	15,017
Sonny	-	-	-	-	-	-	-
Sullivan	11,370	5,680	3,873	650	2,500	445	24,518
Troxler	-	-	-	-	-	(44)	(44)
Tyner	14,970	7,480	5,028	1,711	2,500	464	32,153
Wendell	10,450	5,220	3,548	334	2,500	(53)	21,999
Westbury	10,150	5,070	3,443	145	2,500	(100)	21,207
Westgate	12,000	6,000	4,110	1,029	2,500	782	26,421
Wizard	11,610	5,800	3,929	498	2,500	(69)	24,268
	$287,530	$143,700	$96,137	$16,376	$62,500	$7,038	$613,282

NOTE 8: INCOME TAXES

Deferred tax assets and liabilities are recognized for temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, as well as for net operating loss carryforwards. As of December 31, 2025 and 2024, gross deferred tax assets were $81,979 and $106,467, respectively, primarily attributable to net loss carryforwards.

Deferred tax assets are recognized to the extent that management believes such amounts are more likely than not to be realized. In making this determination, management considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. Based on the cumulative losses incurred by the series in 2025 and 2024, management concluded that a full valuation allowance was required as of December 31, 2025 and 2024. Accordingly, a valuation allowance of $81,979 and $106,467 was recorded as of December 31, 2025 and 2024, respectively.

Deferred tax assets were calculated using the applicable federal and state tax rates of the Company and its series, which it estimated to range from 21.0% to 28.0% based on the state of the respective series. Because those deferred tax assets were fully offset by a valuation allowance, no net income tax benefit was recognized for 2025 or 2024. Accordingly, the effective tax rate was 0% for 2025 and 2024.

As of December 31, 2025 and 2024, the Company and its series had net operating loss carryforwards available to offset future taxable income in the amount of $322,318 and $395,077, respectively. These federal net operating loss carryforwards may be carried forward indefinitely; however, their utilization is generally limited to 80% of taxable income in any future year. State net operating loss carryforwards may have different carryforward periods and utilization limitations depending on the applicable jurisdiction.

The Company and its series' policy is to record interest and penalties associated with unrecognized tax benefits as a component of income tax expense in the statement of comprehensive income (loss). As of December 31, 2025 and December 31, 2024, the Company and its series had no unrecognized tax benefits and did not incur any interest or penalties related to uncertain tax positions. Accordingly, no accrual for uncertain tax positions was recorded as of those dates.

The Company and its series are not currently subject to any income tax audits in any taxing jurisdiction. U.S. federal and applicable state returns for tax years 2023 and forward remain subject to examination.

NOTE 9: SUBSEQUENT EVENTS

The following list represents acquisitions that were closed subsequent to December 31, 2025.

Series Member Name	Address	Closing Date	Closed Initial Raise
Humphreys	6647 Prickly Loop, Ooltewah, TN 37363	1/29/2026	$472,000
Skitt	8334 Bright Water Drive, Ooltewah, TN 37363	3/11/2026	227,380
Lendrum	7646 Belhaven Lane, Knoxville, TN 37918	1/12/2026	419,860
500	5233 Nail Road E, Olive Branch, MS 38654	2/5/2026	458,210
Rattler	10660 Aspiration Lane SW, Albuquerque, NM 87121	3/11/2026	456,970
Jennie	5473 Misty Crossing Court, Florissant, MO 63034	1/21/2026	393,120
Savannah	54 Winslow Circle, Savannah, GA 31407	3/5/2026	442,750
Chesterfield	807 Sun Valley Way, North Chesterfield, VA 23236	1/30/2026	510,440
Ruby	800 NE 102nd Terrace, Oklahoma City, OK 73131	2/27/2026	278,020
Hutchins	1220 Ponchartrain Drive, Dallas, TX 75253	3/27/2026	364,620
			$4,983,720

The following list represents escrow fundings closed subsequent to December 31, 2025.

Series Member Name	Address	Initial Closing Date	Amount of Membership Units	Initial Raise Amount
Lendrum	7646 Belhaven Lane, Knoxville, TN 37918	1/12/2026	41,986	$419,860
Jennie	5473 Misty Crossing Court, Florissant, MO 63034	1/21/2026	39,312	393,120
Humphreys	6647 Prickly Loop, Ooltewah, TN 37363	1/29/2026	47,200	472,000
Chesterfield	807 Sun Valley Way, North Chesterfield, VA 23236	1/30/2026	51,044	510,440
500	5233 Nail Road E, Olive Branch, MS 38654	2/5/2026	45,821	458,210
Travis	155 Magnolia Heights Drive, Hernando, MS 38632	2/13/2026	40,691	406,910
Moraine	8903 Preston Wood Drive, Fort Smith, AR 72916	2/27/2026	28,263	282,630
Ruby	800 NE 102nd Terrace, Oklahoma City, OK 73131	2/27/2026	27,802	278,020
Savannah	54 Winslow Circle, Savannah, GA 31407	3/5/2026	44,275	442,750
Skitt	8334 Bright Water Drive, Ooltewah, TN 37363	3/11/2026	30,458	304,580
Rattler	10660 Aspiration Lane SW, Albuquerque, NM 87121	3/11/2026	45,697	456,970
Garnet	812 NE 102nd Terrace, Oklahoma City, OK 73131	3/27/2026	27,081	270,810
Hutchins	1220 Ponchartrain Drive, Dallas, TX 75253	3/27/2026	36,462	364,620
Kimble	10812 S. 274th E. Ave, Coweta, OK 74429	4/13/2026	33,619	336,190
Hawthorn	3430 Oodie Lane, Southaven, MS 38672	4/15/2026	40,425	404,250
				$5,397,110

ITEM 8. EXHIBITS

Exhibit No.	Description
2.1*	Certificate of Formation of Arrived Homes 4, LLC
2.2*	Limited Liability Company Agreement of Arrived Homes 4, LLC
2.3*	First Amendment to Limited Liability Company Agreement of Arrived Homes 4, LLC
3.1*	Form of Series Designation of Arrived Series [*], a series of Arrived Homes 4, LLC
4.1*	Form of Subscription Agreement of Arrived Series [*], a Series of Arrived Homes 4, LLC
6.1*	Broker Dealer Agreement, dated March 5, 2024 between Arrived Homes 4, LLC and Dalmore Group, LLC
6.3*	Form of Promissory Note
6.4*	Form of Property Management Agreement dated [*], 202[*], between Marketplace Homes and Arrived Series [*], a series of Arrived Homes 4, LLC
6.5*	Purchase and Sale Agreement dated March 7, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Breckenridge Property
6.5.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Breckenridge dated March 19, 2024 for Arrived Series Breckenridge Property
6.6*	Purchase and Sale Agreement dated February 22, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Tyner Property
6.6.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Tyner dated March 22, 2024 for Arrived Series Tyner Property
6.7*	Purchase and Sale Agreement dated April 8, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Allen Property
6.7.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Allen dated April 8, 2024 for Arrived Series Allen Property
6.8*	Purchase and Sale Agreement dated April 27, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Cordelia Property
6.8.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Cordelia dated May 13, 2024 for Arrived Series Cordelia Property
6.9*	Purchase and Sale Agreement dated April 29, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Sanford Property
6.9.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Sanford dated May 7, 2024 for Arrived Series Sanford Property
6.10*	Purchase and Sale Agreement dated May 9, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Dan Property
6.10.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Dan dated May 16, 2024 for Arrived Series Dan Property
6.11*	Purchase and Sale Agreement dated May 23, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Monterey Property
6.11.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Monterey dated May 27, 2024 for Arrived Series Monterey Property
6.12*	Purchase and Sale Agreement dated January 2, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Resolana Property
6.12.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Resolana dated April 17, 2024 for Arrived Series Resolana Property
6.12.2*	Counteroffer to Offer dated January 7, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Resolana Property
6.13*	Purchase and Sale Agreement dated May 3, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Westgate Property

6.13.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Westgate dated May 22, 2024 for Arrived Series Westgate Property
6.13.2*	Counteroffer to Offer dated May 3, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Westgate Property
6.14*	Purchase and Sale Agreement dated August 2, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Arnold Property
6.14.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Arnold dated June 28, 2024 for Arrived Series Arnold Property
6.14.2*	Addendum to Purchase and Sale Agreement dated August 2, 2024 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Arnold Property
6.14.3*	Addendum to Purchase and Sale Agreement dated August 2, 2024 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Arnold Property
6.15*	Purchase and Sale Agreement dated August 2, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Gerald Property
6.15.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Gerald dated June 10, 2024 for Arrived Series Gerald Property
6.15.2*	Addendum to Purchase and Sale Agreement dated August 2, 2024 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Gerald Property
6.16*	Purchase and Sale Agreement dated May 23, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Harold Property
6.16.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Harold dated July 2, 2024 for Arrived Series Harold Property
6.16.2*	Addendum to Purchase and Sale Agreement dated August 2, 2024 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Harold Property
6.17*	Purchase and Sale Agreement dated May 8, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Mystic Property
6.17.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Mystic dated June 20, 2024 for Arrived Series Mystic Property
6.18*	Purchase and Sale Agreement dated June 27, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Nicole Property
6.18.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Nicole dated July 2, 2024 for Arrived Series Nicole Property
6.19*	Purchase and Sale Agreement dated May 9, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Sandridge Property
6.19.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Sandridge dated June 20, 2024 for Arrived Series Sandridge Property
6.20*	Purchase and Sale Agreement dated May 9, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Sullivan Property
6.20.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Sullivan dated June 10, 2024 for Arrived Series Sullivan Property
6.21*	Purchase and Sale Agreement dated June 28, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Wendell Property
6.21.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Wendell dated July 2, 2024 for Arrived Series Wendell Property
6.22*	Purchase and Sale Agreement dated June 28, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Wizard Property
6.22.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Wizard dated July 2, 2024 for Arrived Series Wizard Property

6.23*	Purchase and Sale Agreement dated July 26, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Annadale Property
6.23.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Annadale dated August 6, 2024 for Arrived Series Annadale Property
6.24*	Purchase and Sale Agreement dated June 28, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Cole Property
6.24.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Cole dated July 11, 2024 for Arrived Series Cole Property
6.25*	Purchase and Sale Agreement dated June 28, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Flintwood Property
6.25.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Flintwood dated July 11, 2024 for Arrived Series Flintwood Property
6.26*	Purchase and Sale Agreement dated September 19, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Bristol Property
6.26.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Bristol dated October 1, 2024 for Arrived Series Bristol Property
6.27*	Purchase and Sale Agreement dated September 25, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Cher Property
6.27.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Cher dated October 3, 2024 for Arrived Series Cher Property
6.28*	Purchase and Sale Agreement dated May 23, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Commodore Property
6.28.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Commodore dated June 28, 2024 for Arrived Series Commodore Property
6.29*	Purchase and Sale Agreement dated August 26, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Sachi Property
6.29.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Sachi dated September 16, 2024 for Arrived Series Sachi Property
6.30*	Purchase and Sale Agreement dated September 30, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Satjanon Property
6.30.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Satjanon dated October 3, 2024 for Arrived Series Satjanon Property
6.31*	Purchase and Sale Agreement dated September 25, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Sonny Property
6.31.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Sonny dated October 3, 2024 for Arrived Series Sonny Property
6.32*	Purchase and Sale Agreement dated August 20, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Westbury Property
6.32.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Westbury dated September 16, 2024 for Arrived Series Westbury Property
6.32.2*	Counteroffer to Offer dated August 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Westbury Property
6.33*	Purchase and Sale Agreement dated September 27, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Arcola Property
6.33.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Arcola dated November 20, 2024 for Arrived Series Arcola Property
6.34*	Purchase and Sale Agreement dated December 11, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Cranberry Property
6.34.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Cranberry dated December 11, 2024 for Arrived Series Cranberry Property
6.35*	Purchase and Sale Agreement dated September 10, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Gentry Property
6.35.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Gentry dated September 23, 2024 for Arrived Series Gentry Property
6.36*	Purchase and Sale Agreement dated December 10, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Holly Property
6.36.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Holly dated December 20, 2024 for Arrived Series Holly Property
6.37*	Purchase and Sale Agreement dated September 23, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Shawnee Property
6.37.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Shawnee dated October 21, 2024 for Arrived Series Shawnee Property
6.38*	Purchase and Sale Agreement dated September 27, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Troxler Property
6.38.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Troxler dated November 20, 2024 for Arrived Series Troxler Property
6.39*	Purchase and Sale Agreement dated February 7, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Olivia Property

6.39.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Olivia dated January 4, 2025 for Arrived Series Olivia Property
6.40*	Purchase and Sale Agreement dated February 7, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Prakash Property
6.40.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Prakash dated January 25, 2025 for Arrived Series Prakash Property
6.41*	NCPS PPEX ATS Company Agreement
6.42*	Secondary Brokerage Agreement
6.43*	NCIT Software and Services License Agreement
6.44*	Purchase and Sale Agreement dated June 30, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Funderburk Property
6.44.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Funderburk dated July 16, 2025 for Arrived Series Funderburk Property
6.45*	Purchase and Sale Agreement dated June 10, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Humphreys Property
6.45.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Humphreys dated July 23, 2025 for Arrived Series Humphreys Property
6.46*	Purchase and Sale Agreement dated June 10, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Jasmine Property
6.46.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Jasmine dated July 16, 2025 for Arrived Series Jasmine Property
6.47*	Purchase and Sale Agreement dated July 7, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Kern Property
6.47.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Kern dated July 23, 2025 for Arrived Series Kern Property
6.48*	Purchase and Sale Agreement dated July 23, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Lendrum Property
6.48.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Lendrum dated July 23, 2025 for Arrived Series Lendrum Property
6.49*	Purchase and Sale Agreement dated June 24, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Rose Property
6.49.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Rose dated July 16, 2025 for Arrived Series Rose Property
6.50*	Purchase and Sale Agreement dated July 2, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Skitt Property
6.50.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Skitt dated July 16, 2025 for Arrived Series Skitt Property
6.51*	Purchase and Sale Agreement dated August 6, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series 500 Property
6.51.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series 500 dated August 13, 2025 for Arrived Series 500 Property
6.52*	Purchase and Sale Agreement dated October 9, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Brownster Property
6.52.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Brownster dated October 31, 2025 for Arrived Series Brownster Property
6.53*	Purchase and Sale Agreement dated October 9, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Chesterfield Property
6.53.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Chesterfield dated October 29, 2025 for Arrived Series Chesterfield Property
6.54*	Purchase and Sale Agreement dated September 9, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Jennie Property
6.54.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Jennie dated September 17, 2025 for Arrived Series Jennie Property
6.55*	Purchase and Sale Agreement dated September 24, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Joyce Property
6.55.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Joyce dated October 6, 2025 for Arrived Series Joyce Property
6.56*	Purchase and Sale Agreement dated August 21, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Rattler Property
6.56.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Rattler dated September 12, 2025 for Arrived Series Rattler Property

6.57*	Purchase and Sale Agreement dated September 24, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Savannah Property
6.57.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Savannah dated October 31, 2025 for Arrived Series Savannah Property
6.58*	Purchase and Sale Agreement dated October 17, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Travis Property
6.58.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Travis dated November 5, 2025 for Arrived Series Travis Property
6.59*	Purchase and Sale Agreement dated October 18, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Garnet Property
6.59.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Garnet dated November 8, 2025 for Arrived Series Garnet Property
6.60*	Purchase and Sale Agreement dated November 20, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Hawthorn Property
6.60.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Hawthorn dated December 1, 2025 for Arrived Series Hawthorn Property
6.61*	Purchase and Sale Agreement dated November 8, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Hutchins Property
6.61.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Hutchins dated December 1, 2025 for Arrived Series Hutchins Property
6.62*	Purchase and Sale Agreement dated October 21, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Kimble Property
6.62.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Kimble dated November 8, 2025 for Arrived Series Kimble Property
6.63*	Purchase and Sale Agreement dated November 19, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Lavon Property
6.63.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Lavon dated December 3, 2025 for Arrived Series Lavon Property
6.63.2*	Addendum to Purchase and Sale Agreement dated December 5, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Lavon Property
6.64*	Purchase and Sale Agreement dated October 22, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Moraine Property
6.64.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Moraine dated November 8, 2025 for Arrived Series Moraine Property
6.65*	Purchase and Sale Agreement dated October 18, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Ruby Property
6.65.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Ruby dated November 26, 2025 for Arrived Series Ruby Property
6.66*	Purchase and Sale Agreement dated October 28, 2025 between Arrived Holdings, Inc./Assignee and Seller for Series Zube Property
6.66.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Zube dated November 5, 2025 for Arrived Series Zube Property
99.1*	Valuation Policy

*	Previously filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARRIVED HOMES 4, LLC

By:	Arrived Fund Manager, LLC, its managing member

By:	/s/ Ryan Frazier
	Name:	Ryan Frazier
	Title:	Chief Executive Officer
	Date:	April 29, 2026

Pursuant to the requirements of Regulation A, this report has been signed by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

SIGNATURE		TITLE	DATE

/s/ Ryan Frazier		Chief Executive Officer of Arrived Holdings, Inc.	April 29, 2026
Ryan Frazier		(principal executive officer)
Chief Executive Officer and Director of Arrived Homes 4, LLC

/s/ Sue Korn		Principal Financial and	April 29, 2026
Sue Korn		Accounting Officer of Arrived Holdings, Inc.
Principal Financial and Accounting Officer of Arrived Homes 4, LLC

/s/ Kenneth Cason		Chief Technology Officer of Arrived Holdings, Inc.	April 29, 2026
Kenneth Cason		Chief Technology Officer and Director of Arrived Homes 4, LLC

Arrived Fund Manager, LLC		Managing Member	April 29, 2026

By:	/s/ Ryan Frazier
Name:	Ryan Frazier
Title:	Chief Executive Officer